Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT

dated as of July 23, 2013

to the

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

December 10, 2009

among

HANESBRANDS, INC.,

as the Borrower,

AND THE LENDERS, AGENTS AND OTHER PARTIES THERETO

J.P. MORGAN SECURITIES LLC,

BARCLAYS BANK PLC,

HSBC SECURITIES (USA) INC.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

and

PNC CAPITAL MARKETS LLC

as Joint Lead Arrangers and Joint Bookrunners,

BANK OF AMERICA, N.A.,

BARCLAYS BANK PLC,

BRANCH BANKING & TRUST COMPANY,

HSBC SECURITIES (USA) INC.

and

PNC BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents,

SUNTRUST BANK,

as Documentation Agent,

THE BANK OF NOVA SCOTIA,

COMPASS BANK,

FIFTH THIRD BANK,

GOLDMAN SACHS BANK USA,

REGIONS BANK

and

THE ROYAL BANK OF SCOTLAND PLC,

as Managing Agents

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

THIRD AMENDMENT

This Third Amendment, dated as of July 23, 2013 (this “Amendment”), to that certain Amended and Restated Credit Agreement, dated as of December 10, 2009 (as previously amended, the “Existing Credit Agreement”; as amended by this Amendment, the “Credit Agreement”), among Hanesbrands Inc., a Maryland corporation (the “Borrower”), the various financial institutions and other persons from time to time party thereto (the “Lenders”), Barclays Bank PLC and Goldman Sachs Credit Partners L.P., as the co-documentation agents, Bank of America, N.A. and HSBC Securities (USA) Inc., as the co-syndication agents, JPMorgan Chase Bank, N.A., as the administrative agent and collateral agent (in its capacity as the administrative agent, the “Administrative Agent”) and J.P. Morgan Securities LLC, Banc of America Securities LLC, HSBC Securities (USA) Inc. and Barclays Capital, the investment banking division of Barclays Bank PLC, as the joint lead arrangers and joint bookrunners. Capitalized terms used herein but not defined herein are used as defined in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to the Existing Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended to, among other things, extend the termination date of the Revolving Loan Commitments and increase the Revolving Loan Commitment Amount in the manner set forth herein;

WHEREAS, the Required Lenders are willing to agree to this Amendment on the terms, and subject to the conditions, set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations set forth herein and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2. Amendments. The Existing Credit Agreement is hereby amended as of the Third Amendment Effective Date (as defined below) in accordance with Exhibit B hereto: by (a) deleting each term thereof which is lined out and (b) inserting each term thereof which is double underlined, in each case in the place where such term appears therein.

SECTION 3. Extension of Maturity Date. On the Third Amendment Effective Date, each Extending Revolving Loan Lender hereby extends the Stated Maturity Date as applicable to all of its Revolving Loan Commitment (as set forth on Schedule I to this Amendment) to the Extended Termination Date (i.e., July 23, 2018).

SECTION 4. Conditions Precedent. This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the “Third Amendment Effective Date”):

(a) Certain Documents. The Administrative Agent shall have received each of the following:

(i) this Amendment, duly executed by the Borrower, each Subsidiary Guarantor and the Administrative Agent (on behalf of the Required Lenders);

(ii) the amendment to the Guaranty and to the Security Agreement, in the form set forth hereto as Exhibit C (the “GSA Amendment”), duly executed by the Borrower, each Subsidiary Guarantor and the Administrative Agent (on behalf of the Required Lenders);

(iii) a certificate of each Obligor, duly executed and delivered by such Obligor’s Secretary or Assistant Secretary, managing member or general partner, as applicable, as to (A) resolutions of each such Obligor’s Board of Directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing, to the extent relevant, all aspects of this Amendment applicable to such Obligor and the execution, delivery and performance of this Amendment and the GSA Amendment and the transactions contemplated hereby and thereby, (B) the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Obligor and (C) the full force and validity of each Organic Document of such Obligor and copies thereof;

(iv) a solvency certificate in form and substance satisfactory to the Administrative Agent, dated the Third Amendment Effective Date, duly executed and delivered by the chief financial or accounting Authorized Officer or Treasurer of the Borrower; and

(v) an Acknowledgment and Consent to Amendment, in the form set forth hereto as Exhibit A, duly executed by Lenders constituting the Required Lenders immediately prior to the effectiveness of the Amendment.

(b) Payment of Fees, Costs and Expenses. The Administrative Agent and the consenting Lenders shall have received from the Borrower or the Administrative Agent, as applicable (i) a consent fee for the account of each Lender consenting to this Amendment by 5:00 p.m. (New York City time) on or before July 22, 2013, in an amount equal to (x) 0.10% of each such consenting Lender’s Revolving Loan Commitment as of immediately prior to this Amendment (the “Existing Commitment”) and (y) the Applicable New Money Percentage of such consenting Lender’s Revolving Loan Commitment above the amount of such Lender’s respective Existing Commitment, and (ii) all other fees required to be paid, and all reasonable out-of-pocket costs and expenses for which invoices have been presented two Business Days prior to the Third Amendment Effective Date (including the reasonable fees and expenses of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent) as required by Section 10.3 of the Credit Agreement. “Applicable New Money Percentage” means, with respect to a Lender, the applicable percentage set forth below corresponding to the relevant amount of such Lender’s Revolving Loan Commitment:

Revolving Loan Commitment	Applicable New Money Percentage
Less than $50,000,000	0.25%
Greater than or equal to $50,000,000 but less than $85,000,000	0.30%
Greater than or equal to $85,000,000	0.35%

(c) Financial Information; Projections. The Administrative Agent and the consenting Lenders shall have received (i) audited consolidated financial statements of the Borrower for the three most recent fiscal years, (ii) unaudited consolidated financial statements of the Borrower for each fiscal quarter ended after the latest fiscal year referred to in clause (i) above, and at least 45 days prior to the Third Amendment Effective Date, and unaudited consolidated financial statements for the same period of the prior fiscal year, and (iii) all other financial statements for completed or pending acquisitions that may be required under Regulation S-X of the Securities Act of 1933, as amended. The Administrative Agent and the consenting Lenders shall have received detailed projected financial statements of the Borrower and its Subsidiaries for the five Fiscal Years ended after the Third Amendment Effective Date.

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(d) Approvals. All government and third party approvals necessary in connection with the financing contemplated hereby and the continuing operations of the Borrower shall have been obtained on terms reasonably satisfactory to the Administrative Agent. There shall not exist any action, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect on the Borrower and its subsidiaries (taken as a whole), this Amendment or the financing contemplated hereby.

(e) Opinions of Counsel. The Administrative Agent shall have received opinions, dated the Third Amendment Effective Date and addressed to the Agents and all Lenders, from (i) Kirkland & Ellis LLP, counsel to the Obligors, in form and substance reasonably satisfactory to the Administrative Agent, (ii) Maryland counsel to the Borrower, in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, (iii) Colorado counsel to HanesBrands Direct, LLC, in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and (iv) Kansas counsel to Event 1, Inc., in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(f) Debt Rating. The Borrower shall have obtained a senior secured debt rating (of any level) in respect of the Loans from each of S&P and Moody’s, which ratings (of any level) shall remain in effect on the Third Amendment Effective Date.

(g) Representations and Warranties. Each of the representations and warranties contained in Section 5 below shall be true and correct.

SECTION 5. Representations and Warranties. The Borrower and each Subsidiary Guarantor hereby represents to the Administrative Agent and each Lender, as follows:

(a) After giving effect to this Amendment and the GSA Amendment, each of the representations and warranties in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent that such representation or warranty is already qualified as to materiality) on and as of the date hereof as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except to the extent that such representation or warranty is already qualified as to materiality) as of such earlier date;

(b) The Borrower and each Subsidiary Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Amendment and the GSA Amendment, this Amendment and the GSA Amendment have each been duly executed and delivered by the Borrower and each Subsidiary Guarantor, and this Amendment and the GSA Amendment are each the legal, valid and binding obligation of the Borrower and each Subsidiary Guarantor, enforceable against each in accordance with each of their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors’ rights generally and by principles of equity; and

(c) At the time of and immediately after giving effect to this Amendment and the GSA Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 6. Costs and Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, in accordance with and to the extent required by Section 10.3 of the Credit Agreement.

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SECTION 7. Reference to and Effect on the Loan Documents; Real Property Obligations.

(a) As of the Third Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement.

(b) Except as expressly amended hereby or by the GSA Amendment, all of the terms and provisions of the Existing Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, any Lender or any Issuer under the Existing Credit Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Existing Credit Agreement or any Loan Document except as and to the extent expressly set forth herein.

(d) Each of the Borrower and (by its acknowledgment hereof as set forth on the signature pages hereto) each Subsidiary Guarantor hereby confirms that the guaranties, security interests and liens granted pursuant to the Loan Documents (as amended hereby and by the GSA Amendment) continue to guarantee and secure the Obligations as set forth in the Loan Documents (as amended hereby and by the GSA Amendment) and that such guaranties, security interests and liens remain in full force and effect.

(e) It is hereby agreed that, with respect to each parcel of real property listed on Schedule 6.9(a) hereto, the Borrower shall deliver to the Administrative Agent within 90 days of the Third Amendment Effective Date (or within such other longer period as to which the Administrative Agent may reasonably agree): (i) an amendment to the Mortgage on such mortgaged property in form and substance reasonably satisfactory to the Administrative Agent, (ii) a “date-down” endorsement to the existing title insurance policy (or a “reissued title policy”) for such mortgaged property issued by the title company that issued such existing title insurance policy or by another title company reasonably acceptable to the Administrative Agent, which endorsement shall update the effective date of such existing title insurance policy and amend the description of the insured existing Mortgage to include the amendment to such existing Mortgage and (iii) reasonably satisfactory evidence that the Borrower has paid all premiums in respect of the endorsement to the existing title policy (or the reissued title policy) for such mortgaged property, as well as any charges for Mortgage recording taxes and Mortgage filing fees payable in connection with the recording of the amendment to the Mortgage for such mortgaged property. Item 6.9(a) of the Disclosure Schedule to the Existing Credit Agreement is hereby amended as of the Third Amendment Effective Date by deleting the table therein and inserting in its place the table in Schedule 6.9(a) hereto.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Receipt by the Administrative Agent of a facsimile or pdf (or other electronic transmission) copy of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.

SECTION 9. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to the conflicts of laws provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which the parties hereto agree apply hereto).

SECTION 10. Loan Document and Integration. This Amendment is a Loan Document, and together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

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SECTION 11. Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

SECTION 12. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, as of the date indicated above.

JPMORGAN CHASE BANK, N.A., as the Administrative Agent

By:	/s/ James A. Knight
Name: James A. Knight Title: Vice President

HANESBRANDS INC., as Borrower

By:	/s/ Donald Cook
Name: Donald Cook Title: Treasurer

For the purposes of Sections 5 and 7(d) hereof, each Subsidiary Guarantor set forth below (i) makes the representations set forth in Section 5 hereof on the Third Amendment Effective Date (as defined above) and (ii) hereby consents to this Amendment and confirms that all guaranties, security interests and Liens granted by it, and all its other obligations, pursuant to the Loan Documents (as amended hereby) remain in full force and effect.

BA INTERNATIONAL, L.L.C.

CARIBESOCK, INC.

CARIBETEX, INC.

CASA INTERNATIONAL, LLC

CEIBENA DEL, INC.

HANES MENSWEAR, LLC

HANES PUERTO RICO, INC.

HANESBRANDS DIRECT, LLC

HANESBRANDS DISTRIBUTION, INC.

HBI BRANDED APPAREL ENTERPRISES, LLC

HBI BRANDED APPAREL LIMITED, INC.

HBI INTERNATIONAL, LLC

HBI SOURCING, LLC

INNER SELF LLC

PLAYTEX DORADO, LLC

PLAYTEX INDUSTRIES, INC.

SEAMLESS TEXTILES, LLC

UPCR, INC.

UPEL, INC.

GEARCO, INC.

GFSI HOLDINGS, INC.

GFSI INC.

CC PRODUCTS, INC.

EVENT 1, INC.

HANESBRANDS EXPORT CANADA LLC

By:	/s/ Donald Cook
Name: Donald Cook Title: Treasurer

SCHEDULE I

REVOLVING LOAN COMMITMENTS

Revolving Loan Lender	Extended Revolving Loan Commitment
JPMorgan Chase Bank, N.A.	$123,000,000
Bank of America, N.A.	$123,000,000
Barclays Bank PLC	$123,000,000
BBVA Compass	$30,000,000
Branch Banking and Trust Company	$100,000,000
Citizens Bank of Pennsylvania	$30,000,000
Capital One Leverage Finance Corp.	$25,000,000
Fifth Third Bank	$50,000,000
Goldman Sachs Bank USA	$25,000,000
HSBC Bank USA, National Association	$123,000,000
Israel Discount Bank of New York	$25,000,000
Northern Trust Company	$35,000,000
PNC Bank, National Association	$123,000,000
Regions Bank	$30,000,000
Scotiabanc Inc.	$50,000,000
SunTrust Bank	$85,000,000

Total	$1,100,000,000

SCHEDULE 6.9(a)

ITEM 6.9(a) Mortgaged Property

Facility Name	Address
Clarksville	1904 W Clark Rd Clarksville, AR 72830
Oak Summit	1000 E Hanes Mill Rd Winston Salem, NC 27105
Martinsville VSC	380 Beaver Creek Dr Martinsville, VA 24112

EXHIBIT A

ACKNOWLEDGMENT AND CONSENT TO AMENDMENT

To:	JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
277 Park Avenue
New York, NY 10017

Attention: James A Knight

RE: HANESBRANDS INC.

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 10, 2009, as amended by the First Amendment thereto, dated as of February 17, 2011 and the Second Amendment thereto, dated as of July 13, 2012 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Hanesbrands Inc., a Maryland corporation (the “Borrower”), the various financial institutions and other persons from time to time party thereto (the “Lenders”), Barclays Bank PLC and Goldman Sachs Credit Partners L.P., as the co-documentation agents, Bank of America, N.A. and HSBC Securities (USA) Inc., as the co-syndication agents, JPMorgan Chase Bank, N.A., as the administrative agent and collateral agent (in its capacity as the administrative agent, the “Administrative Agent”) and J.P. Morgan Securities LLC, Banc of America Securities LLC, HSBC Securities (USA) Inc. and Barclays Capital, the investment banking division of Barclays Bank PLC, as the joint lead arrangers and joint bookrunners. Capitalized terms used herein but not defined herein are used as defined in the Credit Agreement.

The Borrower has requested that the Lenders consent to an amendment to the Credit Agreement on the terms described in the Third Amendment to the Credit Agreement (the “Amendment”), the form of which is attached hereto.

Pursuant to Section 10.1 of the Credit Agreement, the undersigned Lender hereby consents to the terms of the Amendment and authorizes the Administrative Agent to execute and deliver the Amendment on its behalf.

Very truly yours,

[Name of Lender], as an Extending Revolving Loan Lender

By:
Name: Title:

Dated as of July     , 2013

EXECUTION VERSION

EXHIBIT B

AMENDED AND RESTATED CREDIT AGREEMENT,

dated as of December 10, 2009,

as amended by the First Amendment,

dated as of February 17, 2011 ~~and~~, by the

Second Amendment, dated as of July 13, 2012

and by the Third Amendment, dated as of July 23, 2013

among

HANESBRANDS INC.,

as the Borrower,

VARIOUS FINANCIAL INSTITUTIONS AND

OTHER PERSONS FROM TIME TO TIME

PARTY TO THIS AGREEMENT

as the Lenders,

~~BARCLAYS BANK PLC and GOLDMAN SACHS CREDIT PARTNERS L.P.~~

~~as the Co-Documentation Agents,~~

BANK OF AMERICA, N.A. ~~and~~ , BARCLAYS BANK PLC, BRANCH BANKING & TRUST

COMPANY, HSBC SECURITIES (USA) INC. and PNC BANK, NATIONAL ASSOCIATION,

as the Co-Syndication Agents,

SUNTRUST BANK,

as the Documentation Agent,

THE BANK OF NOVA SCOTIA, COMPASS BANK, FIFTH THIRD BANK, GOLDMAN

SACHS BANK USA, REGIONS BANK and THE ROYAL BANK OF SCOTLAND PLC,

as the ~~Co-Syndication~~Managing Agents,

and

JPMORGAN CHASE BANK, N.A.,

as the Administrative Agent and the Collateral Agent

J.P. MORGAN SECURITIES ~~IN~~LLC~~.~~,

BARCLAYS BAN~~C~~K ~~OF AMERICA SECURITIES L~~PLC,

HSBC SECURITIES (USA) INC.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

~~BARCLAYS~~PNC CAPITAL~~,~~ MARKETS LLC

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page
Table of Contents

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS	1
SECTION 1.1 Defined Terms	1
SECTION 1.2 Use of Defined Terms	~~34~~37
SECTION 1.3 Cross-References	~~34~~37
SECTION 1.4 Accounting and Financial Determinations	~~34~~37

ARTICLE II COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES, NOTES AND LETTERS OF CREDIT	~~35~~38
SECTION 2.1 Commitments	~~35~~38
SECTION 2.2 Reduction of the Commitment Amounts	~~37~~40
SECTION 2.3 Borrowing Procedures	~~37~~40
SECTION 2.4 Continuation and Conversion Elections	~~39~~42
SECTION 2.5 Funding	~~39~~42
SECTION 2.6 Issuance Procedures	~~40~~43
SECTION 2.7 Register; Notes	~~44~~47
SECTION 2.8 [Reserved]	~~45~~48
SECTION 2.9 Incremental Facilities	~~45~~48

ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES	~~46~~50
SECTION 3.1 Repayments and Prepayments; Application	~~46~~50
SECTION 3.2 Interest Provisions	~~49~~52
SECTION 3.3 Fees	~~50~~54

ARTICLE IV CERTAIN LIBO RATE AND OTHER PROVISIONS	~~51~~55
SECTION 4.1 LIBO Rate Lending Unlawful	~~51~~55
SECTION 4.2 Deposits Unavailable	~~51~~55
SECTION 4.3 Increased LIBO Rate Loan Costs, etc.	~~52~~55
SECTION 4.4 Funding Losses	~~52~~56
SECTION 4.5 Increased Capital Costs	~~53~~56
SECTION 4.6 Taxes	~~53~~57
SECTION 4.7 Payments, Computations; Proceeds of Collateral, etc.	~~56~~60
SECTION 4.8 Sharing of Payments	~~57~~61
SECTION 4.9 Setoff	~~58~~61
SECTION 4.10 Mitigation	~~58~~62
SECTION 4.11 Removal of Lenders	~~58~~62
SECTION 4.12 Limitation on Additional Amounts, etc.	~~59~~63
SECTION 4.13 Defaulting Lenders	~~59~~63

ARTICLE V CONDITIONS TO CREDIT EXTENSIONS	~~62~~65
SECTION 5.1 Initial Credit Extension	~~62~~65
SECTION 5.2 All Credit Extensions	~~65~~69

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ARTICLE VI REPRESENTATIONS AND WARRANTIES	~~66~~70
SECTION 6.1 Organization, etc.	~~66~~70
SECTION 6.2 Due Authorization, Non-Contravention, etc.	~~66~~70
SECTION 6.3 Government Approval, Regulation, etc.	~~67~~70
SECTION 6.4 Validity, etc.	~~67~~71
SECTION 6.5 Financial Information	~~67~~71
SECTION 6.6 No Material Adverse Change	~~68~~71
SECTION 6.7 Litigation, Labor Controversies, etc.	~~68~~71
SECTION 6.8 Subsidiaries	~~68~~72
SECTION 6.9 Ownership of Properties	~~68~~72
SECTION 6.10 Taxes	~~68~~72
SECTION 6.11 Pension and Welfare Plans	~~68~~72
SECTION 6.12 Environmental Warranties	~~69~~72
SECTION 6.13 Accuracy of Information	~~70~~74
SECTION 6.14 Regulations U and X	~~70~~74
SECTION 6.15 Compliance with Contracts, Laws, etc.	~~70~~74
SECTION 6.16 Solvency	~~71~~74

ARTICLE VII COVENANTS	~~71~~75
SECTION 7.1 Affirmative Covenants	~~71~~75
SECTION 7.2 Negative Covenants	~~77~~81

ARTICLE VIII EVENTS OF DEFAULT	~~92~~96
SECTION 8.1 Listing of Events of Default	~~92~~96
SECTION 8.2 Action if Bankruptcy	~~95~~99
SECTION 8.3 Action if Other Event of Default	~~95~~99

ARTICLE IX THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT; THE LEAD ARRANGERS, THE SYNDICATION AGENT AND THE DOCUMENTATION AGENT	~~95~~99
SECTION 9.1 Actions	~~95~~99
SECTION 9.2 Funding Reliance, etc.	~~96~~100
SECTION 9.3 Exculpation	~~96~~100
SECTION 9.4 Successor	~~97~~100
SECTION 9.5 Loans by JPMorgan Chase Bank	~~97~~101
SECTION 9.6 Credit Decisions	~~97~~101
SECTION 9.7 Copies, etc.	~~98~~101
SECTION 9.8 Reliance by Agents	~~98~~102
SECTION 9.9 Defaults	~~98~~102
SECTION 9.10 Lead Arrangers, Syndication Agents and Documentation Agents	~~98~~102
SECTION 9.11 Posting of Approved Electronic Communications	~~99~~103

ARTICLE X MISCELLANEOUS PROVISIONS	~~100~~104
SECTION 10.1 Waivers, Amendments, etc.	~~100~~104
SECTION 10.2 Notices; Time	~~102~~106
SECTION 10.3 Payment of Costs and Expenses	~~102~~106
SECTION 10.4 Indemnification	~~103~~107

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SECTION 10.5 Survival	~~104~~108
SECTION 10.6 Severability	~~104~~108
SECTION 10.7 Headings	~~105~~109
SECTION 10.8 Execution in Counterparts, Effectiveness, etc.	~~105~~109
SECTION 10.9 Governing Law; Entire Agreement	~~105~~109
SECTION 10.10 Successors and Assigns	~~105~~109
SECTION 10.11 Sale and Transfer of Credit Extensions; Participations in Credit Extensions; Notes	~~105~~109
SECTION 10.12 Other Transactions	~~108~~112
SECTION 10.13 Forum Selection and Consent to Jurisdiction; Waivers	~~108~~112
SECTION 10.14 Waiver of Jury Trial	~~109~~113
SECTION 10.15 Patriot Act	~~109~~113
SECTION 10.16 Judgment Currency	~~109~~113
SECTION 10.17 No Fiduciary Duty	~~109~~113
SECTION 10.18 Counsel Representation	~~110~~114
SECTION 10.19 Confidentiality	~~110~~114
SECTION 10.20 Resignation of Citi; Appointment of JPMorgan as Successor Swing Line Lender	~~111~~115
SECTION 10.21 Effect of Amendment and Restatement	~~111~~115
SECTION 10.22 Consent of Required Lenders	~~112~~116

SCHEDULE I	—	Disclosure Schedule
SCHEDULE II	—	Percentages; Notice Address
SCHEDULE III	—	Existing Letters of Credit
EXHIBIT A-1	—	Form of Revolving Note
EXHIBIT A-2	—	Form of New Term Note
EXHIBIT A-3	—	Form of Swing Line Note
EXHIBIT B-1	—	Form of Borrowing Request
EXHIBIT B-2	—	Form of Issuance Request
EXHIBIT C	—	Form of Continuation/Conversion Notice
EXHIBIT D	—	Form of Lender Assignment Agreement
EXHIBIT E	—	Form of Compliance Certificate
EXHIBIT F	—	Form of Guaranty
EXHIBIT G	—	Form of Pledge and Security Agreement
EXHIBIT H	—	Form of Closing Date Certificate
EXHIBIT I	—	Form of Solvency Certificate

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AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 5, 2006, as amended and restated as of December 10, 2009, and as further amended by the First Amendment dated as of February 17, 2011 ~~and~~, by the Second Amendment dated as of July 13, 2012, and by the Third Amendment dated as of July 23, 2013 is among HANESBRANDS INC., a Maryland corporation (the “Borrower”), the various financial institutions and other Persons from time to time party to this Agreement (the “Lenders”), ~~BARCLAYS~~SUNTRUST BANK ~~PLC and GOLDMAN SACHS CREDIT PARTNERS L.P.~~, as the ~~co-~~documentation agent~~s~~ (in such capacit~~ies~~y, the “~~Co-~~Documentation Agent~~s~~”), BANK OF AMERICA, N.A. ~~and~~ , BARCLAYS BANK PLC, BRANCH BANKING & TRUST COMPANY, HSBC SECURITIES (USA) INC. and PNC BANK, NATIONAL ASSOCIATION, as the co-syndication agents (in such capacities, the “Co-Syndication Agents”), THE BANK OF NOVA SCOTIA, COMPASS BANK, FIFTH THIRD BANK, GOLDMAN SACHS BANK USA, REGIONS BANK and THE ROYAL BANK OF SCOTLAND PLC, as the managing agents (in such capacity, the “Managing Agents”), JPMORGAN CHASE BANK, N.A., as the administrative agent and the collateral agent (in such capacities, the “Administrative Agent” and “Collateral Agent”, respectively), and J.P. MORGAN SECURITIES ~~INC., BANC OF AMERICA SECURITIES~~ LLC, BARCLAYS BANK PLC, HSBC SECURITIES (USA) INC. ~~and BARCLAYS~~, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and PNC CAPITAL~~, the investment banking division of BARCLAYS BANK~~ MARKETS ~~P~~LLC, as the joint lead arrangers and joint bookrunners (in such capacities, the “Lead Arrangers”).

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“2014 Senior Note Documents” means the 2014 Senior Notes, the 2014 Senior Note Indenture and all other agreements, documents and instruments executed and delivered with respect to the 2014 Senior Notes or the 2014 Senior Note Indenture, as the same may be refinanced, amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement.

“2014 Senior Note Indenture” means the Indenture, between the Borrower and the Person acting as trustee thereunder (the “2014 Senior Notes Trustee”), pursuant to which the 2014 Senior Notes and any supplemental issuance of “senior notes” thereunder are issued, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement.

“2014 Senior Notes” means the $500,000,000 aggregate principal amount of floating rate senior unsecured notes due December 15, 2014 issued by the Borrower.

“2014 Senior Notes Trustee” is defined in the definition of “2014 Senior Note Indenture”.

“2016 Senior Note Documents” means the 2016 Senior Notes, the 2016 Senior Note Indenture and all other agreements, documents and instruments executed and delivered with respect to the 2016 Senior Notes or the 2016 Senior Note Indenture, as the same may be refinanced, amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement.

“2016 Senior Note Indenture” means the Indenture, between the Borrower and the Person acting as trustee thereunder (the “2016 Senior Notes Trustee”), pursuant to which the 2016 Senior Notes and any supplemental issuance of “senior notes” thereunder are issued, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement.

“2016 Senior Notes” means the $500,000,000 aggregate principal amount of 8.00% senior unsecured notes due December 15, 2016 issued by the Borrower.

“2016 Senior Notes Trustee” is defined in the definition of “2016 Senior Note Indenture”.

“2020 Senior Note Documents” means the 2020 Senior Notes, the 2020 Senior Note Indenture and all other agreements, documents and instruments executed and delivered with respect to the 2020 Senior Notes or the 2020 Senior Note Indenture, as the same may be refinanced, amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement.

“2020 Senior Note Indenture” means the Indenture, dated as of August 1, 2008, among the Borrower, the subsidiary guarantors party thereto and Branch Banking and Trust Company, as trustee, as amended and supplemented by the Fourth Supplemental Indenture thereto, dated November 9, 2010, among the Borrower, the subsidiary guarantors party thereto and Branch Banking and Trust Company, pursuant to which the 2020 Senior Notes were issued, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement.

“2020 Senior Notes” means the $1,000,000,000 aggregate principal amount of 6.375% senior unsecured notes due December 15, 2020 issued by the Borrower.

“~~Acquired Permitted Capital Expenditure Amount~~Acquisition Documentation Date” is defined in ~~clause (a) of Section 7.2.7~~the definition of “Permitted Acquisition”.

“Administrative Agent” is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to Section 9.4.

“Affected Lender” is defined in Section 4.11.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. “Control” of a Person means the power, directly or indirectly, (i) to vote 10% or more of the Capital Securities (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable), or (ii) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

“Agents” means, as the context may require, the Administrative Agent and the Collateral Agent and, for the purposes of Section 5.1 only, the Co-Syndication Agents, the Documentation Agent and the ~~Co-Documentation~~Managing Agents, collectively, or either of them individually.

“Agreement” means, on any date, this Amended and Restated Credit Agreement as originally in effect on the Restatement Effective Date, as amended by the First Amendment ~~and~~, by the Second Amendment and by the Third Amendment and as thereafter from time to time further amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

“Alternate Base Rate” means on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the highest of (i) the Base Rate in effect on such day, and (ii) the Federal Funds Rate in effect on such day plus  1/2 of 1.0% and (iii) for a LIBO Rate Loan, the LIBO Rate (Reserve Adjusted) with a one-month Interest Period commencing on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate; provided that, the failure to give such notice shall not affect the Alternate Base Rate in effect after such change.

“Applicable Commitment Fee Margin” means (i) with respect to the Non-Extended Revolving Loan Commitments, 0.50% and (ii) with respect to the Extended Revolving Loan Commitments, the applicable percentage set forth below corresponding to the relevant Leverage Ratio:

Leverage Ratio	Applicable Commitment Fee Margin
Greater than or equal to 4.00:1.00	~~0.400 %~~
Less than 4.00:1.00 but greater than or equal to 3.25:1.00	0.350%
Less than 3.25:1.00	0.300%
0.250%

The Leverage Ratio used to compute the Applicable Commitment Fee Margin with respect to the Extended Revolving Loan Commitments shall be that set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent. Changes in the Applicable Commitment Fee Margin resulting from a change in the Leverage Ratio shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Borrower fails to deliver a Compliance Certificate on or before the date required pursuant to clause (c) of Section

7.1.1, the Applicable Commitment Fee Margin from and including the day after such required date of delivery to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall equal the highest Applicable Commitment Fee Margin set forth above.

“Applicable Margin” means the applicable percentage set forth below corresponding to the relevant Leverage Ratio:

	Applicable Margin for New Term Loans
Leverage Ratio	LIBO Rate Loans	Base Rate Loans
Greater than or equal to 2.50:1.00	3.25%	2.25%
Less than 2.50:1:00	3.00%	2.00%

	Applicable Margin for Revolving Loans (including Swing Line Loans) made by Non-Extending Revolving Loan Lenders		Applicable Margin for Revolving Loans (including Swing Line Loans) made by Extending Revolving Loan Lenders
Leverage Ratio	LIBO Rate Loans	Base Rate Loans	LIBO Rate Loans	Base Rate Loans
Greater than or equal to 4.00:1.00	3.50%	2.50%	~~2.50~~2.25%	~~1.50~~1.25%
Less than 4.00:1.00 but greater than or equal to 3.25:1.00	3.25%	2.25%	~~2.25~~2.00%	~~1.25~~1.00%
Less than 3.25:1.00 but greater than or equal to 2.50:1.00	3.00%	2.00%	~~2.00~~1.75%	~~1.00~~0.75%
Less than 2.50:1.00	2.75%	1.75%	~~1.75~~1.50%	~~0.75~~0.50%

The Leverage Ratio used to compute the Applicable Margin shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent. Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective upon delivery by the Borrower to the Administrative Agent of a new

Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Borrower fails to deliver a Compliance Certificate on or before the date required pursuant to clause (c) of Section 7.1.1, the Applicable Margin from and including the day after such required date of delivery to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall equal the highest Applicable Margin set forth above.

~~“Applicable Percentage” means, at any time of determination, with respect to a mandatory prepayment in respect of Excess Cash Flow pursuant to clause (f) of Section 3.1.1, (A) 50.0%, if the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent was greater than or equal to 3.50:1.00, (B) 25.0%, if the Leverage Ratio set forth in such Compliance Certificate was less than 3.50:1.00 but greater than or equal to 3.00:1.00, and (C) 0%, if the Leverage Ratio set forth in such Compliance Certificate was less than 3.00:1.00.~~

“Approved Foreign Bank” is defined in the definition of “Cash Equivalent Investment”.

“Approved Fund” means any Person (other than a natural Person) that (i) is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course, and (ii) is administered or managed by a Lender, an Affiliate of a Lender or a Person or an Affiliate of a Person that administers or manages a Lender.

“Authorized Officer” means, relative to any Obligor, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, secretary, assistant secretary and those of its other officers, general partners or managing members (as applicable), in each case whose signatures and incumbency shall have been certified to the Agents, the Lenders and the Issuers pursuant to Section 5.1.1.

“Available Amount” means, on any date of determination thereof, an amount equal to:.

(a) $400,000,000, plus

(b) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) less the amount of any net reduction in Investments included pursuant to clause (d) below that would otherwise be included in Adjusted Consolidated Net Income accrued on a cumulative basis during the period (taken as one accounting period) beginning on the Third Amendment Effective Date and ending on the last day of the last Fiscal Quarter preceding such date of determination for which reports have been filed with the SEC or provided to the Administrative Agent pursuant to Section 7.1.1(a) or (b), plus

(c) the aggregate Net Cash Proceeds received by the Borrower after the Third Amendment Effective Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Borrower, including the Net Cash Proceeds received by the Borrower from any issuance or sale permitted by the Note Indentures of convertible Indebtedness of the Borrower subsequent to the Third Amendment Effective Date but only upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Borrower, or from the issuance to a Person who is not a Subsidiary of the Borrower of any options, warrants or other rights to acquire Capital Stock of the Borrower (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Senior Notes), plus

(d) an amount equal to the net reduction in Investments in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case, to the Borrower or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (whether or not any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments” set forth on Annex I hereto), not to exceed, in each case, the aggregate amount of all Investments previously made by the Borrower or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; minus

(e) ~~“Available Retained Excess Cash Flow” means, on any date of determination thereof, an amount equal to Retained Excess Cash Flow, minus~~ the sum of (i) the amount of such ~~Retained Excess Cash Flow~~Available Amount used to make any Investments pursuant to ~~Section 7.2.5(l)~~Section 7.2.5(k) and ~~(p)~~(o), (ii) the amount of such ~~Retained Excess Cash Flow~~Available Amount used to incur Indebtedness by Foreign Subsidiaries pursuant to Section 7.2.2(h), (iii) the amount of such Available Amount used to make Restricted Payments pursuant to Section 7.2.6(e), (~~iii) the amount of such Retained Excess Cash Flow used to make Capital Expenditures pursuant to Section 7.2.7 and (~~iv) the amount of such ~~Retained Excess Cash Flow~~ Available Amount used to pay or prepay Indebtedness pursuant to clause (1)(B) of the proviso in Section 7.2.8(a) and (v) the amount of such Available Amount used to make Permitted Acquisitions pursuant to the first proviso in Section 7.2.10(b)~~.~~;

provided that capitalized terms used in this definition shall (x) if defined on Annex I hereto, have the meanings given to such terms hereunder indicated on Annex I hereto and (y) if not defined on Annex I hereto, have the meanings given to such terms in this Agreement.

“Base Rate” means, at any time, the rate of interest publicly announced by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City.

“Base Rate Loan” means a Loan denominated in Dollars bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

“Borrower” is defined in the preamble.

“Borrowing” means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.3.

“Borrowing Request” means a Loan request and certificate duly executed by an Authorized Officer of the Borrower substantially in the form of Exhibit B-1 hereto.

“Business Day” means (i) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York, (ii) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (i) above and on which dealings in Dollars are carried on in the London interbank eurodollar market and (iii) for purposes of Section 2.1.2 any day which is neither a Saturday or Sunday nor a legal holiday where the relevant Issuer is located (and, if such Issuer is located in Hong Kong, excluding any day upon which a Typhoon Number 8 signal or black rainstorm warning is hoisted before 12:00 noon (Hong Kong time)).

~~“CapEx Pull Forward Amount” is defined in clause (b) of Section 7.2.7.~~

“Capital Expenditures” means, for any period, the aggregate amount of (i) all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures and (ii) Capitalized Lease Liabilities incurred by the Borrower and its Subsidiaries during such period; provided that Capital Expenditures shall not include any such expenditures which constitute any of the following, without duplication: (a) a Permitted Acquisition, (b) to the extent permitted by this Agreement, capital expenditures consisting of Net Disposition Proceeds or Net Casualty Proceeds not otherwise required to be used to repay the Loans and (c) imputed interest capitalized during such period incurred in connection with Capitalized Lease Liabilities not paid or payable in cash. For the avoidance of doubt (x) to the extent that any item is classified under clause (i) of this definition and later classified under clause (ii) of this definition or could be classified under either clause, it will only be required to be counted once for purposes hereunder and (y) in the event the Borrower or any Subsidiary owns an asset that was not used and is now being reused, no portion of the unused asset shall be considered Capital Expenditures hereunder; provided that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Restatement Effective Date; provided however, any shares, interests, participations or other equivalents required to be issued in connection with convertible debt shall not be considered “Capital Securities” until issued.

“Capitalized Lease Liabilities” means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, should be classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty; provided, however, any changes to the treatment or reclassification of operating leases under GAAP or the interpretation of GAAP that would cause operating leases to be considered capitalized leases under GAAP shall be ignored as if such treatment or reclassification had never occurred and, for the avoidance of doubt, operating leases shall not be considered Capitalized Lease Liabilities hereunder.

“Cash Collateralize” means, with respect to (i) a Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Administrative Agent on terms reasonably satisfactory to the Administrative Agent in an amount equal to the Stated Amount of such Letter of Credit and (ii) OA Payment Obligations, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the applicable Open Account Discount Purchaser in an amount equal to the aggregate Dollar amount of such OA Payment Obligations.

“Cash Equivalent Investment” means, at any time:

(a) any direct obligation of (or unconditionally guaranteed by) the United States or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof) maturing not more than one year after such time;

(b) commercial paper maturing not more than 270 days from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody’s, or (ii) any Lender (or its holding company);

(c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by either (i) any bank organized under the laws of the United States (or any State thereof) and which has (A) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (B) a combined capital and surplus greater than $500,000,000, or (ii) any Lender;

(d) any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;

(e) with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Person maintains its chief executive office or principal place of business or is organized provided such country is a member of the Organization for Economic Cooperation and Development, and which has a short-term commercial paper rating from S&P of at least “A-1” or the equivalent thereof or from Moody’s of at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”) and maturing within one year of the date of acquisition and (ii) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank; and

(f) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of any member nation of the European Union whose legal tender is the Euro and which are denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary organized in such jurisdiction, having (i) one of the three highest ratings from either Moody’s or S&P and (ii) maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of any such member nation of the European Union is pledged in support thereof.

“Cash Management Obligations” means, with respect to the Borrower or any of its Subsidiaries, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft (daylight and temporary), credit or debit card, electronic funds transfer and other cash management arrangements) provided after the Restatement Effective Date by a Person who is (or was at the time such Cash Management Obligations were incurred) the Administrative Agent, any Lender or any Affiliate thereof, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith to the extent provided for in the documents evidencing such cash management services.

~~“Cash Restructuring Charges” is defined in the definition of “EBITDA.”~~

“Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of any Person or any of its Subsidiaries.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CERCLIS” means the Comprehensive Environmental Response Compensation Liability Information System List.

“Change in Control” means

(a) any person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange Act) shall become the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Capital Securities representing more than 35% of the Capital Securities of the Borrower on a fully diluted basis;

(b) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; or

(c) the occurrence of any “Change of Control” (or similar term) under (and as defined in) any 2014 Senior Note Document, 2016 Senior Note Document or 2020 Senior Note Document.

“Citi” means, as the context may require, Citicorp USA, Inc. and Citibank, N.A., collectively, or either of them, individually.

“Closing Date Certificate” means the closing date certificate executed and delivered by an Authorized Officer of the Borrower substantially in the form of Exhibit H hereto.

“Code” means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

~~“Co-Documentation Agents” is defined in the preamble.~~

“Collateral Agent” is defined in the preamble and includes each other Person appointed as successor Collateral Agent pursuant to Section 9.4.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrower or any Subsidiary in the ordinary course of business of the Borrower or such Subsidiary.

“Commitment” means, as the context may require, the New Term Loan Commitment, the Revolving Loan Commitment, the Letter of Credit Commitment or the Swing Line Loan Commitment.

“Commitment Amount” means, as the context may require, the New Term Loan Commitment Amount, the Revolving Loan Commitment Amount, the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount.

“Commitment Termination Date” means, as the context may require, the New Term Loan Commitment Termination Date or the Revolving Loan Commitment Termination Date.

“Commitment Termination Event” means

(a) the occurrence of any Event of Default with respect to the Borrower described in clauses (a) through (d) of Section 8.1.9; or

(b) the occurrence and continuance of any other Event of Default and either (i) the declaration of all or any portion of the Loans to be due and payable pursuant to Section 8.3, or (ii) the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” is defined in clause (a) of Section 9.11.

“Compliance Certificate” means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of (a) prior to the Third Amendment Effective Date, Exhibit E hereto and (b) from and after the Third Amendment Effective Date, Annex II hereto.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation with respect thereto) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

“Continuation/Conversion Notice” means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

“Controlled Foreign Corporation” means a controlled foreign corporation, as defined in Section 957(a) of the Code.

“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

“Copyright Security Agreement” means any Copyright Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit C to the Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Co-Syndication Agents” is defined in the preamble.

“Credit Extension” means, as the context may require,

(a) the making of a Loan by a Lender; or

(b) the issuance of any Letter of Credit, any amendment to or modification of any Letter of Credit that increases the face amount thereof, or the extension of any Stated Expiry Date of any existing Letter of Credit, by an Issuer.

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time relating to any cure period or both, would constitute an Event of Default.

“Defaulting Lender” means any Lender that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swing Line Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuers, the Swing Line Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after written request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount (other than any other amount that is de minimis) required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition by a Governmental Authority or an instrumentality thereof of any equity interest in such Lender or a parent company thereof.

“Disbursement” is defined in Section 2.6.2.

“Disbursement Date” is defined in Section 2.6.2.

“Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrower with the written consent of, in the case of non-material modification, the Administrative Agent and, in the case of material modifications the Required Lenders.

“Disposition” (or similar words such as “Dispose”) means any sale, transfer, lease (as lessor), contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Borrower’s or its Subsidiaries’ assets (including accounts receivable and Capital Securities of Subsidiaries) to any other Person in a single transaction or series of transactions other than (i) to another Obligor, (ii) by a Foreign Subsidiary to any other Foreign Subsidiary, (iii) by a Receivables Subsidiary to any other Person or (iv) customary derivatives issued in connection with the issuance of convertible debt.

“Documentation Agent” is defined in the preamble.

“Dollar” and the sign “$” mean lawful money of the United States.

“EBITDA” means, for any applicable period, the sum of

(a) Net Income, plus

(b) to the extent deducted in determining Net Income, the sum of (i) ~~amounts attributable to~~depreciation and amortization (including amortization of ~~goodwill and other intangible assets~~deferred financing fees or costs), (ii) Federal, state, local and foreign income withholding, franchise, state single business unitary and similar Tax expense, (iii) Interest Expense, (iv) ~~depreciation of assets, (v) all non-cash charges, including all non-cash charges associated with announced restructurings, whether announced previously or in the future (such non-cash restructuring charges being “Non-Cash Restructuring Charges”), (vi) net cash charges associated with or related to any contemplated restructurings (such cost restructuring charges being “Cash Restructuring Charges”) in an aggregate amount not to exceed $120,000,000 since September 5, 2006, (vii)~~ all amounts in respect of extraordinary losses~~,~~ and (~~viii~~v) other non-cash losses, charges, or expenses, including impairment of long-lived assets, and non-cash compensation expense, ~~or other non-cash expenses or charges, arising from the sale of stock, the granting of stock options, the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock, stock option, stock appreciation rights or similar arrangements), (ix) any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees, cash charges in respect of strategic market reviews, management bonuses and early retirement of Indebtedness, and related out-of-pocket expenses incurred by the Borrower or any of its Subsidiaries as a result of the Transaction, including fees and expenses in connection with the issuance, redemption or exchange of the 2016 Senior Notes, all determined in accordance with GAAP, (x) non-cash or unrealized losses on agreements with respect to Hedging Obligations and (xi) to the extent non-recurring and not capitalized, any financial advisory fees, accounting fees, legal fees and similar advisory and consulting fees and related costs and expenses of the Borrower and its Subsidiaries incurred as a result of Permitted Acquisitions, Investments, Restricted Payments, Dispositions permitted hereunder and the issuance of Capital Securities or Indebtedness permitted hereunder, all determined in accordance with GAAP and in each case eliminating any increase or decrease in income resulting from non-cash accounting adjustments made in connection with the related Permitted Acquisition or Dispositions, (xii) losses on agreements with respect to Hedging Obligations and any related tax losses and any costs, fees, and expenses related to the termination thereof, in each case incurred in connection with or as a result of the Transaction, (xiii) to the extent the related loss is not added back pursuant to clause (c), all proceeds of business interruption insurance policies, (xiv) expenses incurred by the Borrower or any Subsidiary to the extent reimbursed in cash by a third party, and (xv) extraordinary, unusual or non-recurring cash charges not to exceed $10,000,000 in any Fiscal Year,~~ minus

(c) to the extent included in determining such Net Income, the sum of (i) ~~all amounts in respect of extraordinary gains~~interest income, (ii) non-cash gains ~~on agreements with respect to Hedging Obligations~~, (iii) ~~reversals (in whole or in part) of any restructuring charges previously treated as Non-Cash Restructuring Charges in any prior period, (iv) gains on agreements with respect to Hedging Obligations and any related tax gains~~extraordinary cash gains and (iv) tax credits for any of the taxes of a type described in clause (b)(ii) above (to the extent not netted from the tax expense described in such clause (b)(ii), (v) any cash payments made during such period in respect of non-cash items described in clause (a)(v) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred, in each case ~~incurred in connection with or as a result of the Transaction and (v) non-cash items increasing such Net Income~~

~~for such period, other than (A) the accrual of revenue consistent with past practice and (B) the reversal in such period of an accrual of, or cash reserve for, cash expenses in a prior period, to the extent such accrual or reserve did not increase EBITDA in a prior period.~~, as determined on a consolidated basis for borrower in accordance with GAAP.

“Eligible Assignee” means (i) in the case of an assignment of a New Term Loan, (A) a Lender, (B) an Affiliate of a Lender, (C) an Approved Fund or (D) any other Person (other than an Ineligible Assignee), and (ii) in the case of any assignment of the Revolving Loan Commitment or Revolving Loans, (A) a Lender, (B) an Affiliate of a Lender or (C) any other Person (other than an Ineligible Assignee) approved by the Borrower (such approval of the Borrower not to be unreasonably withheld or delayed) unless an Event of Default has occurred and is continuing.

“EMU” means Economic and Monetary Union as contemplated in the Treaty on European Union.

“EMU Legislation” means legislative measures of the European Council (including European Council regulations) for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of EMU.

“Environmental Laws” means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and legally binding guidelines (including consent decrees and administrative orders) relating to protection of public health and safety from environmental hazards and protection of the environment.

“Equity Equivalents” means with respect to any Person any rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Capital Securities of such Person or securities exercisable for or convertible or exchangeable into Capital Securities of such Person, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

“Euros” means the single currency of Participating Member States of the European Union.

“Event of Default” is defined in Section 8.1.

~~“Excess Cash Flow” means, for any Fiscal Year, the excess (if any), of~~

~~(a) EBITDA for such Fiscal Year~~

~~minus~~

~~(b) the sum (for such Fiscal Year) of (i) Interest Expense actually paid in cash by the Borrower and its Subsidiaries, (ii) scheduled principal repayments with respect to the permanent reduction of Indebtedness, to the extent actually made, (iii) all Federal, state, local and foreign income withholding, franchise, state single business unitary and similar Taxes actually paid in cash or payable (only to the extent related to Taxes associated with such Fiscal Year) by the Borrower and its Subsidiaries, (iv) Capital Expenditures to the extent (x) actually made by the Borrower and its Subsidiaries in such Fiscal Year or (y) committed to be made by the Borrower and its Subsidiaries and that are permitted to be carried forward to the next succeeding Fiscal Year pursuant to Section 7.2.7; provided that the amounts deducted from Excess Cash Flow pursuant to preceding clause (y) shall not thereafter be deducted in the determination of Excess Cash Flow for the Fiscal Year during which such payments were actually made, (v) the portion of the purchase price paid in cash with respect to Permitted Acquisitions to the extent such Permitted Acquisition was made in connection with the Borrower’s offshore migration of its supply chain, (vi) to the extent permitted to be included in the calculation of EBITDA for such Fiscal Year, the amount of Cash Restructuring Charges actually so included in such calculation and (vii) without duplication to any amounts deducted in preceding clauses (i) through (vi), all items added back to EBITDA pursuant to clause (b) of the definition thereof that represent amounts actually paid in cash.~~

“Excluded Properties” means the “Commerce” property, “Canterbury” property and “Northridge” property (each as identified under the “Facility Name” column of the table set forth in Item 6.9(b) of the Disclosure Schedule).

“Exemption Certificate” is defined in clause (e) of Section 4.6.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Letters of Credit” means each of the Letters of Credit issued by an Issuer and outstanding on the Restatement Effective Date, as listed on Schedule III hereto.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Subsidiary Guarantor would otherwise have become effective with respect to such Swap Obligation but for such Subsidiary Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

“Extended Revolving Loan Commitment” means, with respect to any Extending Revolving Loan Lender at any time, such Lender’s Revolving Loan Commitment extended pursuant to the ~~Second~~Third Amendment.

“Extended Termination Date” means (i) July ~~13~~23, ~~2017~~2018 or (ii) September 15, 2016 (the “Early Termination Date”), if the 2016 Senior Notes have not been refinanced or repaid or the maturity date thereof has not otherwise been extended beyond July ~~13~~23, ~~2017~~2018 by the Early Termination Date.

“Extending Revolving Loan Lender” means any Revolving Loan Lender which has agreed to extend its Revolving Loan Commitment pursuant to the ~~Second~~Third Amendment.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Filing Agent” is defined in Section 5.1.11.

“Filing Statements” is defined in Section 5.1.11.

“First Amendment” means the First Amendment to this Agreement dated as of the First Amendment Effective Date.

“First Amendment Effective Date” means February 17, 2011.

“First Joinder Agreement” means the Joinder Agreement dated as of September 1, 2010 pursuant to which the Revolving Loan Commitment Amount was increased from $400,000,000 to $600,000,000.

“Fiscal Quarter” means a quarter ending on the Saturday nearest to the last day of March, June, September or December.

“Fiscal Year” means any period of fifty-two or fifty-three consecutive calendar weeks ending on the Saturday nearest to December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2009 Fiscal Year”) refer to the Fiscal Year ending on the Saturday nearest to December 31 of such calendar year.

“Foreign Pledge Agreement” means any supplemental pledge agreement governed by the laws of a jurisdiction other than the United States or a State thereof executed and delivered by the Borrower or any of its Subsidiaries pursuant to the terms of this Agreement, in form and substance reasonably satisfactory to the Lead Arrangers, as necessary under the laws of organization or incorporation of a Foreign Subsidiary to further protect or perfect the Lien on and security interest in any Capital Securities issued by such Foreign Subsidiary constituting Collateral (as defined in the Security Agreement), including any Foreign Pledge Agreement as amended in accordance with Section 7.1.11.

“Foreign Subsidiary” means any Subsidiary that is not a U.S. Subsidiary or a Receivables Subsidiary.

“Foreign Working Capital Lender” means each Person that is (or at the time such Indebtedness was incurred, was) a Lender or an Affiliate of a Lender to whom a Foreign Subsidiary owes Indebtedness that was permitted to be incurred pursuant to clause (n) of Section 7.2.2 (it being understood and agreed that such Indebtedness owed by a Foreign Subsidiary to a Lender or an Affiliate of a Lender (“Foreign Working Capital Obligations”) shall be Obligations hereunder).

“Foreign Working Capital Obligations” is defined in the definition of “Foreign Working Capital Lender”.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” is defined in Section 1.4.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranty” means the amended and restated guaranty executed and delivered by an Authorized Officer of the Borrower and each U.S. Subsidiary pursuant to the terms of this Agreement, substantially in the form of Exhibit F hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Hazardous Material” means (i) any “hazardous substance”, as defined by CERCLA, (ii) any “hazardous waste”, as defined by the Resource Conservation and Recovery Act, as amended, or (iii) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other Environmental Laws.

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under foreign exchange contracts, commodity hedging agreements, currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

“HSBC” means HSBC Bank USA, National Association, in its individual capacity, and any successor thereto by merger, consolidation or otherwise.

“Impermissible Qualification” means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Borrower (i) which is of a “going concern” or similar nature, (ii) which relates to the limited scope in any material respect of examination of matters relevant to such financial statement, or (iii) which relates to the treatment or classification of any item in such financial statement (excluding treatment or classification changes which are the result of changes in GAAP or the interpretation of GAAP) and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in Default.

“including” and “include” means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

“Increased Amount Date” is defined in Section 2.9.

“Incremental Credit Increase” is defined in Section 2.9.

“Incremental Lender” means any Incremental Revolving Lender or Incremental Term Loan Lender.

“Incremental Revolving Commitments” is defined in Section 2.9.

“Incremental Revolving Lender” is defined in Section 2.9.

“Incremental Revolving Loan” is defined in Section 2.9.

“Incremental Term Loan Lender” is defined in Section 2.9.

“Incremental Term Loan” is defined in Section 2.9.

“Indebtedness” of any Person means, (i) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (ii) all monetary obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person, (iii) all Capitalized Lease Liabilities of such Person, (iv) for purposes of Section 8.1.5 only, net Hedging Obligations of such Person, (v) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable and accrued expenses in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person), (vi) indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (provided that in the event such indebtedness is limited in recourse solely to the property subject to such Lien, for the purposes of this Agreement the amount of such indebtedness shall not exceed the greater of the book value or the fair market value (as determined in good faith by the Borrower’s board of directors) of the property subject to such Lien), (vii) monetary obligations arising under Synthetic Leases, (viii) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts and other than in connection with any Permitted Securitization or any Permitted Factoring Facility, (ix) all obligations (other than intercompany obligations) of such Person pursuant to any Permitted Securitization (other than Standard Securitization Undertakings) or any Permitted Factoring Facility, and (x) all Contingent Liabilities of such Person in respect of any of the foregoing. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefore as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Liabilities” is defined in Section 10.4.

“Indemnified Parties” is defined in Section 10.4.

“Ineligible Assignee” means a natural Person, the Borrower, any Affiliate of the Borrower or any other Person taking direction from, or working in concert with, the Borrower or any of the Borrower’s Affiliates.

“Information” is defined in Section 10.19.

“Interest Coverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of:

(a) EBITDA (for all such Fiscal Quarters)

to

(b) the sum (for all such Fiscal Quarters) of Interest Expense.

“Interest Expense” means, for any applicable period, the aggregate interest expense (both, without duplication, when accrued or paid and net of interest income paid during such period to the Borrower and its Subsidiaries) of the Borrower and its Subsidiaries for such applicable period, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense; provided that the term “Interest Expense” shall not include any interest expense attributable to a Permitted Factoring Facility.

“Interest Period” means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Sections 2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months and, if agreed by all affected Lenders, one ~~or two~~ week~~s or 9~~ or 12 months thereafter (or, if any such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Sections 2.3 or 2.4; provided that,

(a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than twelve different dates; and

(b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day).

“Investment” means, relative to any Person, (i) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person, and (ii) any Capital Securities held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

“ISP Rules” is defined in Section 10.9.

“Issuance Request” means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto, or in such electronic format as an Issuer and the Administrative Agent in their discretion accept. Each Issuance Request delivered in an electronic format shall constitute for all purposes of this Agreement a certification by an Authorized Officer as to the matters set forth in Exhibit B-2.

“Issuer” means HSBC or another Lender selected by the Borrower and reasonably acceptable to the Administrative Agent, in each case, in its capacity as an Issuer of the Letters of Credit. At the request of HSBC and with the Borrower’s consent (not to be unreasonably withheld or delayed), another Lender or an Affiliate of HSBC may issue one or more Letters of Credit hereunder, in which case the term “Issuer” shall include any such Affiliate or other Lender with respect to Letters of Credit issued by such Affiliate or such Lender.

“Joinder Agreement” is defined in Section 2.9.

“Judgment Currency” is defined in Section 10.16.

“JPMorgan” means JPMorgan Chase Bank, N.A.

“Lead Arrangers” is defined in the preamble.

“Lender Assignment Agreement” means an assignment agreement substantially in the form of Exhibit D hereto.

“Lenders” is defined in the preamble.

“Lender’s Environmental Liability” means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys’ fees at trial and appellate levels and experts’ fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent, any Lender or any Issuer or any of such Person’s Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

(a) any Hazardous Material on, in, under or affecting all or any portion of any property of the Borrower or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Borrower’s or any of its Subsidiaries’ or any of their respective predecessors’ properties;

(b) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12;

(c) any violation or claim of violation by the Borrower or any of its Subsidiaries of any Environmental Laws; or

(d) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by the Borrower or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Borrower or any of its Subsidiaries.

“Letter of Credit” means a letter of credit that is a Standby Letter of Credit or Commercial Letter of Credit. For greater certainty Letters of Credit shall include all Existing Letters of Credit.

“Letter of Credit Commitment” means an Issuer’s obligation to issue Letters of Credit pursuant to Section 2.1.2.

“Letter of Credit Commitment Amount” means, on any date, a maximum amount equal to $150,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

“Letter of Credit Outstandings” means, on any date, an amount equal to the sum of (i) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit, and (ii) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

“Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of

(a) Total Debt outstanding on the last day of such Fiscal Quarter to

(b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

“LIBO Rate” means, ~~relative~~with respect to any ~~Interest Period pertaining to a~~ LIBO Rate Loan~~, the rate per annum determined on the basis of the~~for any Interest Period, the London interbank offered rate as administered by the British Bankers Association (or any other Person that takes over the administration of such rate) for ~~deposits in~~ Dollars for a period equal in length to such Interest Period ~~commencing on the first day of such Interest Period appearing on~~as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen ~~LIBOR01 Page as of~~ that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 A.M., London time, two Business Days prior to the ~~beginning~~commencement of such Interest Period~~. In the event that such rate does not appear on such page (or otherwise on such screen)~~; provided, that, if the ~~“LIBO Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected~~ Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the LIBO Rate shall be the Interpolated Rate at such time. “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent ~~or, in the~~(which determination shall be conclusive and binding absen~~ce~~t ~~of such availability, by reference~~manifest error) to be equal to the rate ~~at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such~~that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period ~~for the number of days comprised therein~~, in each case, at such time. Notwithstanding the foregoing, with respect to any New Term Loan, the LIBO Rate shall not be less than 2.00% per annum.

“LIBO Rate Loan” means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

“LIBO Rate (Reserve Adjusted)” means, ~~relative~~with respect to each da~~n~~y ~~Loan to be made, continued or maintained as, or converted into,~~ during each Interest Period pertaining to a LIBO Rate Loan ~~for any Interest Period~~, a rate per annum determined ~~pursuant to~~for such day in accordance with the following formula:

LIBO Rate	=	LIBO Rate
(Reserve Adjusted)		1.00 - LIBOR Reserve Percentage

~~The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect, and the applicable rates furnished to and received by the Administrative Agent, two Business Days before the first day of such Interest Period.~~

“LIBOR Reserve Percentage” means, ~~relative to any Interest Period~~ for any day as applied to a LIBO Rate Loan~~s~~, the ~~reserve percentage~~aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) ~~equal to the maximum aggregate~~of reserve requirements in effect on such day (including ~~all~~ basic~~, emergency~~, supplemental, marginal and ~~other~~emergency reserves ~~and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified~~) under any regulations ~~issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including “Eurocurrency Liabilities”, as currently defined in Regulation D~~ of the F.R.S. Board~~, having a term approximately equal or comparable to such Interest Period.~~ or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever.

“Loan Documents” means, collectively, this Agreement, the First Joinder Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Notes, the Letters of Credit, the Open Account Paying Agreements, each Rate Protection Agreement, the Security Agreement, each Mortgage, each Foreign Pledge Agreement, each other agreement pursuant to which the Collateral Agent is granted by the Borrower or its Subsidiaries a Lien to secure the Obligations, and the Guaranty; provided, however, that for purposes of the definition of “Material Adverse Effect” below, references therein to any “Loan Document(s)” shall not include any Foreign Pledge Agreement.

“Loans” means, as the context may require, a Revolving Loan, a New Term Loan or a Swing Line Loan of any type.

“Managing Agent” is defined in the preamble.

“Material Adverse Effect” means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (i) the business, financial condition, operations, performance, or assets of the Borrower and its Subsidiaries (other than any Receivables Subsidiary) taken as a whole, (ii) the validity or enforceability of any of the Loan Documents or the rights and remedies of any Secured Party under any Loan Document or (iii) the ability of any Obligor to perform when due its Obligations under any Loan Document.

“Measurement Period” means, for any determination under this Agreement, the period of the four consecutive Fiscal Quarters most recently ended.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means each mortgage, deed of trust or agreement executed and delivered by any Obligor in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the requirements of this Agreement in form and substance reasonably satisfactory to the Lead Arrangers, under which a Lien is granted on such real property and fixtures described therein, in each case as amended in accordance with Section 7.1.11 and as further amended, supplemented, amended and restated or otherwise modified from time to time.

“Mortgaged Property” means each parcel of real property set forth on Item 6.9(a) of the Disclosure Schedule.

“Net Casualty Proceeds” means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Borrower or any of its U.S. Subsidiaries in connection with such Casualty Event (net of all collection or similar expenses related thereto), but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first priority Lien permitted by clause (d) of Section 7.2.3 on the property which is the subject of such Casualty Event.

“Net Debt Proceeds” means, with respect to the sale or issuance by the Borrower or any of its U.S. Subsidiaries (other than a Receivables Subsidiary or a Subsidiary party to a Permitted Factoring Facility) of any Indebtedness to any other Person after the Restatement Effective Date pursuant to clause (b)(iii) of Section 7.2.2 or which is not expressly permitted by Section 7.2.2, the excess of (i) the gross cash proceeds actually received by such Person from such sale or issuance, over (ii) all arranging or underwriting discounts, fees, costs, expenses and commissions, and all legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and other closing costs and expenses actually incurred in connection with such sale or issuance other than any such fees, discounts, commissions or disbursements paid to Affiliates of the Borrower or any such Subsidiary in connection therewith.

“Net Disposition Proceeds” means the gross cash proceeds received by the Borrower or its U.S. Subsidiaries from any Disposition pursuant to clauses (j) (l), (m) or (n) of Section 7.2.11 or Section 7.2.15 and any cash payment received in respect of promissory notes or other non-cash consideration delivered to the Borrower or its U.S. Subsidiaries in respect thereof, minus the sum of (i) all legal, investment banking, brokerage, accounting and other professional fees, costs, sales commissions and expenses and other closing costs, fees and expenses incurred in connection with such Disposition, (ii) all taxes actually paid or estimated by the Borrower to be payable in cash in connection with such Disposition, (iii) payments made by the Borrower or its U.S. Subsidiaries to retire Indebtedness (other than the Credit Extensions) where payment of such Indebtedness is required in connection with such Disposition and (iv) any liability reserves established by the Borrower or such Subsidiary in respect of such Disposition in accordance with GAAP; provided that, if the amount of any estimated taxes pursuant to clause (ii) exceeds the amount of taxes required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Disposition Proceeds and to the extent any such reserves described in clause (iv) are not fully used at the end of any applicable period for which such reserves were established, such unused portion of such reserves shall constitute Net Disposition Proceeds.

“Net Income” means, for any period, the aggregate of all amounts which would be included as net income on the consolidated financial statements of the Borrower and its Subsidiaries for such period.

“New Term Loan Commitment” means, relative to any Lender, such Lender’s obligation (if any) to make New Term Loans pursuant to Section 2.1.3.

“New Term Loan Commitment Amount” means, on any date, $750,000,000.

“New Term Loan Commitment Termination Date” means the earliest of

(a) December 31, 2009 (if the New Term Loans have not been made on or prior to such date);

(b) the Restatement Effective Date (immediately after the making of the New Term Loans on such date); and

(c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described above, the New Term Loan Commitments shall terminate automatically and without any further action.

“New Term Loans” is defined in Section 2.1.3.

“New Term Note” means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding New Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“New Term Percentage” means, relative to any Lender, the applicable percentage relating to New Term Loans set forth opposite its name on Schedule II hereto under the New Term Loan Commitment column or set forth in a Lender Assignment Agreement under the New Term Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its assignee Lender and delivered pursuant to Section 10.11. A Lender shall not have any New Term Loan Commitment if its percentage under the New Term Loan Commitment column is zero.

“Non-Cash Restructuring Charges” is defined in the definition of “EBITDA”.

“Non-Consenting Lender” is defined in Section 4.11.

“Non-Defaulting Lender” means a Lender other than a Defaulting Lender.

“Non-Excluded Taxes” means any Taxes other than (i) net income and franchise Taxes imposed on (or measured by) net income or net profits with respect to any Secured Party by any Governmental Authority under the laws of which such Secured Party is organized or in which it maintains its applicable lending office, (ii) any branch profit taxes or any similar taxes imposed by the United States of America or any other Governmental Authority described in clause (i), (iii) Other Taxes, and (iv) any United States federal withholding taxes imposed on amounts payable to any Secured Party at the time such recipient becomes a party to this Agreement (or designates a new lending office) except to the extent that such Secured Party (or its assignor, if any) was entitled, at the time of the designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding taxes pursuant to Section 4.6(a)(1) or 4.6(d).

“Non-Extended Revolving Loan Commitment” means any Revolving Loan Commitment not extended pursuant to the Second Amendment. For the avoidance of doubt, after giving effect to the Second Amendment, no Revolving Loan Commitments constituted Non-Extended Revolving Loan Commitments.

“Non-Extended Termination Date” means December 10, 2015.

“Non-Extending Revolving Loan Lender” means any Revolving Loan Lender which ~~has~~did not agree~~d~~ to extend its Revolving Loan Commitment to the Extended Termination Date pursuant to the Second Amendment. For the avoidance of doubt, after giving effect to the Second Amendment, no Revolving Loan Lenders constituted Non-Extended Revolving Loan Lenders.

“Non-U.S. Lender” means any Lender that is not a “United States person”, as defined under Section 7701(a)(30) of the Code.

“Note” means, as the context may require, a New Term Note, a Revolving Note or a Swing Line Note.

“OA Payment Obligations” is defined in the definition of “Open Account Paying Agreement”.

“OA Payment Outstandings” means, on any date, the aggregate amount of OA Payment Obligations owed by the Obligors under all Open Account Paying Agreements.

“Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrower and each other Obligor arising under or in connection with a Loan Document, including Reimbursement Obligations, OA Payment Obligations and Foreign Working Capital Obligations and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Loans; provided, that Obligations shall not include Excluded Swap Obligations.

“Obligor” means, as the context may require, the Borrower, each Subsidiary Guarantor and each other Person (other than a Secured Party) obligated (other than Persons solely consenting to or acknowledging such document) under any Loan Document.

“OFAC” is defined in Section 6.15.

“OID” is defined in Section 2.9.

“Open Account Discount Agreement” is defined in the definition of “Open Account Paying Agreement”.

“Open Account Discount Purchase” means a purchase, made at a discount pursuant to an Open Account Discount Agreement, by an Open Account Discount Purchaser from an Open Account Supplier of account receivables in respect of obligations owed by an Obligor.

“Open Account Discount Purchaser” is defined in the definition of “Open Account Paying Agreement”.

“Open Account Paying Agreement” means an open account paying agency agreement between or among a Lender or any of its Affiliates and an Obligor, as identified as an “Open Account Paying Agreement” through notice given from each party thereto to the Administrative Agent, and/or any other agreement or acknowledgment pursuant to which an Obligor has committed to pay such Lender or its Affiliates the full face amount of any account receivable in respect of obligations owed by an Obligor (the “OA Payment Obligations”) purchased by such Lender or its Affiliates (each, an “Open Account Discount Purchaser”) from certain vendors or other obligees of an Obligor prior to the Extended Termination Date (each, an “Open Account Supplier”) (each agreement pursuant to which such account receivables are purchased from an Open Account Supplier, an “Open Account Discount Agreement”).

“Open Account Supplier” is defined in the definition of “Open Account Paying Agreement”.

“Organic Document” means, relative to any Obligor, as applicable, its articles or certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor’s Capital Securities.

“Original Closing Date” means September 5, 2006.

“Original Credit Agreement” means the Credit Agreement dated as of September 5, 2006, as amended prior to the Restatement Effective Date, among the Borrower, the lenders party thereto, Citi, as administrative agent and collateral agent, and the co-documentation agents, syndication agents and lead arrangers party thereto.

“Original Currency” is defined in Section 10.16.

“Other Taxes” means any and all stamp, documentary or similar Taxes, or any other excise or property Taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.

“Participant” is defined in clause (e) of Section 10.11.

“Participating Member State” means each country so described in any EMU Legislation.

“Patent Security Agreement” means any Patent Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit A to the Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended and supplemented from time to time.

“Patriot Act Disclosures” means all documentation and other information available to the Borrower or its Subsidiaries which a Lender, if subject to the Patriot Act, is required to provide pursuant to the applicable section of the Patriot Act and which required documentation and information the Administrative Agent or any Lender reasonably requests in order to comply with their ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Percentage” means, as the context may require, any Lender’s Revolving Loan Percentage or New Term Percentage.

“Permitted Acquisition” means an acquisition (whether pursuant to an acquisition of a majority of the Capital Securities of a target or all or substantially all of a target’s assets or any division or line of business of a target or merger) by the Borrower or any Subsidiary from any Person of a business in which the following conditions are satisfied:

(a) the Borrower shall have delivered a certificate either (i) on the date of execution of the definitive acquisition agreement for such acquisition (the “Acquisition Documentation Date”) or (ii) on the date of the closing of such acquisition, certifying that on the date of delivery of such certificate, before and after giving effect to such acquisition, the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and no Default has occurred and is continuing or would result therefrom; and

(b) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding either (i) the Acquisition Documentation Date or (ii) the date such acquisition is consummated (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to the consummation of such acquisition and evidencing (x) compliance with the covenants set forth in Section 7.2.4~~.~~ and (y) if the proceeds of Incremental Term Loans are to be used to finance a Permitted Acquisition, that the Senior Secured Leverage Ratio shall be less than 2.25 to 1.00 both before and after giving effect to such Incremental Term Loans (assuming, for the purposes of the calculations under this clause (y), that all Revolving Commitments are fully drawn and that all Permitted Securitization is fully utilized).

“Permitted Factoring Facility” means any and all agreements or facilities entered into by the Borrower or any of its Subsidiaries for the purpose of factoring its receivables for cash consideration.

“Permitted Liens” is defined in Section 7.2.3.

“Permitted Securitization” means any Disposition by the Borrower or any of its Subsidiaries consisting of Receivables and related collateral, credit support and similar rights and any other assets that are customarily transferred in a securitization of receivables, pursuant to one or more securitization programs, to a Receivables Subsidiary or a Person who is not an Affiliate of the Borrower; provided that (i) the consideration to be received by the Borrower and its Subsidiaries other than a Receivables Subsidiary for any such Disposition consists of cash, a promissory note or a customary contingent right to receive cash in the nature of a “hold-back” or similar contingent right, (ii) no Default shall have occurred and be continuing or would result therefrom and (iii) the aggregate outstanding balance of the Indebtedness in respect of all such programs at any point in time is not in excess of $400,000,000.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Platform” is defined in clause (b) of Section 9.11.

“Pro Forma Unsecured Indebtedness” is defined in Section 7.2.2(s).

“Pro Forma Unsecured Indebtedness Documents” means any indenture or other agreement, or any bonds, debentures, notes or other instruments, executed and delivered with respect to Pro Forma Unsecured Indebtedness, as the same may be amended, supplemented amended and restated or otherwise modified from time to time in accordance with this Agreement.

“Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the Borrower or any Subsidiary in connection with a Permitted Securitization or Permitted Factoring Facility, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

“Quarterly Payment Date” means the last day of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.

“Rate Protection Agreement” means, collectively, any agreement with respect to Hedging Obligations entered into by the Borrower or any of its Subsidiaries under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender.

“Receivable” shall mean a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the UCC and any supporting obligations.

“Receivables Subsidiary” shall mean any wholly owned Subsidiary of the Borrower (or another Person in which the Borrower or any Subsidiary makes an Investment and to which the Borrower or one or more of its Subsidiaries transfer Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the applicable Subsidiary (as provided below) as a Receivables Subsidiary and which meets the following conditions:

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary:

(i) is guaranteed by the Borrower or any Subsidiary (that is not a Receivables Subsidiary);

(ii) is recourse to or obligates the Borrower or any Subsidiary (that is not a Receivables Subsidiary); or

(iii) subjects any property or assets of the Borrower or any Subsidiary (that is not a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof;

(b) with which neither the Borrower nor any Subsidiary (that is not a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding (other than Standard Securitization Undertakings); and

(c) to which neither the Borrower nor any Subsidiary (that is not a Receivables Subsidiary) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the applicable Subsidiary shall be evidenced by a certified copy of the resolution of the Board of Directors of such Subsidiary giving effect to such designation and an officer’s certificate certifying, to the best of such officer’s knowledge and belief, that such designation complies with the foregoing conditions

“Refunded Swing Line Loans” is defined in clause (b) of Section 2.3.2.

“Regulation S-X” is defined in Section 5.1.6.

“Register” is defined in clause (a) of Section 2.7.

“Reimbursement Obligation” is defined in Section 2.6.3.

“Release” means a “release”, as such term is defined in CERCLA.

“Replacement Lender” is defined in Section 4.11.

“Replacement Notice” is defined in Section 4.11.

“Required Lenders” means, at any time, Non-Defaulting Lenders holding more than 50% of the Total Exposure Amount of all Non-Defaulting Lenders.

“Resource Conservation and Recovery Act” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

“Restatement Effective Date” means December 10, 2009.

“Restricted Payment” means (i) the declaration or payment of any dividend (other than dividends payable solely in Capital Securities of the Borrower or any Subsidiary (excluding a Receivables Subsidiary)) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Securities of the Borrower or any warrants, options or other right or obligation to purchase or acquire any such Capital Securities, whether now or hereafter outstanding, or (ii) the making of any other distribution in respect of such Capital Securities, in each case either directly or indirectly, whether in cash, property or obligations of the Borrower or any Subsidiary or otherwise; provided, however, that any conversion feature of convertible debt shall not be considered a “Restricted Payment”.

~~“Retained Excess Cash Flow” means, on any date of determination, the aggregate amount of Excess Cash Flow for all prior Fiscal Years ending on or after December 31, 2009 that is not required to be applied to repay New Term Loans pursuant to Section 3.1.1(f).~~

“Revolving Exposure” means, relative to any Revolving Loan Lender, at any time, (i) the aggregate outstanding principal amount of all Revolving Loans of such Lender at such time, plus (ii) such Lender’s Revolving Loan Percentage of the Letter of Credit Outstandings, plus (iii) such Lender’s Swing Line Exposure, plus (iv) such Lender’s Revolving Loan Percentage of the OA Payment Outstandings.

“Revolving Loan Commitment” means, relative to any Lender, such Lender’s obligation (if any) to make Revolving Loans pursuant to clause (a) of Section 2.1.1. As of the ~~Second~~Third Amendment Effective Date, each Revolving Loan Lender shall have ~~either~~ an Extended Revolving Loan Commitment ~~or a Non-Extended Revolving Loan Commitment,~~ as (and in such amounts) set forth in Schedule I to the ~~Second~~Third Amendment.

“Revolving Loan Commitment Amount” means, on any date prior to the Third Amendment Effective Date, $600,000,000, and on any date from and after the Third Amendment Effective Date, $1,100,000,000, as such amount may be reduced on the Non-Extended Termination Date or otherwise from time to time pursuant to Section 2.2.

“Revolving Loan Commitment Termination Date” means the earliest of:

(a) December 31, 2009 (if the initial Credit Extension has not occurred on or prior to such date);

(b) the Stated Maturity Date;

(c) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement; and

(d) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in the preceding clauses (c) or (d), the Revolving Loan Commitments shall terminate automatically and without any further action.

“Revolving Loan Lender” is defined in clause (a) of Section 2.1.1.

“Revolving Loan Percentage” means, relative to any Lender, the percentage which such Lender’s Revolving Loan Commitment then constitutes of the Revolving Loan Commitment Amount, or at any time after such Lender’s Revolving Loan Commitments have expired or terminated in full, the percentage which such Lender’s Revolving Exposure then constitutes of the Total Revolving Exposure Amount; provided that in the case of Section 4.13 when a Defaulting Lender shall exist, “Revolving Loan Percentage” shall be computed disregarding any Defaulting Lender’s Revolving Exposure.

“Revolving Loans” is defined in clause (a) of Section 2.1.1.

“Revolving Note” means a promissory note of the Borrower payable to any Revolving Loan Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Revolving Loan Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and its successors.

“SEC” means the Securities and Exchange Commission.

“Second Amendment” means the Second Amendment to this Agreement dated as of the Second Amendment Effective Date.

“Second Amendment Effective Date” means July 13, 2012.

“Secured Parties” means, collectively, the Lenders, the Issuers, any Open Account Discount Purchasers, the Administrative Agent, the Collateral Agent, the Lead Arrangers, each Foreign Working Capital Lender (if applicable), each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof and (in each case), each Person to whom the Borrower or any of its Subsidiaries owes Cash Management Obligations, and each of their respective successors, transferees and assigns.

“Security Agreement” means the Amended and Restated Pledge and Security Agreement executed and delivered by each Obligor, substantially in the form of Exhibit G hereto, together with any supplemental Foreign Pledge Agreements delivered pursuant to the terms of this Agreement, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

“Senior Secured Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of

(a) Total Senior Secured Debt outstanding on the last day of such Fiscal Quarter to

(b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

“Solvency Certificate” means a certificate executed by the chief financial or accounting Authorized Officer of the Borrower substantially in the form of Exhibit I.

“Solvent” means, with respect to any Person and its Subsidiaries on a particular date, that on such date (i) the fair value of the property (on a going-concern basis) of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries on a consolidated basis, (ii) the present fair salable value of the assets (on a going-concern basis) of such Person and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured in the ordinary course of business, (iii) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of such Person and its Subsidiaries to pay as such debts and liabilities mature in the ordinary course of business (including through refinancings, asset sales and other capital market transactions), and (iv) such Person and its Subsidiaries on a consolidated basis is not engaged in business or a transaction, and such Person and its Subsidiaries on a consolidated basis is not about to engage in a business or a transaction, for which the property of such Person and its Subsidiaries on a consolidated basis would constitute an unreasonably small capital. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

“Specified Default” means (i) any Default under Section 8.1.1 or Section 8.1.9 or (ii) any other Event of Default.

“Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit.

“Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary which are reasonably customary in a securitization of Receivables.

“Stated Amount” means, on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

“Stated Expiry Date” is defined in Section 2.6.

“Stated Maturity Date” means (i) with respect to the New Term Loans, the sixth anniversary of the Restatement Effective Date, (ii), with respect to the Non-Extended Revolving Loan Commitments, the Non-Extended Termination Date and (iii) with respect to the Extended Revolving Loan Commitments, the Extended Termination Date.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of the Borrower (other than a Receivables Subsidiary).

“Subsidiary Guarantor” means each U.S. Subsidiary that has executed and delivered to the Administrative Agent the Guaranty (including by means of a delivery of a supplement thereto).

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any person, any obligation to pay or perform under any Swap.

“Swing Line Exposure” means, at any time, the aggregate principal amount of all outstanding Swing Line Loans at such time. The Swing Line Exposure of any Revolving Loan Lender at any time shall be its Revolving Loan Percentage of the total Swing Line Exposure at such time.

“Swing Line Lender” means, subject to the terms of this Agreement, JPMorgan Chase Bank, N.A.

“Swing Line Loan Commitment” is defined in clause (b) of Section 2.1.1.

“Swing Line Loan Commitment Amount” means, on any date, $50,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

“Swing Line Loans” is defined in clause (b) of Section 2.1.1.

“Swing Line Note” means a promissory note of the Borrower payable to the Swing Line Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, restated, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Synthetic Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is not a capital lease in accordance with GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

“Taxes” means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

“Termination Date” means the date on which all Obligations have been paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted), all Letters of Credit have been terminated or expired (or been Cash Collateralized), all Rate Protection Agreements have been terminated and all Commitments shall have terminated.

“Third Amendment” means the Third Amendment to this Agreement dated as of the Third Amendment Effective Date.

“Third Amendment Effective Date” means July 23, 2013.

“Total Debt” means, on any date, the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries of the type referred to in clause (i) of the definition of “Indebtedness”, clause (ii) of the definition of “Indebtedness”, clause (iii) of the definition of “Indebtedness”, clause (vii) of the definition of “Indebtedness” and clause (ix) of the definition of “Indebtedness”, in each case exclusive of (a) intercompany Indebtedness between the Borrower and its Subsidiaries, (b) any Contingent Liability in respect of any of the foregoing, (c) any Permitted Factoring Facility, (d) any Commercial Letter of Credit, (e) any Letter of Credit or other credit support relating to the termination of agreements with respect to Hedging Obligations, in each case under this clause (e), incurred in connection with or as a result of the Transaction and (f) any Open Account Paying Agreements.

“Total Exposure Amount” means, on any date of determination (and without duplication), the outstanding principal amount of all Loans, the aggregate amount of all Letter of Credit Outstandings and OA Payment Outstandings and the unfunded amount of the Commitments.

“Total Extended Revolving Loan Commitment Amount” means the aggregate amount of the Lenders’ Extended Revolving Loan Commitments as of the ~~Second~~Third Amendment Effective Date.

“Total Non-Extended Revolving Loan Commitment Amount” means the aggregate amount of the Lenders’ Non-Extended Revolving Loan Commitments as of the Second Amendment Effective Date which, for the avoidance of doubt, is $0.

“Total Revolving Exposure Amount” means, on any date of determination (and without duplication), the outstanding principal amount of all Revolving Loans and Swing Line Loans, the aggregate amount of all Letter of Credit Outstandings and OA Payment Outstandings and the unfunded amount of Revolving Loan Commitments.

“Total Senior Secured Debt” means, on any date, all Total Debt which is secured by a Lien.

“Total Tangible Assets” means, on any date, the aggregate amount of assets of the Borrower and its Subsidiaries shown on a consolidated balance sheet of such Persons at such date less goodwill and other intangible assets.

“Trademark Security Agreement” means any Trademark Security Agreement executed and delivered by any Obligor substantially in the form of Exhibit B to the Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Transaction” means, collectively, (i) the amendment and restatement of the Original Credit Agreement in order to refinance the Borrower’s existing term loans and replace its existing revolving facility thereunder and (ii) the issuance by the Borrower of the 2016 Senior Notes and the concurrent repayment of all outstanding loans under the Borrower’s existing second lien credit agreement.

“Transaction Documents” means, collectively, the 2016 Senior Notes and any other material document executed or delivered in connection with the Transaction, including any transition services agreements and tax sharing agreements, in each case as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.12.

“Treaty on European Union” means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht, the Kingdom of Netherlands, on February 1, 1992 and came into force on November 1, 1993), as amended from time to time.

“type” means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Collateral Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“U.S. Subsidiary” means any Subsidiary ~~(other than a Receivables Subsidiary)~~ that is incorporated or organized under the laws of the United States~~.~~ other than (i) a Receivables Subsidiary, (ii) a Controlled Foreign Corporation, (iii) any such Subsidiary substantially all of the assets of which consist of stock in one or more Controlled Foreign Corporations and (iv) any such Subsidiary directly or indirectly owned by a Foreign Subsidiary.

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Welfare Plan” means a “welfare plan”, as such term is defined in Section 3(1) of ERISA.

“wholly owned Subsidiary” means any Subsidiary all of the outstanding Capital Securities of which (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Borrower.

SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule.

SECTION 1.3 Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.4 Accounting and Financial Determinations. (a) Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 7.2.4 and the definitions used in such calculations) shall be made, in accordance with those generally accepted accounting principles (“GAAP”) applied in the preparation of the financial statements referred to in clause (a) of Section 5.1.6. In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower and its Subsidiaries consolidated financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and its Subsidiaries, in each case without duplication. Notwithstanding any other provision contained herein~~,~~ all computations of amounts and ratios referred to in this Agreement shall be made without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower at “fair value” as defined therein. Furthermore, notwithstanding any change in GAAP that after the Third Amendment Effective Date would require lease obligations that would be treated as operating leases as of the Third Amendment Effective Date to be classified and accounted for as Capitalized Lease Liabilities or otherwise reflected on the consolidated balance sheet of the Borrower, for the purposes of determining compliance with any covenant contained herein, such obligations shall be treated in the same manner as operating leases are treated as of the Third Amendment Effective Date.

(b) As of any date of determination, for purposes of determining the Interest Coverage Ratio or Leverage Ratio (and any financial calculations required to be made or included within such ratios, or required for purposes of preparing any Compliance Certificate to be delivered pursuant to the definition of “Permitted Acquisition”), the calculation of such ratios and other financial calculations shall include or exclude, as the case may be, the effect of any assets or businesses that have been acquired or Disposed of by the Borrower or any of its Subsidiaries pursuant to the terms hereof (including through mergers or consolidations) as of such date of determination, as determined by the Borrower on a pro forma basis in accordance with GAAP, which determination may include one-time adjustments or reductions in costs, if any, directly attributable to any such permitted Disposition or Permitted Acquisition, as the case may be, in each case (i) calculated in accordance with Regulation S-X and any successor statute, for the period of four Fiscal Quarters ended on or immediately prior to the date of determination of any such ratios (after giving effect to any cost-savings or adjustments relating to synergies resulting from a Permitted Acquisition which have been realized or for which the steps necessary for realization have been taken and certified in good faith by an officer of the Borrower or otherwise as the Administrative Agent shall otherwise agree) and (ii) giving effect to any such Permitted Acquisition or permitted Disposition as if it had occurred on the first day of such four Fiscal Quarter period.

ARTICLE II

COMMITMENTS, BORROWING AND ISSUANCE

PROCEDURES, NOTES AND LETTERS OF CREDIT

SECTION 2.1 Commitments. On the terms and subject to the conditions of this Agreement, the Lenders and the Issuers severally agree to make Credit Extensions as set forth below.

SECTION 2.1.1 Revolving Loan Commitment and Swing Line Loan Commitment. From time to time on any Business Day occurring after the Restatement Effective Date but prior to the Revolving Loan Commitment Termination Date,

(a) each Lender that has a Revolving Loan Commitment (referred to as a “Revolving Loan Lender”), agrees that it will make loans (relative to such Lender, its “Revolving Loans”) to the Borrower denominated in Dollars equal to such Lender’s Revolving Loan Percentage of the aggregate amount of each Borrowing of the Revolving Loans requested by the Borrower to be made on such day; and

(b) the Swing Line Lender agrees that it will make loans (its “Swing Line Loans”) denominated in Dollars to the Borrower equal to the principal amount of the Swing Line Loan requested by the Borrower to be made on such day. The commitment of the Swing Line Lender described in this clause is herein referred to as its “Swing Line Loan Commitment”.

On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans and Swing Line Loans. No Revolving Loan Lender shall be permitted or required to make any Revolving Loan if, after giving effect thereto, (i) such Lender’s Revolving Exposure would exceed such Lender’s Revolving Loan Percentage of the then existing Revolving Loan Commitment Amount or (ii) the aggregate amount of Revolving Loans and Swing Line Loans outstanding together with the Letter of Credit Outstandings and the OA Payment Outstandings would exceed the Revolving Loan Commitment Amount. Furthermore, the Swing Line Lender shall not be permitted or required to make Swing Line Loans if, after giving effect thereto, (A) the aggregate outstanding principal amount of all Swing Line Loans would exceed the then existing Swing Line Loan Commitment Amount or (B) the sum of the aggregate amount of all Swing Line Loans and all Revolving Loans outstanding plus the aggregate amount of Letter of Credit Outstandings and OA Payment Outstandings would exceed the Revolving Loan Commitment Amount.

SECTION 2.1.2 Letter of Credit Commitment; Open Account Agreements. (a) From time to time on any Business Day occurring after the Restatement Effective Date but at least five Business Days prior to the Extended Termination Date, the relevant Issuer agrees that it will (subject to the terms hereof) (i) issue one or more Letters of Credit in Dollars for the account of the Borrower, any Subsidiary Guarantor or any Foreign Subsidiary in the Stated Amount requested by the Borrower on such day, or (ii) extend the Stated Expiry Date of a Letter of Credit previously issued hereunder. No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (x) the sum of the aggregate amount of (A) all Letter of Credit Outstandings plus (B) all OA Payment Outstandings would exceed the then existing Letter of Credit Commitment Amount or (y) the sum of the aggregate amount of all (A) Letter of Credit Outstandings plus (B) OA Payment Outstandings plus (C) the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the then existing Revolving Loan Commitment Amount.

(b) From time to time on any day occurring after the Restatement Effective Date but prior to the Extended Termination Date, an Obligor may enter into one or more Open Account Paying Agreements with such Lenders or their respective Affiliates as it and they shall so agree;

provided that (i) no Lender will be required to enter into an Open Account Paying Agreement and (ii) an Obligor shall not be permitted to enter into, or incur obligations under, an Open Account Paying Agreement if, after giving effect thereto, (x) the sum of the aggregate amount of (A) all OA Payment Outstandings plus (B) all Letter of Credit Outstandings would exceed the then existing Letter of Credit Commitment Amount or (y) the sum of the aggregate amount of all (A) Letter of Credit Outstandings plus (B) OA Payment Outstandings plus (C) the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the then existing Revolving Loan Commitment Amount.

SECTION 2.1.3 Term Loan Commitments. In a single Borrowing made on the Restatement Effective Date, occurring on or prior to the applicable Commitment Termination Date, each Lender that has a New Term Loan Commitment agrees that it will make Loans (relative to such Lender, its “New Term Loans”) to the Borrower denominated in Dollars equal to such Lender’s New Term Percentage of the aggregate amount of the Borrowing, which shall be for the full New Term Loan Commitment Amount. No amounts paid or prepaid with respect to New Term Loans may be reborrowed.

SECTION 2.2 Reduction of the Commitment Amounts. The Commitment Amounts are subject to reduction from time to time as set forth below.

SECTION 2.2.1 Optional. The Borrower may, from time to time on any Business Day occurring after the Restatement Effective Date, voluntarily reduce any Commitment Amount on the Business Day so specified by the Borrower; provided that, all such reductions shall require at least one Business Day’s prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000. Any optional or mandatory reduction of the Revolving Loan Commitment Amount pursuant to the terms of this Agreement which reduces the Revolving Loan Commitment Amount below the sum of (i) the Swing Line Loan Commitment Amount and (ii) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and/or Letter of Credit Commitment Amount (as directed by the Borrower in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Revolving Loan Commitment Amount) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender, any Revolving Loan Lender or any Issuer.

SECTION 2.2.2 [Reserved].

SECTION 2.3 Borrowing Procedures. Loans (other than Swing Line Loans and New Term Loans) shall be made by the Lenders in accordance with Section 2.3.1, and Swing Line Loans shall be made by the Swing Line Lender in accordance with Section 2.3.2.

SECTION 2.3.1 Borrowing Procedure. In the case of Loans (other than Swing Line Loans), by delivering a Borrowing Request to the Administrative Agent on or before 10:00 a.m. on a Business Day, the Borrower may from time to time irrevocably request, on such Business Day in the case of Base Rate Loans or on not less than three Business Days’ notice and not more than five Business Days’ notice, in the case of LIBO Rate Loans denominated in Dollars, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, in the case of Base Rate Loans, in a minimum amount of $1,000,000 and an integral multiple of $500,000 or, in either case, in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day specified in such Borrowing Request. In the case of other than Swing Line Loans, on or before 12:00 noon on such Business Day each Lender that has a Commitment to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender’s Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender’s obligation to make any Loan shall be affected by any other Lender’s failure to make any Loan.

SECTION 2.3.2 Swing Line Loans; Participations, etc. (a) By telephonic notice to the Swing Line Lender on or before 2:00 p.m. on a Business Day (followed (within one Business Day) by the delivery of a confirming Borrowing Request), the Borrower may from time to time irrevocably request that Swing Line Loans be made by the Swing Line Lender in an aggregate minimum principal amount of $500,000 and an integral multiple of $100,000. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender to the Borrower by wire transfer to the account the Borrower shall have specified in its notice therefor by the close of business on the Business Day telephonic notice is received by the Swing Line Lender. Upon the making of each Swing Line Loan, and without further action on the part of the Swing Line Lender or any other Person, each Revolving Loan Lender (other than the Swing Line Lender) shall be deemed to have irrevocably purchased, to the extent of its Revolving Loan Percentage, a participation interest in such Swing Line Loan, and such Revolving Loan Lender shall, to the extent of its Revolving Loan Percentage, be responsible for reimbursing within one Business Day the Swing Line Lender for Swing Line Loans which have not been reimbursed by the Borrower in accordance with the terms of this Agreement.

(b) If (i) any Swing Line Loan shall be outstanding for more than four Business Days, (ii) any Swing Line Loan is or will be outstanding on a date when the Borrower requests that a Revolving Loan be made, or (iii) any Default shall occur and be continuing, then each Revolving Loan Lender (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender, make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender’s Revolving Loan Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the “Refunded Swing Line Loans”). On or before 11:00 a.m. on the first Business Day following receipt by each Revolving Loan Lender of a request to make Revolving Loans as provided in the preceding sentence, each Revolving Loan Lender shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time the Revolving Loan Lenders make the above referenced Revolving Loans the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, Revolving Loans in an amount equal to the Swing Line Lender’s Revolving Loan Percentage of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any Revolving Loans pursuant to this clause, the amount so funded shall become an outstanding Revolving Loan and shall no longer be owed as a Swing Line Loan. All interest payable with respect to any Revolving Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such Revolving Loans were made. Each Revolving Loan Lender’s obligation to make the Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Obligor or any Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of any Obligor; (iv) the acceleration or maturity of any Obligations or the termination of any Commitment after the making of any Swing Line Loan; (v) any breach of any Loan Document by any Person; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

SECTION 2.4 Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 10:00 a.m. on a Business Day, the Borrower may from time to time irrevocably elect on not less than three nor more than five Business Days’ notice (a) to convert any Base Rate Loan into one or more LIBO Rate Loans or (b) before the last day of the then current Interest Period with respect thereto, to continue any LIBO Rate Loan as a LIBO Rate Loan; provided that (i) any portion of any Loan which is continued or converted hereunder shall be in a minimum amount of $1,000,000 and in an integral multiple amount of $1,000,000 and (ii) in the absence of prior notice as required above (which notice may be delivered telephonically followed by written confirmation within 24 hours thereafter by delivery of a Continuation/Conversion Notice), with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan; provided further that (A) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and (B) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Event of Default has occurred and is continuing.

SECTION 2.5 Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided that, such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. Subject to Section 4.10, each Lender may, at its option, make any Loan available to the Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay Loans in accordance with the terms of this Agreement.

SECTION 2.6 Issuance Procedures. By delivering to the Administrative Agent and the relevant Issuer an Issuance Request on or before 10:00 a.m. on a Business Day, the Borrower may from time to time irrevocably request on not less than three nor more than ten Business Days’ notice, in the case of an initial issuance of a Letter of Credit and not less than three Business Days’ prior notice, in the case of a request for the extension of the Stated Expiry Date of a Standby Letter of Credit (in each case, unless a shorter notice period is agreed to by the relevant Issuer, in its sole discretion), that an Issuer issue a Letter of Credit, or extend the Stated Expiry Date of a Standby Letter of Credit, in such form as may be requested by the Borrower and approved by such Issuer, solely for the purposes described in Section 7.1.7. In connection with any Issuance Request the Borrower and/or applicable Subsidiary shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as such Issuer shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement, the provisions of this Agreement shall control. Each Standby Letter of Credit shall by its terms be stated to expire on a date (its “Stated Expiry Date”) no later than the earlier to occur of (i) five Business Days prior to the Extended Termination Date or (ii) unless otherwise agreed to by an Issuer, in its sole discretion, one year from the date of its issuance (provided that each Standby Letter of Credit may, with the consent of the Issuer thereof in its sole discretion, provide for automatic renewals for one year periods (which in no event shall extend beyond the Extended Termination Date)). Each Commercial Letter of Credit shall by its terms be stated to expire on a date no later than the earlier to occur of (i) five Business Days prior to the Extended Termination Date or (ii) unless otherwise agreed to by an Issuer, in its sole discretion, 180 days from the date of its issuance. Each Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues. Each Issuer shall provide periodic reporting of Letters of Credit issued by such Issuer in a manner, and in time periods, mutually acceptable to the Administrative Agent and such Issuer. Unless notified by the Administrative Agent in writing prior to the issuance of a Letter of Credit, the applicable Issuer shall be entitled to assume that the conditions precedent to such issuance have been met.

SECTION 2.6.1 Other Lenders Participation.

(a) Upon the issuance of each Letter of Credit, and without further action, each Revolving Loan Lender (other than the applicable Issuer) shall be deemed to have irrevocably purchased, to the extent of its Revolving Loan Percentage, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Revolving Loan Lender shall, to the extent of its Revolving Loan Percentage, be responsible for reimbursing the applicable Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.6.3 in the applicable currency and at the times set forth in such Section (with the terms of this Section surviving the termination of this Agreement). In addition, such Revolving Loan Lender shall, to the extent of its Revolving Loan Percentage, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit (other than the issuance fees payable to the Issuer of such Letter of Credit pursuant to the last sentence of Section 3.3.3) and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation accruing on and after the date (and to the extent) such Lender funds its participation interest in such Letter of Credit. To the extent that any Revolving Loan Lender has reimbursed any Issuer for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement. Upon any change in the Revolving Loan Commitments pursuant to an assignment under Section 10.10 of this Agreement, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Revolving Loan Percentage of the assigning and assignee Revolving Loan Lenders.

(b) Upon the entry into each Open Account Discount Agreement, and without further action, each Revolving Loan Lender (other than the applicable Open Account Discount Purchaser) shall be deemed to have irrevocably purchased, to the extent of its Revolving Loan Percentage, a participation interest in such Open Account Discount Agreement, and such Revolving Loan Lender shall, to the extent of its Revolving Loan Percentage, be responsible for reimbursing the applicable Open Account Discount Purchaser for OA Payment Obligations under the applicable Open Account Paying Agreement which have not been reimbursed by the relevant Obligor in accordance with the terms thereof (with the terms of this Section surviving the termination of this Agreement). In addition, such Revolving Loan Lender shall, to the extent of its Revolving Loan Percentage, be entitled to receive a ratable portion of the Open Account Agreement payments pursuant to Section 3.3.4 and of interest payable pursuant to Section 3.2 with respect to any OA Payment Obligations accruing on and after the date (and to the extent) such Lender funds its participation interest in such OA Payment Obligations. To the extent that any Revolving Loan Lender has reimbursed any Open Account Discount Purchaser for an Open Account Discount Purchase, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Open Account Discount Purchase. Upon any change in the Revolving Loan Commitments pursuant to an assignment under Section 10.10 of this Agreement, it is hereby agreed that with respect to all OA Payment Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Revolving Loan Percentage of the assigning and assignee Revolving Loan Lenders. The Borrower shall be required to reimburse each Open Account Discount Purchaser in accordance with the terms set forth in the applicable Open Account Paying Agreement.

SECTION 2.6.2 Disbursements. An Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by such Issuer, together with notice of the date (the “Disbursement Date”) such payment shall be made (each such payment, a “Disbursement”). Subject to the terms and provisions of such Letter of Credit and this Agreement, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Not later than 1:00 p.m. on (i) a Disbursement Date, if the Borrower shall have received notice of such Disbursement prior to 10:00 a.m. on such Disbursement Date, or (ii) the Business Day immediately following a Disbursement Date, if such notice is received after 10:00 a.m. on such Disbursement Date, the Borrower will reimburse such Issuer directly in full for such Disbursement. Each such reimbursement shall be made in immediately available funds together (in the case of a reimbursement made on such immediately following Business Day, with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans (with the then Applicable Margin for Revolving Loans accruing on such amount) pursuant to Section 3.2 for the period from the Disbursement Date through the date of such reimbursement, provided that if such reimbursement is not made when due pursuant to this Section 2.6.2, then the interest rates set forth in Section 3.2.2 shall apply. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the applicable Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or a Subsidiary). In the event that an Issuer makes any Disbursement and the Borrower shall not have reimbursed such amount in full to such Issuer pursuant to this Section 2.6.2, such Issuer shall promptly notify the Administrative Agent which shall promptly notify each Revolving Loan Lender of such failure, and each Revolving Loan Lender (other than such Issuer) shall promptly and unconditionally pay in same day funds to the Administrative Agent for the account of such Issuer the amount of such Revolving Loan Lender’s Revolving Loan Percentage of such unreimbursed Disbursement. If an Issuer so notifies the Administrative Agent, and the Administrative Agent so notifies the Revolving Loan Lenders prior to 2:00 p.m., on any Business Day, each such Revolving Loan Lender shall make available to such Issuer such Revolving Loan Lender’s Revolving Loan Percentage of the amount of such payment on such Business Day in same day funds (or if such notice is received by such Revolving Loan Lenders after 2:00 p.m. on the day of receipt, payment shall be made on the immediately following Business Day). If and to the extent such Revolving Loan Lender shall not have so made its Revolving Loan Percentage of the amount of such payment available to the applicable Issuer, such Revolving Loan Lender agrees to pay to such Issuer forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuer, at the Federal Funds Rate.

SECTION 2.6.3 Reimbursement. The obligation (a “Reimbursement Obligation”) of the Borrower under Section 2.6.2 to reimburse an Issuer with respect to each Disbursement (including interest thereon) and, upon the failure of the Borrower to reimburse an Issuer, each Revolving Loan Lender’s obligation under Section 2.6.1 to reimburse an Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of (i) any setoff, counterclaim or defense to payment which the Borrower or such Revolving Loan Lender, as the case may be, may have or have had against such Issuer, any Lender or any other Person (including any Subsidiary) for any reason whatsoever, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer’s good faith opinion (absent such Issuer’s gross negligence or willful misconduct), such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of any Obligor; (iv) the acceleration or maturity of any Obligations or the termination of any Commitment after the issuance of a Letter of Credit; (v) any breach of any Loan Document by any Person; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (including any of the events set forth in Section 2.6.5); provided that, after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against an Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence, bad faith or willful misconduct on the part of such Issuer.

SECTION 2.6.4 Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default under Section 8.1.9 or upon notification by the Administrative Agent (acting at the direction of the Required Lenders) to the Borrower of its obligations under this Section, following the occurrence and during the continuation of any other Event of Default,

(a) the aggregate Stated Amount of all Letters of Credit shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Issuers of such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed); and

(b) the Borrower shall be immediately obligated to reimburse the Issuers for the amount deemed to have been so paid or disbursed by such Issuers.

Amounts payable by the Borrower pursuant to this Section shall be deposited in immediately available funds with the Collateral Agent and held as cash collateral security for the Reimbursement Obligations. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived the Collateral Agent shall return to the Borrower all amounts then on deposit with the Collateral Agent pursuant to this Section which have not been applied to the satisfaction of the Reimbursement Obligations.

SECTION 2.6.5 Nature of Reimbursement Obligations. The Borrower, each other Obligor and, to the extent set forth in Section 2.6.1, each Revolving Loan Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own gross negligence, bad faith or willful misconduct) shall be responsible for:

(a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

(b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

(c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

(d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise or errors in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuer; or

(e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

In furtherance of the foregoing and without limiting the generality thereof, the parties agree that with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Revolving Loan Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon each Obligor and each such Secured Party, and shall not put such Issuer under any resulting liability to any Obligor or any Secured Party, as the case may be.

SECTION 2.6.6 Existing Letters of Credit. On the Effective Date, all Existing Letters of Credit shall be deemed to have been issued hereunder and shall for all purposes be deemed to be “Letters of Credit” hereunder.

SECTION 2.7 Register; Notes. The Register shall be maintained on the following terms.

(a) The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent, solely for the purpose of this clause, to maintain a register (the “Register”) on which the Administrative Agent will record each Lender’s Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans, annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 10.11. Failure to make any recordation, or any error in such recordation, shall not affect any Obligor’s Obligations. The entries in the Register shall constitute prima facie evidence and shall be binding, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan is registered (or, if applicable, to which a Note has been issued) as the owner thereof for the purposes of all Loan Documents, notwithstanding notice or any provision herein to the contrary. Any assignment or transfer of a Commitment or the Loans made pursuant hereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement that has been executed by the requisite parties pursuant to Section 10.11. No assignment or transfer of a Lender’s Commitment or Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

(b) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a Note evidencing the Loans made by, and payable to the order of, such Lender in a maximum principal amount equal to such Lender’s Percentage of the original applicable Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, constitute prima facie evidence and shall be binding on each Obligor absent manifest error; provided that, the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Obligor.

SECTION 2.8 [Reserved].

SECTION 2.9 Incremental Facilities. (a) At any time or from time to time after the Restatement Effective Date and before the Extended Termination Date, the Borrower, by written notice to Administrative Agent, may request (i) the establishment of one or more additional tranches of term loans or increases in the amount of any existing term loan tranches (the “Incremental Term Loans”) and/or (ii) increases in the Revolving Loan Commitments (the “Incremental Revolving Commitments” and, together with the Incremental Term Loans, the “Incremental Credit Increases”); provided that each Incremental Credit Increase shall be in an aggregate principal amount that is not less than $50,000,000. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the Incremental Credit Increases shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent. The Borrower may approach any Lender or any Person (other than an Ineligible Assignee) to provide all or a portion of the Incremental Credit Increases; provided that (i) no Lender will be required to provide such Incremental Credit Increase and (ii) any entity providing all or a portion of the Incremental Credit Increase that is not a Lender, an Affiliate of a Lender or an Approved Fund shall not be an Ineligible Assignee and shall be reasonably acceptable to the Administrative Agent (with such acceptance by the Administrative Agent to not be unreasonably withheld or delayed).

(b) In each case, such Incremental Credit Increase shall become effective as of the applicable Increased Amount Date, provided that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Credit Increase, (ii) the Borrower shall be in compliance with Section 7.2.4 both before and after giving effect to such Incremental Credit Increases, (iii) the Senior Secured Leverage Ratio shall be less than 2.25 to 1.00 both before and after giving effect to such Incremental Credit Increases (assuming, for the purposes of the calculations under this clause (iii), that all Revolving Commitments are fully drawn and that all Permitted Securitization is fully utilized), (iv) any Incremental Term Loan shall mature on or after the Extended Termination Date, (~~iv~~v) the interest rate margin in respect of Incremental Revolving Loans (including upfront fees in connection therewith in excess of any upfront fees issued or paid in respect of any then outstanding Revolving Loans, but excluding arrangement, structuring and underwriting fees) shall not exceed the Applicable Margin for the Revolving Loans of any Extending Revolving Loan Lender or Non-Extending Revolving Loan Lender by more than 50 basis points or if it does so exceed either such Applicable Margin by more than 50 basis points, the Applicable Margin so exceeded shall be increased so that the interest rate margin in respect of such Incremental Revolving Loan (giving effect to any upfront fees in connection therewith in excess of any upfront fees issued or paid in respect of any then outstanding Loans, but excluding arrangement, structuring and underwriting fees) is no greater than the Applicable Margin for such Revolving Loans minus 50 basis points and (~~v~~vi) the Incremental Credit Increases shall be effected pursuant to one or more joinder agreements in a form reasonably acceptable to the Administrative Agent (each, a “Joinder Agreement”) executed and delivered by the Borrower, the applicable Incremental Lender and the Administrative Agent pursuant to which such Incremental Lender agrees to be bound to the terms of this Agreement as a Lender; provided that the Lenders committing to provide such Incremental Term Loans the proceeds of which are to be used to finance a Permitted Acquisition may agree to waive the conditions set forth in the foregoing clauses (i), (ii) and (iii) without the consent of any other Lenders. Any Incremental Term Loans made on an Increased Amount Date shall be designated a separate tranche of Incremental Term Loans for all purposes of this Agreement.

(c) On any Increased Amount Date on which Incremental Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Lenders with Revolving Loan Commitments shall assign to each Person with an Incremental Revolving Commitment (each, a “Incremental Revolving Lender”) and each of the Incremental Revolving Lenders shall purchase from each of the Lenders with Revolving Loan Commitments, at the principal amount thereof, such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Revolving Loans will be held by existing Revolving Loan Lenders and Incremental Revolving Lenders ratably in accordance with their Revolving Loan Commitments after giving effect to the addition of such Incremental Revolving Commitments to the Revolving Loan Commitments, (b) the participations held by the Revolving Loan Lenders in the Revolving Exposure immediately prior to such Increased Amount Date shall be automatically reallocated so as to held by existing Revolving Loan Lenders and Incremental Revolving Lenders ratably in accordance with their Revolving Loan Commitments after giving effect to the addition of such Incremental Revolving Commitments to the Revolving Loan Commitments, (c) each Incremental Revolving Commitment shall be deemed for all purposes a Revolving Loan Commitment and each Loan made thereunder (an “Incremental Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and (d) each Incremental Revolving Lender shall become a Lender with respect to the Incremental Revolving Commitment and all matters relating thereto. The terms and provisions of the Incremental Revolving Loans and Incremental Revolving Commitments shall be identical to the Revolving Loans and the Revolving Loan Commitments.

(d) On any Increased Amount Date on which any Incremental Term Loans are to be made, subject to the satisfaction of the foregoing terms and conditions, (i) each Person with a commitment to make an Incremental Term Loan (each, an “Incremental Term Loan Lender”) shall make an Incremental Term Loan to the Borrower in an amount equal to such commitment amount, and (ii) each Incremental Term Loan Lender shall become a Lender hereunder with respect to the Incremental Term Loans made pursuant thereto.

(e) Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.9.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1 Repayments and Prepayments; Application. The Borrower agrees that the Loans shall be repaid and prepaid pursuant to the following terms.

SECTION 3.1.1 Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the applicable Stated Maturity Date therefor. Prior thereto, payments and prepayments of the Loans shall or may be made as set forth below.

(a) From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any

(i) Loans (other than Swing Line Loans); provided that, (A) any such voluntary prepayment of the New Term Loans shall be made of the same type and, if applicable, having the same Interest Period of all Lenders that have made such New Term Loans (applied to the remaining amortization payments for the New Term Loans in such amounts as the Borrower shall determine) and any such prepayment of Revolving Loans shall be made pro rata among the Revolving Loans of the same type, having the same Interest Period of all Lenders that have made such Revolving Loans; (B) all such voluntary prepayments shall require at least (1) in the case of Base Rate Loans, one but no more than five Business Days’ prior notice to the Administrative Agent and (2) in the case of LIBO Rate Loans, three but no more than five Business Days’ prior notice to the Administrative Agent; and (C) all such voluntary partial prepayments shall be in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000; and

(ii) Swing Line Loans; provided that, (A) all such voluntary prepayments shall require prior telephonic notice to the Swing Line Lender on or before 1:00 p.m. on the day of such prepayment (such notice to be confirmed in writing within 24 hours thereafter); and (B) all such voluntary partial prepayments shall be in an aggregate minimum amount of $200,000 and an integral multiple of $100,000.

(b) On each date when the aggregate Revolving Exposure of all Revolving Loan Lenders exceeds the Revolving Loan Commitment Amount (as it may be reduced from time to time pursuant to this Agreement), the Borrower shall make a mandatory prepayment of Revolving Loans or Swing Line Loans (or both) and, if necessary, Cash Collateralize all Letter of Credit Outstandings, in an aggregate amount equal to such excess.

(c) On each Quarterly Payment Date (beginning with the Quarterly Payment Date on March 31, 2010), the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all New Term Loans in an amount equal to 0.25% of the original principal amount of all New Term Loans, with the remaining amount of New Term Loans due and payable in full on the Stated Maturity Date for New Term Loans.

(d) [Reserved].

(e) To the extent any New Term Loans are outstanding, the Borrower shall (subject to the next proviso) within 10 days after receipt of any Net Disposition Proceeds or Net Casualty Proceeds in excess of $2,000,000 by the Borrower or any of its U.S. Subsidiaries, deliver to the Administrative Agent a calculation of the amount of such proceeds, and, to the extent the aggregate amount of such (i) Net Disposition Proceeds received by the Borrower and its U.S. Subsidiaries in any period of twelve consecutive calendar months since the Original Closing Date exceeds $10,000,000 and (ii) Net Casualty Proceeds received by the Borrower and its U.S. Subsidiaries in any period of twelve consecutive calendar months since the Original Closing Date exceeds $50,000,000, the Borrower shall make a mandatory prepayment of the New Term Loans in an amount equal to 100% of such excess Net Disposition Proceeds or Net Casualty Proceeds, as applicable; provided that, so long as (i) no Event of Default has occurred and is continuing, such proceeds may be retained by the Borrower and its U.S. Subsidiaries (and be excluded from the prepayment requirements of this clause) to be invested or reinvested within one year or, subject to immediately succeeding clause (ii), 18 months or 36 months, as applicable, to the acquisition or construction of other assets or properties consistent with the businesses permitted to be conducted pursuant to Section 7.2.1 (including by way of merger or Investment), and (ii) within one year following the receipt of such Net Disposition Proceeds or Net Casualty Proceeds, such proceeds are (A) applied or (B) committed to be, and actually are, applied within (I) 18 months following the receipt of such Net Disposition Proceeds or (II) 36 months following the receipt of such Net Casualty Proceeds, in each case to such acquisition or construction plan. The amount of such Net Disposition Proceeds or Net Casualty Proceeds unused or uncommitted after such one year, 18 months or 36 months, as applicable, period shall be applied to prepay the New Term Loans as set forth in Section 3.1.2. At any time after receipt of any such Net Casualty Proceeds in excess of $25,000,000 but prior to the application thereof to such mandatory prepayment or the acquisition of other assets or properties as described above, upon the request by the Administrative Agent (acting at the direction of the Required Lenders) to the Borrower, the Borrower shall deposit an amount equal to such excess Net Casualty Proceeds into a cash collateral account maintained with (and subject to documentation reasonably satisfactory to) the Collateral Agent for the benefit of the Secured Parties (and over which the Collateral Agent shall have a first priority perfected Lien) pending application as a prepayment or to be released as requested by the Borrower in respect of such acquisition. Amounts deposited in such cash collateral account shall be invested in Cash Equivalent Investments, as directed by the Borrower.

~~(f) To the extent any New Term Loans are outstanding, within 100 days after the close of each Fiscal Year (beginning with the Fiscal Year ending 2009) the Borrower shall make a mandatory prepayment of the New Term Loans in an amount equal to (i) the product of (A) the Excess Cash Flow (if any) for such Fiscal Year multiplied by (B) the Applicable Percentage minus (ii) the aggregate amount of all voluntary prepayments of Loans (but including Revolving Loans and Swing Line Loans only to the extent of a corresponding reduction of the Revolving Loan Commitment Amount pursuant to Section 2.2.1) made during such Fiscal Year, to be applied as set forth in Section 3.1.2;~~

(f) ~~(g)~~ Concurrently with the receipt by the Borrower or any of its U.S. Subsidiaries of any Net Debt Proceeds, the Borrower shall make a mandatory prepayment of the New Term Loans in an amount equal to 100% of such Net Debt Proceeds, to be applied as set forth in Section 3.1.2.

(g)~~(h)~~ Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, the Borrower shall repay all the Loans, unless, pursuant to Section 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.

SECTION 3.1.2 Application. Amounts prepaid pursuant to Section 3.1.1 shall be applied as set forth in this Section.

(a) Subject to clause (b), each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, subject to the terms of Section 4.4, to the principal amount thereof being maintained as LIBO Rate Loans.

(b) Each prepayment of the New Term Loans made pursuant to clauses (e)~~, (f),~~ and (~~g~~f) of Section 3.1.1 shall be applied first, pro rata to a mandatory prepayment of the outstanding principal amount of all New Term Loans (with the amount of such prepayment of the New Term Loans being applied (A) first to the remaining New Term Loans to reduce in direct order of maturity the amortization payments that are due and payable within 24 calendar months from the date of such prepayment, and (B) second, to the extent in excess of the amounts to be applied pursuant to the preceding clause (A), to reduce the then remaining New Term Loan amortization payments on a pro rata basis).

(c) So long as the Administrative Agent has received prior written notice from the Borrower of a mandatory prepayment pursuant to clauses (e)~~, (f)~~ and (~~g~~f) of Section 3.1.1, the Administrative Agent shall provide notice of such mandatory prepayment to the Lenders with New Term Loans. It is understood and agreed by the Borrower that, notwithstanding receipt by the Administrative Agent of any such mandatory prepayment, the New Term Loans shall not be deemed repaid, unless otherwise consented to by the Administrative Agent, until five Business Days have elapsed from the delivery to the Administrative Agent of the notice described above in this clause (c).

SECTION 3.2 Interest Provisions. Interest on the outstanding principal amount of the Loans shall accrue and be payable in accordance with the terms set forth below.

SECTION 3.2.1 Rates. Subject to Section 2.3.2, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that the Loans comprising a Borrowing accrue interest at a rate per annum:

(a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; provided that, Swing Line Loans shall always accrue interest at the Alternate Base Rate plus the then effective Applicable Margin for Revolving Loans maintained as Base Rate Loans; and

(b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) plus the Applicable Margin.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

SECTION 3.2.2 Post-Default Rates. If all or any portion of the Obligations shall not be paid when due (whether at the Stated Maturity, by acceleration or otherwise), the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on all such unpaid Obligations at a rate per annum equal to (a) in the case of principal on any Loan, the rate of interest that otherwise would be applicable to such Loan plus 2% per annum; and (b) in the case of overdue interest, fees, and other monetary Obligations, the Alternate Base Rate from time to time in effect, plus the Applicable Margin for the New Term Loans accruing interest at the Alternate Base Rate, plus 2% per annum.

SECTION 3.2.3 Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

(a) on the Stated Maturity Date therefor;

(b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

(c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Restatement Effective Date;

(d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date occurring on each three-month interval occurring after the first day of such Interest Period);

(e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

(f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.3 Fees. The Borrower agrees to pay the fees set forth below. All such fees shall be non-refundable when earned and paid.

SECTION 3.3.1 Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Non-Defaulting Lender, for the period (including any portion thereof when its Revolving Loan Commitments are suspended by reason of the Borrower’s inability to satisfy any condition of Article V) commencing on the Restatement Effective Date and continuing through the Revolving Loan Commitment Termination Date, a commitment fee in an amount equal to the Applicable Commitment Fee Margin, in each case on such Revolving Loan Lender’s Revolving Loan Percentage of the sum of the average daily unused portion of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings). All commitment fees payable pursuant to this Section shall be calculated on a year comprised of 360 days and payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Restatement Effective Date, and on the Revolving Loan Commitment Termination Date. The making of Swing Line Loans shall not constitute usage of the Revolving Loan Commitment with respect to the calculation of commitment fees to be paid by the Borrower to the Revolving Loan Lenders.

SECTION 3.3.2 Agents’ Fees. The Borrower agrees to pay to each of the Agents the fees in the amounts and on the dates set forth in any fee agreements with any of the Agents and to perform any other obligations contained therein.

SECTION 3.3.3 Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata account of the applicable Issuer and each Revolving Loan Lender, a Letter of Credit fee in a per annum amount equal to the then effective Applicable Margin for Revolving Loans maintained as LIBO Rate Loans, multiplied by the average daily Stated Amount of each such Letter of Credit, such fees being payable quarterly in arrears on each Quarterly Payment Date following the date of issuance of each Letter of Credit and on the Revolving Loan Commitment Termination Date. The Borrower further agrees to pay to the applicable Issuer, quarterly in arrears on each Quarterly Payment Date, a fronting fee of 0.25% per annum on the average daily Stated Amount of each such Letter of Credit and such other reasonable fees and charges in connection with the issuance, negotiation, settlement, amendment and processing of each Letter of Credit as agreed to by the Borrower and such Issuer.

SECTION 3.3.4 Open Account Agreement Payments. Each Open Account Discount Purchaser agrees to pay (and in the case of any Open Account Discount Purchaser that is an affiliate of a Lender, such Lender agrees to cause such Open Account Discount Purchaser to pay) to the Administrative Agent, for the pro rata account of each Revolving Loan Lender, an amount with respect to any Open Account Paying Agreement to which it is a party equal to, on a per annum basis, the then effective Applicable Margin for Revolving Loans maintained as LIBO Rate Loans multiplied by the aggregate amount of OA Payment Obligations actually paid to such Open Account Discount Purchaser by the relevant Obligor under the relevant Open Account Paying Agreement, such amounts being payable quarterly in arrears on each Quarterly Payment Date following the date of the entry into such Open Account Discount Agreement and on the Revolving Loan Commitment Termination Date.

ARTICLE IV

CERTAIN LIBO RATE AND OTHER PROVISIONS

SECTION 4.1 LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, constitute prima facie evidence thereof and shall be binding on the Borrower absent manifest error) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans payable to such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

SECTION 4.2 Deposits Unavailable. If the Administrative Agent shall have determined that

(a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

(b) by reason of circumstances affecting it’s relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans;

then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 4.3 Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender and each Issuer for any increase in the cost to such Lender or Issuer of, or any reduction in the amount of any sum receivable by such Secured Party in respect of, such Secured Party’s Commitments and the making of Credit Extensions hereunder (including the making, continuing or maintaining (or of its obligation to make or continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the Restatement Effective Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and Taxes which are governed by Sections 4.5 and 4.6, respectively. Each affected Secured Party shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Secured Party for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Secured Party within five Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, constitute prima facie evidence thereof and shall be binding on the Borrower.

SECTION 4.4 Funding Losses. In the event any Lender shall incur any actual loss or expense (including any actual loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender (if any) to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

(a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Article III or otherwise;

(b) any Loans not being made continued or converted as LIBO Rate Loans in accordance with the Borrowing Request or other notice therefor;

(c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor; or

(d) the assignment of any LIBO Rate Loan other than on the last day of an Interest Period therefor as a result of a request by the Borrower pursuant to Section 4.11;

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such actual loss or expense. Such written notice shall, in the absence of manifest error, constitute prima facie evidence thereof and shall be binding on the Borrower.

SECTION 4.5 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority after the Restatement Effective Date affects or would affect the amount of capital or liquidity required or expected to be maintained by any Secured Party or any Person controlling such Secured Party, and such Secured Party determines (in good faith but in its sole and absolute discretion) that as a result thereof the rate of return on its or such controlling Person’s capital as a consequence of the Commitments or the Credit Extensions made, or the Letters of Credit participated in, by such Secured Party is reduced to a level below that which such Secured Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice (together with reasonably detailed supporting documentation) from time to time by such Secured Party to the Borrower, the Borrower shall within five Business Days following receipt of such notice pay directly to such Secured Party additional amounts sufficient to compensate such Secured Party or such controlling Person for such reduction in rate of return. A statement in reasonable detail of such Secured Party as to any such additional amount or amounts shall, in the absence of manifest error, constitute prima facie evidence thereof and shall be binding on the Borrower. In determining such amount, such Secured Party may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable. Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented.

SECTION 4.6 Taxes. The Borrower covenants and agrees as follows with respect to Taxes.

(a) Any and all payments by the Borrower under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes. In the event that any Taxes are imposed and required to be deducted or withheld from any payment required to be made by any Obligor to or on behalf of any Secured Party under any Loan Document, then:

(i) subject to clause (f), if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary so that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for in such Loan Document; and

(ii) the Borrower shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

(b) In addition, the Borrower shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

(c) Upon the written request of the Administrative Agent, as promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such written request, the Borrower shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

(d) Subject to clause (f), the Borrower shall indemnify each Secured Party for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Secured Party whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority; provided that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, such Secured Party will use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes so long as such efforts would not, in the sole determination of such Secured Party, result in any additional costs, expenses or risks or be otherwise disadvantageous to it. Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Secured Party, the Borrower shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority

(provided that, no Secured Party shall be under any obligation to provide any such notice to the Borrower). In addition, the Borrower shall indemnify each Secured Party for any incremental Taxes that may become payable by such Secured Party as a result of any failure of the Borrower to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes (other than incidental taxes resulting directly as a result of the willful misconduct or gross negligence of the Administrative Agent or a respective Secured Party); provided that if the Secured Party or Administrative Agent, as applicable, fails to give notice to the Borrower of the imposition of any Non-Excluded Taxes or Other Taxes within 120 days following its receipt of actual written notice of the imposition of such Non-Excluded Taxes or Other Taxes, there will be no obligation for the Borrower to pay interest or penalties attributable to the period beginning after such 120th day and ending seven days after the Borrower receives notice from the Secured Party or the Administrative Agent as applicable. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Secured Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Secured Party makes written demand therefor (together with supporting documentation in reasonable detail). The Borrower acknowledges that any payment made to any Secured Party or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

(e) Each Non-U.S. Lender, on or prior to the date on which such Non-U.S. Lender becomes a Lender hereunder (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only for so long as such non-U.S. Lender is legally entitled to do so), shall deliver to the Borrower and the Administrative Agent either (i) two duly completed copies of either (x) Internal Revenue Service Form W-8BEN claiming eligibility of the Non-U.S. Lender for benefits of an income tax treaty to which the United States is a party or (y) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form; or (ii) in the case of a Non-U.S. Lender that is not legally entitled to deliver either form listed in clause (e)(i), (x) a certificate to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (referred to as an “Exemption Certificate”) and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or applicable successor form.

(f) Any Lender that is a United States Person, as defined in Section 7701(a)(30) of the Code, shall (unless such Lender may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii)(A)) deliver to the Borrower and the Administrative Agent, at the times specified in clause (e), two duly completed copies of Internal Revenue Service Form W-9, or any successor form that such Person is entitled to provide at such time, in order to qualify for an exemption from United States back-up withholding requirements.

(g) The Borrower shall not be obligated to pay any additional amounts to any Lender pursuant to clause (a)(i), or to indemnify any Lender pursuant to clause (d), in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to the Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to clause (e) or clause (f), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided that the Borrower shall be obligated to pay additional amounts to any such Lender pursuant to clause (a)(i) and to indemnify any such Lender pursuant to clause (d), in respect of United States federal withholding taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the Restatement Effective Date, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender’s lending office was made at the request of the Borrower or (iii) the obligation to pay any additional amounts to any such Lender pursuant to clause (a)(i) or to indemnify any such Lender pursuant to clause (d) is with respect to an Eligible Assignee that becomes an assignee Lender as a result of an assignment made at the request of the Borrower.

(h) If the Administrative Agent or a Lender determines in its sole, good faith discretion that amounts recovered or refunded are a recovery or refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to clause (d), or to which the Borrower has paid additional amounts pursuant to clause (a)(i), it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 4.6 with respect to the Non-Excluded Taxes or Other Taxes that give rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that in no event will any Lender be required to pay an amount to the Borrower that would place such Lender in a less favorable net after-tax position than such Lender would have been in if the additional amounts giving rise to such refund of any Non-Excluded Taxes or Other Taxes had never been paid, and provided further that the Borrower, upon the written request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest, or other charges imposed by the relevant Governmental Authority unless the Governmental Authority assessed such penalties, interest, or other charges due to the gross negligence or willful misconduct of the Administrative Agent or such Lender) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to the Governmental Authority. Nothing in this Section 4.6(h) shall require any Lender to make available its tax returns or any other information related to its taxes that it deems confidential.

SECTION 4.7 Payments, Computations; Proceeds of Collateral, etc. (a) Unless otherwise expressly provided in a Loan Document, all reductions of the Revolving Loan Commitments and all payments by the Borrower pursuant to each Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Secured Parties entitled to receive such reduction or payment. All payments shall be made without setoff, deduction or counterclaim not later than 11:00 a.m. on the date due in same day or immediately available funds to such account as the Administrative Agent (or in the case of a reimbursement obligation, the applicable Issuer) shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by the Administrative Agent for the account of such Secured Party. All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Rate), 365 days or, if appropriate, 366 days). Payments due on other than a Business Day shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

(b) All amounts received as a result of the exercise of remedies under the Loan Documents (including from the proceeds of collateral securing the Obligations) or under applicable law shall be applied upon receipt to the Obligations as follows: (i) first, to the payment of all Obligations owing to the Agents, in their capacity as Agents (including the fees and expenses of counsel to the Agents), (ii) second, after payment in full in cash of the amounts specified in clause (b)(i), to the ratable payment of all interest (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar law, whether or not permitted as a claim under such law) and fees owing under the Loan Documents (including all amounts owing under Section 3.3.4), and all costs and expenses owing to the Secured Parties pursuant to the terms of the Loan Documents, until paid in full in cash, (iii) third, after payment in full in cash of the amounts specified in clauses (b)(i) and (b)(ii), to the ratable payment of the principal amount of the Loans then outstanding, the aggregate Reimbursement Obligations then owing, the aggregate amount of OA Payment Obligations then owing, the Cash Collateralization for contingent liabilities under Letter of Credit Outstandings, amounts owing to Secured Parties under Rate Protection Agreements and the aggregate amount of Cash Management Obligations then owing, (iv) fourth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iii), to the ratable payment of all other Obligations (including Foreign Working Capital Obligations) owing to the Secured Parties, and (v) fifth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iv), and following the Termination Date, to each applicable Obligor or any other Person lawfully entitled to receive such surplus. Notwithstanding the foregoing, no amounts received from any Subsidiary Guarantor shall be applied to any Excluded Swap Obligations of such Subsidiary Guarantor. For purposes of clause (b)(iii), the “amounts owing” at any time to any Secured Party with respect to a Rate Protection Agreement to which such Secured Party is a party shall be determined at such time by the terms of such Rate Protection Agreement or, if not set forth therein, in accordance with the customary methods of calculating credit exposure under similar arrangements by the counterparty to such arrangements, taking into account potential interest rate (or, if applicable, currency or commodities) movements and the respective termination provisions and notional principal amount and term of such Rate Protection Agreement.

SECTION 4.8 Sharing of Payments. If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments obtained by all Secured Parties, such Secured Party shall purchase (in Dollars) from the other Secured Parties such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided that, if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party’s ratable share (according to the proportion of (a) the amount of such selling Secured Party’s required repayment to the purchasing Secured Party to (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. The Borrower agrees that any Secured Party purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Secured Party were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

SECTION 4.9 Setoff. Each Secured Party shall, upon the occurrence and during the continuance of any Event of Default described in clauses (a) through (d) of Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (if then due and payable), and (as security for such Obligations) the Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Secured Party (other than payroll, trust or tax accounts); provided that, any such appropriation and application shall be subject to the provisions of Section 4.8; provided further, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Subsidiary Guarantor shall be applied to any Excluded Swap Obligations of such Subsidiary Guarantor. Each Secured Party agrees promptly to notify the Borrower and the Administrative Agent after any such appropriation and application made by such Secured Party; provided that, the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

SECTION 4.10 Mitigation. Each Lender agrees that if it makes any demand for payment under Sections 4.3 or 4.6, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 4.3 or 4.6.

SECTION 4.11 Removal of Lenders. If any Lender (an “Affected Lender”) (i) fails to consent to an election, consent, amendment, waiver or other modification to this Agreement or other Loan Document (a “Non-Consenting Lender”) that requires the consent of a greater percentage of the Lenders than the Required Lenders and such election, consent, amendment, waiver or other modification is otherwise consented to by Non-Defaulting Lenders holding more than 50% of the Total Exposure Amount of all Non-Defaulting Lenders, (ii) makes a demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6, or gives notice pursuant to Section 4.1 requiring a conversion of such Affected Lender’s LIBO Rate Loans to Base Rate Loans or any change in the basis upon which interest is to accrue in respect of such Affected Lender’s LIBO Rate Loans or suspending such Lender’s obligation to make Loans as, or to convert Loans into, LIBO Rate Loans or (iii) becomes a Defaulting Lender the Borrower may, at its sole cost and expense, within 90 days of receipt by the Borrower of such demand or notice (or the occurrence of such other event causing Borrower to be required to pay such compensation) or within 90 days of such Lender becoming a Non-Consenting Lender or a Defaulting Lender, as the case may be, give notice (a “Replacement Notice”) in writing to the Administrative Agent and such Affected Lender of its intention to cause such Affected Lender to sell all or any portion of its Loans, Commitments and/or Notes to another financial institution or other Person (a “Replacement Lender”) designated in such Replacement Notice; provided that no Replacement Notice may be given by the Borrower if (A) such replacement conflicts with any applicable law or regulation or (B) prior to any such replacement, such Lender shall have taken any necessary action under Section 4.5 or 4.6 (if applicable) so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.5 or 4.6 and withdrew its request for compensation under Section 4.3, 4.5 or 4.6. If the Administrative Agent shall, in the exercise of its reasonable discretion and within 30 days of its receipt of such Replacement Notice, notify the Borrower and such Affected Lender in writing that the Replacement Lender is reasonably satisfactory to the Administrative Agent (such consent not being required where the Replacement Lender is already a Lender), then such Affected Lender shall, subject to the payment of any amounts due pursuant to Section 4.4, assign, in accordance with Section 10.11, the portion of its Commitments, Loans, Notes (if any) and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations, if applicable) designated in the Replacement Notice to such Replacement Lender; provided that (A) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender, and (B) the purchase price paid by such Replacement Lender shall be in the amount of such Affected Lender’s Loans designated in the Replacement Notice and/or its Percentage of outstanding Reimbursement Obligations, as applicable, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Affected Lender hereunder. Upon the effective date of an assignment described above, the Replacement Lender shall become a “Lender” for all purposes under the Loan Documents. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any assignment agreement necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section.

SECTION 4.12 Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Sections 4.3 or 4.5 of this Agreement, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under any such Section within 90 days after the later of (i) the date the Lender incurs the respective increased costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (ii) the date such Lender has actual knowledge of its incurrence of their respective increased costs, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to Sections 4.3 or 4.5, as the case may be, to the extent the costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 90 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to Sections 4.3 or 4.5, as the case may be. This Section shall have no applicability to any Section of this Agreement other than Sections 4.3 and 4.5.

SECTION 4.13 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) if any Swing Line Exposure, Letter of Credit Outstandings or any OA Payment Outstandings exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such Swing Line Exposure, Letter of Credit Outstandings and OA Payment Outstandings shall be reallocated among the Non Defaulting Lenders in accordance with their respective Revolving Loan Percentages but only to the extent (x) the sum of all Non Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Revolving Loan Percentage of (A) Swing Line Exposure, (B) Letter of Credit Outstandings and (C) OA Payment Outstandings does not exceed the total of all Non Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 5.2 are satisfied at such time; and

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swing Line Exposure and (y) second, Cash Collateralize such Defaulting Lender’s Revolving Loan Percentage of the Letter of Credit Outstandings and OA Payment Outstandings (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such Letter of Credit Outstandings is outstanding.

(iii) if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s Revolving Loan Percentage of the Letter of Credit Outstandings or OA Payment Outstandings pursuant to this paragraph (a), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3.3 or

Section 3.3.4 with respect to such Defaulting Lender’s Revolving Loan Percentage of the Letter of Credit Outstandings and OA Payment Outstandings during the period such Defaulting Lender’s Revolving Loan Percentage of the Letter of Credit Outstandings or OA Payment Outstandings is cash collateralized;

(iv) if the Revolving Loan Percentages of the Letter of Credit Outstandings and OA Payment Outstandings of the Non Defaulting Lenders is reallocated pursuant to this paragraph (a), then the fees payable to the Lenders pursuant to Section 3.3.3 and Section 3.3.4 shall be adjusted in accordance with such Non Defaulting Lenders’ Revolving Loan Percentages; or

(v) if any Defaulting Lender’s Letter of Credit Outstandings and OA Payment Outstandings is neither cash collateralized nor reallocated pursuant to this paragraph (a), then, without prejudice to any rights or remedies of the Issuers or any Lender hereunder, all Letter of Credit fees and Open Account Agreement payments payable under Section 3.3.3 and Section 3.3.4 with respect to such Defaulting Lender’s Revolving Loan Percentage of the Letter of Credit Outstandings and OA Payment Outstandings shall be payable to the Issuer or applicable Open Account Discount Purchaser, as the case may be, until such Letter of Credit Outstandings and OA Payment Outstandings are cash collateralized and/or reallocated.

(b) so long as any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loans and the Issuer shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the Non Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with paragraph (a) of this Section, and participating interests in any such newly issued or increased Letter of Credit or newly made Swing Line Loan shall be allocated among Non Defaulting Lenders in a manner consistent with clause (i) of paragraph (a) of this Section (and Defaulting Lenders shall not participate therein); and

(c) any amount otherwise payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 4.8 but excluding Section 4.11) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuer or Swing Line Lender or any Open Account Discount Purchaser hereunder, (iii) third, if so determined by the Administrative Agent or requested by the Issuer or Swing Line Lender or any Open Account Discount Purchaser, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any existing or future participating interest in any Swing Line Loan or Letter of Credit or Open Account Discount Agreement, (iv) fourth, to the funding of any Loan in respect of which such

Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) fifth, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to the Lenders or an Issuing Bank or Swing Line Lender or Open Account Discount Purchaser as a result of any judgment of a court of competent jurisdiction obtained by any Lender or such Issuer or Swing Line Lender or Open Account Discount Purchaser against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, with respect to this clause (viii), that if such payment is (x) a prepayment of the principal amount of any Loans or Reimbursement Obligations in which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 5.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and Reimbursement Obligations owed to, all Non Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Obligations owed to, any Defaulting Lender.

(d) In the event that the Administrative Agent, the Borrower, the Issuer, the Swing Line Lender and any Open Account Discount Purchaser each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Revolving Loan Percentages of the Non-Defaulting Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Loan Percentage.

ARTICLE V

CONDITIONS TO CREDIT EXTENSIONS

SECTION 5.1 Initial Credit Extension. Subject to Section 7.1.11, the obligations of the Lenders to make the initial Credit Extension shall be subject to the prior or concurrent satisfaction (or waiver) in all material respects of each of the conditions precedent set forth in this Article.

SECTION 5.1.1 Resolutions, etc. The Agents shall have received from each Obligor, as applicable, (i) a copy of a good standing certificate, dated a date reasonably close to the Restatement Effective Date, for each such Obligor from its jurisdiction of organization and (ii) a certificate, dated as of the Restatement Effective Date, duly executed and delivered by such Obligor’s Secretary or Assistant Secretary, managing member or general partner, as applicable, as to

(a) resolutions of each such Obligor’s Board of Directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing, to the extent relevant, all aspects of the Transaction applicable to such Obligor and the execution, delivery and performance of each Loan Document to be executed by such Obligor and the transactions contemplated hereby and thereby;

(b) the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Obligor; and

(c) the full force and validity of each Organic Document of such Obligor and copies thereof;

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Obligor canceling or amending the prior certificate of such Obligor.

SECTION 5.1.2 Closing Date Certificate. The Agents shall have received the Closing Date Certificate, dated as of the Restatement Effective Date and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge and certify that the statements made therein are, true and correct representations and warranties of the Borrower as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements (including Transaction Documents) required to be appended to the Closing Date Certificate shall be in form and substance reasonably satisfactory to the Lead Arrangers, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.

SECTION 5.1.3 Consummation of Transaction. The Agents shall have received evidence reasonably satisfactory to it that all actions necessary to consummate the Transaction shall have been taken in accordance in all material respects with all applicable law and in accordance with the terms of each applicable Transaction Document, without amendment or waiver of any material provision thereof, unless approved by the Lead Arrangers in their reasonable discretion.

SECTION 5.1.4 PATRIOT Act Disclosures. Within five Business Days’ prior to the Restatement Effective Date, the Lenders or the Agents shall have received copies of all PATRIOT Act Disclosures as reasonably requested by the Lenders or the Lead Arrangers.

SECTION 5.1.5 Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Note, such Lender’s Notes duly executed and delivered by an Authorized Officer of the Borrower.

SECTION 5.1.6 Financial Information, etc. The Agents shall have received,

(a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for the stub period of 2006 (from July 2, 2006 to December 30, 2006) and Fiscal Years 2007 and 2008;

(b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows for each of the first three Fiscal Quarters of 2008 and of 2009;

(c) all other financial statements for completed or pending acquisitions that may be required under Regulation S-X of the Securities Act of 1933, as amended (“Regulation S-X”); and

(d) detailed projected financial statements of the Borrower and its Subsidiaries for the five Fiscal Years ended after the Restatement Effective Date, which projections shall include quarterly projections for the first Fiscal Year after the Restatement Effective Date.

SECTION 5.1.7 Solvency Certificate. The Agents shall have received a Solvency Certificate dated the date of the initial Credit Extension, duly executed (and with all schedules thereto duly completed) and delivered by the chief financial or accounting Authorized Officer of the Borrower.

SECTION 5.1.8 Guaranty. The Agents shall have received counterparts of the Guaranty, dated as of the Restatement Effective Date, duly executed and delivered by an Authorized Officer of each U.S. Subsidiary.

SECTION 5.1.9 Security Agreement. The Administrative Agent shall have received executed counterparts of the Security Agreement, dated as of the Restatement Effective Date, duly executed, authorized or delivered by each Obligor, as applicable, together with

(a) certificates (in the case of Capital Securities that are securities (as defined in the UCC)) evidencing all of the issued and outstanding Capital Securities owned by each Obligor in its U.S. Subsidiaries and, subject to Section 7.1.11, 65% of the issued and outstanding Voting Securities (to the extent certificated and permitted by applicable law to be removed from any particular jurisdiction) of each Foreign Subsidiary (together with all the issued and outstanding non-voting Capital Securities (to the extent certificated and permitted by applicable law to be removed from any particular jurisdiction) of such Foreign Subsidiary) directly owned by each Obligor, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, if any Capital Securities (in the case of Capital Securities that are uncertificated securities (as defined in the UCC)), confirmation and evidence reasonably satisfactory to the Lead Arrangers that the security interest therein has been transferred to and perfected by the Collateral Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the UCC and all U.S. laws otherwise applicable to the perfection of the pledge of such Capital Securities;

(b) Filing Statements suitable in form and naming each Obligor as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Lead Arrangers, desirable to perfect the security interests of the Collateral Agent pursuant to the Security Agreement;

(c) UCC Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in any security agreement previously granted by any Person, together with such other UCC Form UCC-3 termination statements as the Lead Arrangers may reasonably request from such Obligors; and

(d) certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party reasonably acceptable to the Lead Arrangers, dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Obligor (under its present legal name) as the debtor, together with copies of such financing statements (none of which shall evidence a Lien on any collateral described in any Loan Document, other than a Permitted Lien).

SECTION 5.1.10 Intellectual Property Security Agreements. The Administrative Agent shall have received a Patent Security Agreement, a Copyright Security Agreement and a Trademark Security Agreement, as applicable, each dated as of the Closing Date, duly executed and delivered by each Obligor that, pursuant to the Security Agreement, is required to provide such intellectual property security agreements to the Collateral Agent.

SECTION 5.1.11 Filing Agent, etc. All Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code (Form UCC-3) termination statements (collectively, the “Filing Statements”) required pursuant to the Loan Documents shall have been delivered by counsel to the Lead Arrangers to CT Corporation System or another similar filing service company acceptable to the Lead Arrangers (the “Filing Agent”). The Filing Agent shall have acknowledged in a writing satisfactory to the Lead Arrangers and their counsel (i) the Filing Agent’s receipt of all Filing Statements, (ii) that the Filing Statements required pursuant to the Loan Documents have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Restatement Effective Date and (iii) that the Filing Agent will notify the Agents and their counsel of the results of such submissions and will provide recorded copies of the same within 30 days following the Restatement Effective Date.

SECTION 5.1.12 Insurance. The Collateral Agent shall have received, certificates of insurance in form and substance reasonably satisfactory to the Collateral Agent, evidencing coverage required to be maintained pursuant to each Loan Document and naming the Collateral Agent as loss payee or additional insured, as applicable.

SECTION 5.1.13 Opinions of Counsel. The Agents shall have received opinions, dated the Restatement Effective Date and addressed to the Lead Arrangers, the Agents and all Lenders, from

(a) Kirkland & Ellis LLP, counsel to the Obligors, in form and substance reasonably satisfactory to the Lead Arrangers; and

(b) Maryland counsel to the Borrower, in form and substance, and from counsel, reasonably satisfactory to the Lead Arrangers.

SECTION 5.1.14 Closing Fees, Expenses, etc. Each Lead Arranger and each Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and, if then invoiced, 10.3.

SECTION 5.1.15 [Reserved].

SECTION 5.1.16 Litigation. There shall exist no action, suit, investigation or other proceeding pending or threatened in writing in any court or before any arbitrator or governmental or regulatory agency or authority that could reasonably be expected to have a Material Adverse Effect.

SECTION 5.1.17 Approval. All material and necessary governmental and third party consents and approvals shall have been obtained (without the imposition of any material and adverse conditions that are not reasonably acceptable to the Lenders) and shall remain in effect and all applicable waiting periods shall have expired without any material and adverse action being taken by any competent authority. The Agents shall be reasonably satisfied that the 2016 Senior Notes shall be issued and will be in accordance with applicable laws and governmental regulations.

SECTION 5.1.18 Debt Rating. The Borrower shall have obtained a senior secured debt rating (of any level) in respect of the Loans from each of S&P and Moody’s, which ratings (of any level) shall remain in effect on the Restatement Effective Date.

SECTION 5.1.19 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Obligor on or before the Restatement Effective Date shall be reasonably satisfactory in form and substance to the Agents, and the Agents shall have received all information, approvals, opinions, documents or instruments as the Lead Arrangers or their counsel may reasonably request.

SECTION 5.2 All Credit Extensions. The obligation of each Lender and each Issuer to make any Credit Extension shall be subject to the satisfaction of each of the conditions precedent set forth below. Notwithstanding anything to the contrary in this Agreement, the Lenders committing to provide Incremental Term Loans the proceeds of which are to be used to finance a Permitted Acquisition may agree to waive or modify the conditions to such borrowing of Incremental Term Loans set forth in Section 5.2 without the consent of any other Lenders.

SECTION 5.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

(a) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(b) no Default shall have then occurred and be continuing.

SECTION 5.2.2 Credit Extension Request, etc. Subject to Section 2.3.2, the Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants to each Secured Party as set forth in this Article.

SECTION 6.1 Organization, etc. Each Obligor (i) is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, (ii) is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect and (iii) has full organizational power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party, and except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, to (a) own and hold under lease its property and (b) to conduct its business substantially as currently conducted by it.

SECTION 6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Obligor of each Loan Document executed or to be executed by it, each Obligor’s participation in the consummation of all aspects of the Transaction, and the execution, delivery and performance by the Borrower or (if applicable) any Obligor of the agreements executed and delivered by it in connection with the Transaction are in each case within such Person’s powers, have been duly authorized by all necessary action, and do not

(a) contravene any (i) Obligor’s Organic Documents, (ii) court decree or order binding on or affecting any Obligor or (iii) law or governmental regulation binding on or affecting any Obligor; or

(b) result in (i) or require the creation or imposition of, any Lien on any Obligor’s properties (except as permitted by this Agreement) or (ii) a default under any material contractual restriction binding on or affecting any Obligor.

SECTION 6.3 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Restatement Effective Date will be, duly obtained or made and which are, or on the Restatement Effective Date will be, in full force and effect) is required for the consummation of the Transaction or the due execution, delivery or performance by any Obligor of any Loan Document to which it is a party, or for the due execution, delivery and/or performance of Transaction Documents, in each case by the parties thereto or the consummation of the Transaction. Neither the Borrower nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 6.4 Validity, etc. Each Obligor has duly executed and delivered each of the Loan Documents and each of the Transaction Documents to which it is a party, and each Loan Document and each Transaction Document to which any Obligor is a party constitutes the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

SECTION 6.5 Financial Information. The financial statements of the Borrower and its Subsidiaries furnished to the Administrative Agent and each Lender pursuant to Section 5.1.6 (other than forecasts, projections, budgets and forward-looking information) have been prepared in accordance with GAAP consistently applied (except where specifically so noted on such financial statements), and present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of income and of cash flow and all other financial information of each of the Borrower and its Subsidiaries furnished pursuant to Section 7.1.1 have been and will for periods following the Restatement Effective Date be prepared in accordance with GAAP consistently applied with the financial statements delivered pursuant to Section 5.1.6, and do or will present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. Notwithstanding anything contained herein to the contrary, it is hereby acknowledged and agreed by the Administrative Agent, each Lead Arranger and each Lender that (i) any financial or business projections furnished to the Administrative Agent, any Lead Arranger or any Lender by the Borrower or any of its Subsidiaries under any Loan Document are subject to significant uncertainties and contingencies, which may be beyond the Borrower’s and/or its Subsidiaries’ control, (ii) no assurance is given by any of the Borrower or its Subsidiaries that the results forecast in any such projections will be realized and (iii) the actual results may differ from the forecast results set forth in such projections and such differences may be material.

SECTION 6.6 No Material Adverse Change. There has been no material adverse change in the business, financial condition, operations, performance or assets of the Borrower and its Subsidiaries, taken as a whole, since January 3, 2009.

SECTION 6.7 Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened (in writing) litigation, action, proceeding, labor controversy or investigation:

(a) affecting the Borrower any of its Subsidiaries or any other Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect; or

(b) which purports to affect the legality, validity or enforceability of any Loan Document, the Transaction Documents or the Transaction.

SECTION 6.8 Subsidiaries. The Borrower has no Subsidiaries, except those Subsidiaries which are (a) identified in Item 6.8 of the Disclosure Schedule or (b) permitted to have been organized or acquired in accordance with Sections 7.2.5 or 7.2.10.

SECTION 6.9 Ownership of Properties. The Borrower and each of its Subsidiaries (other than a Receivables Subsidiary) owns (a) in the case of owned real property, good and legal title to, (b) in the case of owned personal property, good and valid title to, and (c) in the case of leased real or personal property, valid and enforceable (subject to bankruptcy, insolvency, reorganization or similar laws) leasehold interests (as the case may be) in, all of its properties and assets, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Permitted Liens. Set forth in Item 6.9(a) of the Disclosure Schedule is a true and complete list of each Mortgaged Property. Set forth in Item 6.9(b) of the Disclosure Schedule is a true and complete list of each parcel of real property owned by any Obligor in the United States on the Restatement Effective Date with a fair market value (as determined by the Borrower in good faith) in excess of $2,000,000 on the Restatement Effective Date.

SECTION 6.10 Taxes. The Borrower and each of its Subsidiaries has filed all material tax returns and reports required by law to have been filed by it and has paid all Taxes thereby shown to be due and owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or except to the extent such failure could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.11 Pension and Welfare Plans. During the twelve-consecutive-month period prior to the Restatement Effective Date and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan which has caused or could reasonably be expected to cause Borrower or any Subsidiary to incur any liability, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA with respect to any assets of Borrower or any Subsidiary. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower of any material liability, fine or penalty.

SECTION 6.12 Environmental Warranties.

(a) All facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in compliance with all Environmental Laws, except for any such noncompliance which could not reasonably be expected to have a Material Adverse Effect;

(b) there have been no past, and there are no pending or, to the Borrower’s knowledge (after due inquiry), threatened (in writing) (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law except for claims, complaints, notices, requests for information or inquiries with respect to violations of or potential liability under any Environmental Laws that could not reasonably be expected to have a Material Adverse Effect;

(c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned, operated or leased by the Borrower or any of its Subsidiaries that have had, or could reasonably be expected to have, a Material Adverse Effect;

(d) the Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters, except for any such non-issuance or any such noncompliance which could not reasonably be expected to have a Material Adverse Effect;

(e) no property now or, to the Borrower’s knowledge (after due inquiry), previously owned, operated or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned, operated property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, which listing could reasonably be expected to have a Material Adverse Effect;

(f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, operated or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

(g) neither the Borrower nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which could reasonably be expected to lead to material claims against the Borrower or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA which, if adversely resolved could, in any of the foregoing cases, reasonably be expected to have a Material Adverse Effect;

(h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned, operated or leased by the Borrower or any Subsidiary that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect; and

(i) no conditions exist at, on or under any property now or, to the knowledge of the Borrower (after due inquiry), previously owned, operated or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law, except for such liability that could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.13 Accuracy of Information. None of the factual information (other than projections, forecasts, budgets and forward-looking information) heretofore or contemporaneously furnished in writing to any Secured Party by or on behalf of any Obligor in connection with any Loan Document or any transaction contemplated hereby (including the Transaction) (taken as a whole) contains any untrue statement of a material fact, or omits to state any material fact necessary to make any such information not materially misleading as of the date such information was furnished; provided, however (i) any financial or business projections furnished to the Administrative Agent, any Lead Arranger or any Lender by the Borrower or any of its Subsidiaries under any Loan Document are subject to significant uncertainties and contingencies, which may be beyond the Borrower’s and/or its Subsidiaries’ control, (ii) no assurance is given by any of the Borrower or its Subsidiaries that the results forecast in any such projections will be realized and (iii) the actual results may differ from the forecast results set forth in such projections and such differences may be material.

SECTION 6.14 Regulations U and X. No Obligor is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

SECTION 6.15 Compliance with Contracts, Laws, etc. The Borrower and each of its Subsidiaries have performed their obligations under agreements to which the Borrower or a Subsidiary is a party and have complied with all applicable laws, rules, regulations and orders except were the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries (a) are not listed on the “Specially Designated Nationals and Blocked Person List” maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, or included in any executive orders relating thereto and (b) have used the proceeds of the Credit Extensions without violating in any material respect any of the foreign asset control regulations of OFAC or any enabling statute or executive order relating thereto having the force of law.

SECTION 6.16 Solvency. The Borrower and its Subsidiaries (taken as a whole), both before and after giving effect to any Credit Extensions, are Solvent.

ARTICLE VII

COVENANTS

SECTION 7.1 Affirmative Covenants. The Borrower agrees with each Lender, each Issuer and each Agent that until the Termination Date has occurred, the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

SECTION 7.1.1 Financial Information, Reports, Notices, etc. The Borrower will furnish each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

(a) within the earlier of (i) 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and (ii) so long as the Borrower is a public reporting company at such time, such earlier date as the SEC requires the filing of such information (or if the Borrower is required to file such information on a Form 10-Q with the SEC, promptly following such filing), an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form, the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct in all material respects (subject to audit, normal year-end adjustments and the absence of footnote disclosure) by the chief financial officer, chief executive officer, president, treasurer or assistant treasurer of the Borrower;

(b) within the earlier of (i) 90 days after the end of each Fiscal Year and (ii) so long as the Borrower is a public reporting company at such time, such earlier date as the SEC requires the filing of such information (or if the Borrower is required to file such information on a Form 10-K with the SEC, promptly following such filing), (i) a copy of the consolidated balance sheet of the Borrower and its Subsidiaries, and the related consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by Pricewaterhouse Coopers LLP or such other independent public accountants selected by the Borrower and reasonably acceptable to the Administrative Agent, which shall include a calculation of the financial covenants set forth in Section 7.2.4 and stating that, in performing the examination necessary to deliver the audited financial statements of the Borrower, no knowledge was obtained of any Event of Default with respect to financial matters and (ii) a consolidated budget (within level of detail comparable to the quarterly financial statements delivered pursuant to clause (a)) for the following Fiscal Year including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such following Fiscal Year;

(c) promptly following the delivery of the financial information pursuant to clauses (a) and (b) of this Section 7.1.1, a Compliance Certificate, executed by the chief financial officer, chief executive officer, president, treasurer or assistant treasurer of the Borrower, (i) showing compliance with the financial covenants set forth in Section 7.2.4 and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Borrower or an Obligor has taken or proposes to take with respect thereto)~~,~~ and (ii) stating that no Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate (or, if a Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate, a statement that such Subsidiary has complied with Section 7.1.8 if applicable) ~~and (iii) to the extent any New Term Loans are outstanding, in the case of a Compliance Certificate delivered concurrently with the financial information pursuant to clause (b), a calculation of Excess Cash Flow~~; provided that such Compliance Certificate shall be furnished no later than seven days following, and within the time periods required for, delivery of the financial information pursuant to clauses (a) and (b) of this Section 7.1.1.

(d) as soon as possible and in any event within three Business Days after the Borrower or any other Obligor obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer on behalf of the Borrower setting forth details of such Default and the action which the Borrower or such Obligor has taken and proposes to take with respect thereto;

(e) as soon as possible and in any event within three Business Days after the Borrower or any other Obligor obtains knowledge of (i) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7 or (ii) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect, notice thereof and, to the extent the Administrative Agent requests, copies of all documentation relating thereto, if any;

(f) promptly upon becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by any Obligor of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;

(g) promptly upon receipt thereof, copies of all final “management letters” submitted to the Borrower or any other Obligor by the independent public accountants referred to in clause (b) in connection with each audit made by such accountants;

(h) promptly following the mailing or receipt of any notice or report (other than identical reports or notices delivered hereunder) delivered under the terms of any Pro Forma Unsecured Indebtedness Documents, the 2020 Senior Note Documents, 2016 Senior Note Documents or the 2014 Senior Note Documents, copies of such notice or report;

(i) all PATRIOT Act Disclosures, to the extent reasonably requested by the Administrative Agent or any Lender; and

(j) such other financial and other information as any Lender or Issuer through the Administrative Agent may from time to time reasonably request (including information and reports in such detail as the Administrative Agent may request with respect to the terms of and information provided pursuant to the Compliance Certificate).

Information required to be delivered pursuant to this Section 7.1.1 shall be deemed to have been delivered to the Administrative Agent on the date on which such information is available on the Internet via the EDGAR system of the SEC. Information required to be delivered pursuant to this Section 7.1.1 may also be delivered by electronic communication pursuant to procedures approved by the Administrative Agent pursuant to Section 9.11.

SECTION 7.1.2 Maintenance of Existence; Material Obligations; Compliance with Contracts, Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, preserve and maintain its legal existence, rights (charter and statutory), franchises, permits, licenses and approvals (in each case, except as otherwise permitted by Section 7.2.10), perform in all respects their obligations, including obligations under agreements to which the Borrower or a Subsidiary is a party, and comply in all respects with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent), of all obligations, including all Taxes imposed upon the Borrower or its Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Borrower or its Subsidiaries, as applicable except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.1.3 Maintenance of Properties. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect the Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear, casualty and condemnation excepted), and make necessary repairs, renewals and replacements so that the business carried on by the Borrower and its Subsidiaries may be properly conducted at all times, unless the Borrower or such Subsidiary determines in good faith that the continued maintenance of such property is no longer economically desirable, necessary or useful to the business of the Borrower or any of its Subsidiaries or the Disposition of such property is otherwise permitted by Section 7.2.10 or Section 7.2.11.

SECTION 7.1.4 Insurance. The Borrower will, and will cause each of its Subsidiaries to maintain:

(a) insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrower and its Subsidiaries; and

(b) all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

Without limiting the foregoing, all insurance policies required pursuant to this Section shall (i) name the Collateral Agent on behalf of the Secured Parties as mortgagee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification of the policies will be made without thirty days’ prior written notice to the Collateral Agent and (ii) without duplication, be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents.

SECTION 7.1.5 Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect in all material respects all of its business affairs and transactions and permit each Secured Party or any of their respective representatives, at reasonable times during normal business hours and intervals upon reasonable notice to the Borrower and except after the occurrence and during the continuance of an Event of Default not more frequently than once per Fiscal Year, to visit each Obligor’s offices, to discuss such Obligor’s financial matters with its officers and employees, and its independent public accountants (provided that management of the Borrower shall be notified and allowed to be present at all such meetings and the Borrower hereby authorizes such independent public accountant to discuss each Obligor’s financial matters with each Secured Party or their representatives) and to examine (and photocopy extracts from) any of its books and records. The Borrower shall pay any reasonable fees of such independent public accountant incurred in connection with any Secured Party’s exercise of its rights pursuant to this Section.

SECTION 7.1.6 Environmental Law Covenant. The Borrower will, and will cause each of its Subsidiaries to:

(a) use and operate all of its and their facilities and properties in compliance with all Environmental Laws, keep all permits, approvals, certificates, licenses and other authorizations required under Environmental Laws in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, in each case except where failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(b) promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws, the subject matter of which could reasonably be expected to have a Material Adverse Effect, and shall promptly resolve any non-compliance with Environmental Laws (except as could not reasonably be expected to have a Material Adverse Effect) and keep its property free of any Lien imposed by any Environmental Law, unless such Lien is a Permitted Lien.

SECTION 7.1.7 Use of Proceeds. The Borrower will apply the proceeds of the Credit Extensions as follows:

(a) to finance, in part, the Transaction and to pay the fees, costs and expenses related to the Transaction;

(b) for working capital and general corporate purposes of the Borrower and its Subsidiaries; and

(c) for issuing Letters of Credit for the account of the Borrower and its Subsidiaries for purposes referred to in clause (b) above.

SECTION 7.1.8 Future Guarantors, Security, etc. Subject to Section 7.1.11, the Borrower will, and will cause each U.S. Subsidiary (other than HBI Playtex Bath LLC, a Delaware limited liability company “Playtex Bath”) to, execute any documents, authorize the filing of Filing Statements, execute agreements and instruments, and take all commercially reasonable further action (including filing Mortgages to the extent required hereby) that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens) of the Liens created or intended to be created by the Loan Documents. The Borrower will cause any subsequently acquired or organized U.S. Subsidiary (other than Playtex Bath) to execute a supplement (in form and substance reasonably satisfactory to the Administrative Agent) to the Guaranty and each other applicable Loan Document in favor of the Secured Parties. In addition, from time to time, the Borrower will, at its own cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate, it being agreed that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrower and its U.S. Subsidiaries (other than Playtex Bath) and personal property acquired subsequent to the Restatement Effective Date; provided that (a) neither the Borrower nor its U.S. Subsidiaries shall be required to pledge more than 65% of the Voting Securities of any Foreign Subsidiary that is directly owned by any Obligor, (b) neither the Borrower nor any U.S. Subsidiary shall be required to create or perfect any security interest in any leased real property or any owned real property with a fair market value (as determined by the Borrower in good faith) less than $2,000,000, (c) to the extent the Organic Documents of a Foreign Subsidiary prohibit the creation or perfection of a security interest in the Capital Securities of such Foreign Subsidiary, no Obligor will be required to create or perfect a security interest in such Capital Securities and (d) the Borrower will not be required to execute and deliver any Foreign Pledge Agreement with respect to any Foreign Subsidiary (i) whose assets are valued (as reasonably determined by the Borrower) at less than $25,000,000 or (ii) if the Borrower and the Administrative Agent reasonably determine that it is commercially impractical to deliver a Foreign Pledge Agreement in such jurisdiction. Such Liens will be created under the Loan Documents in form and substance reasonably satisfactory to the Agents, and the Borrower shall deliver or cause to be delivered to the Agents all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section.

SECTION 7.1.9 Rate Protection Agreements. Within 60 days following the Restatement Effective Date, the Borrower will enter into interest rate swap, cap, collar or similar arrangements with a Lender or any other Person reasonably acceptable to the Lenders designed to protect the Borrower against fluctuations in interest rates for a period of at least three years from the Restatement Effective Date, in an amount reasonably satisfactory to the Agents and in any event that would cause an amount equal to not less than 50% of the Indebtedness outstanding under the Loan Documents, the 2016 Senior Note Documents and the 2014 Senior Note Documents to bear interest at a fixed rate.

SECTION 7.1.10 Maintenance of Ratings. The Borrower will use its commercially reasonable efforts to cause (a) a senior secured credit rating with respect to the Loans from each of S&P and Moody’s and (b) a corporate credit rating and corporate family rating from S&P and Moody’s respectively, to be available at all times until the Stated Maturity Date for the New Term Loans.

SECTION 7.1.11 Post-Closing Obligations.

(a) Foreign Pledge Agreement Amendments. Within 90 days after the Restatement Effective Date (or such later dates from time to time as consented to by the Administrative Agent in its reasonable discretion), the Agents shall have received amendments to each Foreign Pledge Agreement (giving effect to the appointment of JPMorgan Chase Bank, N.A., as successor Collateral Agent and the entering into of this Agreement) and each Foreign Pledge Agreement shall remain in full force and effect, and all Liens granted to the Collateral Agent thereunder shall be duly perfected to provide the Collateral Agent with a security interest in and Lien on all collateral granted thereunder free and clear of other Liens, except to the extent reasonably consented to by the Administrative Agent; provided that the Administrative Agent may waive the requirement to perfect a pledge on the Capital Securities of any Foreign Subsidiary otherwise required to be pledged hereunder if they determine, in their reasonable discretion, that the value of the assets owned by such Foreign Subsidiary or the EBITDA generated by such Foreign Subsidiary, is immaterial when taken as a whole.

(b) Mortgage Amendments. Subject to the limitation in clause (d) of Section 7.1.8, within 90 days after the Restatement Effective Date (or such later dates from time to time as consented to by the Administrative Agent in its reasonable discretion), the Agents shall have received amendments to each Mortgage (giving effect to the appointment of JPMorgan Chase Bank, N.A., as successor Collateral Agent and the entering into of this Agreement) with respect to a Mortgaged Property, duly executed and delivered by the applicable Obligor, together with:

(i) evidence of the completion (or reasonably satisfactory arrangements for the completion) of all recordings and filings of each Mortgage amendment as necessary to continue a valid, perfected first priority (subject to Permitted Liens) Lien against the properties purported to be covered thereby;

(ii) down-dated mortgagee’s title insurance policies in favor of the Collateral Agent for the benefit of the Secured Parties in amounts not exceeding the fair market value of the insured property and in form and substance and issued by insurers, reasonably satisfactory to the Lead Arrangers, with respect to the property purported to be covered by each Mortgage, insuring that title to such property is marketable and that the interests created by each Mortgage continue to constitute valid first Liens thereon (subject to Permitted Liens), and shall be accompanied by evidence of the payment in full of all premiums thereon; and

(iii) mortgage releases releasing any mortgage in favor of any other Person on any Mortgaged Property (except to the extent the same constitute a Permitted Lien pursuant to Section 7.2.3);

(c) Mortgages on Excluded Properties. To the extent the Excluded Properties have not been sold by the Obligors within 120 days after the Restatement Effective Date, the Agents shall receive Mortgages with respect to the Excluded Properties within 150 days of the Restatement Effective Date, duly executed and delivered by the applicable Obligor, together with such other customary documents and evidence as the Agents may reasonably request (including local opinions, maps or plats of an as-built survey of the sites of such Excluded Properties, a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance and flood insurance policies).

(d) Foreign Stock Certificates. Within 30 Business Days following the Restatement Effective Date (or such later dates from time to time as consented to by the Administrative Agent in its reasonable discretion), the Borrower agrees to deliver to the Collateral Agent certificates (in each case accompanied by undated instruments of transfer duly executed in blank) evidencing 65% of the issued and outstanding Voting Securities (to the extent certificated and permitted by applicable law to be removed from any particular jurisdiction) of each Foreign Subsidiary (together with all the issued and outstanding non-voting Capital Securities (to the extent certificated and permitted by applicable law to be removed from any particular jurisdiction) of such Foreign Subsidiary) directly owned by each Obligor to the extent not previously delivered, together with a revised Schedule I to the Security Agreement accurately reflecting the newly delivered certificates.

SECTION 7.2 Negative Covenants. The Borrower covenants and agrees with each Lender, each Issuer and each Agent that until the Termination Date has occurred, the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

SECTION 7.2.1 Business Activities; Fiscal Year. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity except those business activities engaged in on the date of this Agreement and activities reasonably related, supportive, complementary, ancillary or incidental thereto or reasonable extensions thereof (each, a “Permitted Business”). The Borrower will not change the ending dates with respect to its Fiscal Year.

SECTION 7.2.2 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:

(a) Indebtedness in respect of the Obligations;

(b) unsecured Indebtedness of the Obligors (i) under the 2016 Senior Note Documents in an aggregate principal amount not to exceed $500,000,000, as such amount is reduced on or after the Restatement Effective Date in accordance with the terms hereof, (ii) under the 2014 Senior Note Documents in a net aggregate principal amount not to exceed $493,680,000 and (iii) under the 2020 Senior Note Documents in an aggregate principal amount not to exceed $1,000,000,000;

(c) Indebtedness existing as of the Restatement Effective Date which is identified in Item 7.2.2(c) of the Disclosure Schedule, and refinancings, refundings, reallocations, renewals or extensions of such Indebtedness in a principal amount not in excess of that which is outstanding on the Restatement Effective Date (as such amount has been reduced following the Restatement Effective Date);

(d) unsecured Indebtedness (i) incurred in the ordinary course of business of the Borrower and its Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Borrower or such Subsidiary) and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities of borrowed money;

(e) Indebtedness (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (ii) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of the Borrower and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Borrower and its Subsidiaries (provided that, such Indebtedness is incurred within 270 days of the acquisition of such property) and (iii) in respect of Capitalized Lease Liabilities; provided that, the aggregate amount of all Indebtedness outstanding pursuant to this clause shall not at any time exceed $150,000,000;

(f) Indebtedness of an Obligor owing to any other Obligor;

(g) unsecured Indebtedness of an Obligor owing to a Subsidiary that is not a Subsidiary Guarantor; provided that, in each case, all such Indebtedness of any Obligor owed to a Subsidiary that is not a Subsidiary Guarantor shall be subordinated to the Obligations of such Obligor on customary terms.

(h) Indebtedness of a Foreign Subsidiary to the Borrower or any other Obligor in an aggregate amount (when aggregated with the amount of Investments made by the Borrower and the Subsidiary Guarantors in Foreign Subsidiaries under clause (~~l~~k) of Section 7.2.5) not to exceed the greater of (i) $400,000,000 and (ii) the sum of (A) 10.0% of Total Tangible Assets plus (B) the Available ~~Retained Excess Cash Flow~~Amount, determined as of the date of incurrence of such Indebtedness;

(i) Indebtedness of a Person existing at the time such Person became a Subsidiary of the Borrower, but only if such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary and the aggregate amount of all Indebtedness incurred pursuant to this clause does not exceed $250,000,000 over the term of this Agreement;

(j) Indebtedness incurred pursuant to a Permitted Securitization and Standard Securitization Undertakings and Permitted Factoring Facilities;

(k) unsecured Indebtedness of the Borrower and its Subsidiaries incurred to refinance any other Indebtedness permitted to be incurred under clauses (a), (b), (e), (i), (j) and (n) of this Section 7.2.2;

(l) Indebtedness in respect of Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

(m) Indebtedness of any Foreign Subsidiary owing to any other Foreign Subsidiary;

(n) Indebtedness (whether unsecured or secured by Liens) of Foreign Subsidiaries in an aggregate outstanding principal amount not to exceed $300,000,000 at any one time outstanding and Contingent Liabilities of any Obligor in respect thereof; provided that Foreign Subsidiaries shall be permitted to incur an additional $75,000,000 of Indebtedness over the term of this Agreement to the extent such Indebtedness is incurred in connection with a Permitted Acquisition.

(o) Indebtedness incurred in the ordinary course of business in connection with cash pooling arrangements, cash management and other Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts;

(p) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(q) unsecured Indebtedness of the Borrower and its Subsidiaries representing the obligation of such Person to make payments with respect to the cancellation or repurchase of Capital Securities of officers, employees or directors (or their estates) of the Borrower or such Subsidiaries;

(r) other Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness of Foreign Subsidiaries owing to the Borrower or Subsidiary Guarantors or of a Receivables Subsidiary) in an aggregate amount at any time outstanding not to exceed $150,000,000; and

(s) unsecured Indebtedness of the Borrower and its Subsidiaries so long as (i) the Borrower shall be in compliance with Section 7.2.4 for the Measurement Period after giving pro forma effect thereto as if such Indebtedness had been incurred on the last day of such Measurement Period and (ii) such Indebtedness matures after the Extended Termination Date (such Indebtedness permitted by this clause (s), “Pro Forma Unsecured Indebtedness”).

provided that, no Indebtedness otherwise permitted by clauses (c), (e), (i), (k)(i), (r) or (s) shall be assumed, created or otherwise incurred if an Event of Default has occurred and is then continuing.

SECTION 7.2.3 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except the following (collectively “Permitted Liens”):

(a) Liens securing payment of the Obligations;

(b) Liens in connection with a Permitted Securitization or a Permitted Factoring Facility;

(c) Liens existing as of the Restatement Effective Date and disclosed in Item 7.2.3(c) of the Disclosure Schedule securing Indebtedness described in clause (c) of Section 7.2.2, and refinancings, refundings, reallocations, renewals or extensions of such Indebtedness; provided that, no such Lien shall encumber any additional property (except for accessions to such property and the products and proceeds thereof) and the amount of Indebtedness secured by such Lien is not increased from that existing on the Restatement Effective Date;

(d) Liens securing Indebtedness of the type permitted under clause (e) of Section 7.2.2; provided that, (i) such Lien is granted within 270 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;

(e) Liens securing Indebtedness permitted by clause (i) of Section 7.2.2; provided that, such Liens existed prior to such Person becoming a Subsidiary, were not created in anticipation thereof and attach only to specific tangible assets of such Person;

(f) Liens in favor of carriers, warehousemen, mechanics, repairmen, materialmen, customs and revenue authorities and landlords and other similar statutory Liens and Liens in favor of suppliers (including sellers of goods pursuant to customary reservations or retention of title, in each case) granted in the ordinary course of business for amounts not overdue for a period of more than 60 days or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(g) (i) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases, trade contracts or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds, performance and completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business and (ii) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in the immediately preceding clause (i);

(h) judgment Liens that are being appealed in good faith or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 8.1.6;

(i) easements, rights-of-way, covenants, conditions, building codes, restrictions, reservations, minor defects or irregularities in title and other similar encumbrances and matters that would be disavowed by a full survey of real property not interfering in any material respect with the value or use of the affected or encumbered real property to which such Lien is attached;

(j) Liens securing Indebtedness permitted by clauses (n), or (o) of Section 7.2.2 or clause (~~l~~k) of Section 7.2.5;

(k) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution and Liens attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business;

(l) (i) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries, (ii) other agreements with respect to the use and occupancy of real property entered into in the ordinary course of business or in connection with a Disposition permitted under the Loan Documents or (iii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by Borrower or any of its Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(m) Liens on the property of the Borrower or any of its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, licenses and statutory obligations, (ii) Contingent Obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

(n) Liens on Receivables transferred to a Receivables Subsidiary under a Permitted Securitization or to a Subsidiary who is party to a Permitted Factoring Facility under a Permitted Factoring Facility;

(o) Liens upon specific items or inventory or other goods and proceeds of the Borrower or any of its Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the shipment or storage of such inventory or other goods;

(p) Liens (i) (A) on advances of cash or Cash Equivalent Investments in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.2.5 to be applied against the purchase price for such Investment and (B) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.2.11, in each case under this clause (i), solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien and (ii) on earnest money deposits of cash or Cash Equivalent Investments made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(q) Liens arising from precautionary Uniform Commercial Code financing statement filings (or similar filings under other applicable Law) regarding leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(r) Liens (i) arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods (including under Article 2 of the UCC) and Liens that are contractual rights of set-off relating to purchase orders and other similar agreements entered into by the Borrower or any of its Subsidiaries and (ii) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness and (iii) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations in each case in the ordinary course of business and not prohibited by this Agreement;

(s) other Liens securing Indebtedness or other obligations permitted under this Agreement and outstanding in an aggregate principal amount not to exceed $75,000,000;

(t) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located or any Liens senior to any lease, sub-lease or other agreement under which the Borrower or any of its Subsidiaries uses or occupies any real property;

(u) Liens constituting security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;

(v) pledges or deposits of cash and Cash Equivalent Investments securing deductibles, self-insurance, co-payment, co-insurance, retentions and similar obligations to providers of insurance in the ordinary course of business;

(w) Liens on (A) incurred premiums, dividends and rebates which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies and (B) rights which may arise under State insurance guarantee funds relating to any such insurance policy, in each case securing Indebtedness permitted to be incurred pursuant to clause (p) of Section 7.2.2;

(x) Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(y) Liens in respect of Hedging Obligations; and

(z) non-exclusive licenses of intellectual property rights in the ordinary course of business.

SECTION 7.2.4 Financial Condition and Operations. The Borrower will not permit any of the events set forth below to occur.

(a) The Borrower will not permit the Leverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:

Period	Leverage Ratio
Each Fiscal Quarter ending between October 16, 2009 and October 15, 2012	4.50:1.00
Each Fiscal Quarter ending between October 16, 2012 and October 15, 2013	4.25:1.00
Each Fiscal Quarter ending between October 16, 2013 and October 15, 2014	4:00:1.00
Each Fiscal Quarter ending October 16, 2014 and thereafter	3.75:1.00

~~(b) The Borrower will not permit the Senior Secured Leverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:~~

~~Period~~	~~Leverage Ratio~~
~~Each Fiscal Quarter ending between October 16, 2009 and October 15, 2012~~	~~2.50:1.00~~
~~Each Fiscal Quarter ending between October 16, 2012 and October 15, 2014~~	~~2.25:1.00~~
~~Each Fiscal Quarter ending October 16, 2014 and thereafter~~	~~2.00:1.00~~

(b) ~~(c)~~ The Borrower will not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

Period	Interest Coverage Ratio
Each Fiscal Quarter ending between October 16, 2009 and October 15, 2012	3.00:1.00
Each Fiscal Quarter ending October 16, 2012 and thereafter	3.25:1.00

SECTION 7.2.5 Investments. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

(a) Investments existing on the Restatement Effective Date and identified in Item 7.2.5(a) of the Disclosure Schedule, and any amendment, modification, restatement, extension, renewal, refunding, replacement or refinancing, in whole or in part thereof, provided that the principal amount of any Investment following any such amendment, modification, restatement, extension, renewal, refunding, replacement or refinancing pursuant to this Section 7.2.5(a) shall not exceed the principal amount of such Investment on the date hereof;

(b) Cash Equivalent Investments;

(c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(d) Investments consisting of any deferred portion (including promissory notes and non-cash consideration) of the sales price received by the Borrower or any Subsidiary in connection with any Disposition permitted under Section 7.2.11;

(e) Investments by way of contributions to capital or purchases of Capital Securities by an Obligor in any other Obligor;

(f) Investments constituting (i) accounts receivable arising or acquired, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

(g) Investments by way of the acquisition of Capital Securities or the purchase or other acquisition of all or substantially all of the assets or business of any Person, or of assets constituting a business unit, or line of business or division of, such Person, in each case constituting Permitted Acquisitions; provided that if such Person is not incorporated or organized under the laws of the United States, the amount expended in such transaction, when aggregated with the amount expended under clause (b) of Section 7.2.10, shall not exceed the amount set forth in clause (b) of Section 7.2.10 during the term of this Agreement;

~~(h) Investments constituting Capital Expenditures permitted pursuant to Section 7.2.7;~~

(h) ~~(i)~~ Investments in a Receivables Subsidiary or a Subsidiary who is party to a Permitted Factoring Facility or any Investment by a Receivables Subsidiary or a Subsidiary who is party to a Permitted Factoring Facility in any other Person under a Permitted Securitization or a Permitted Factoring Facility; provided that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables and related assets or any equity interests;

(i) ~~(j)~~ Investments constituting loans or advances to officers, directors or employees made in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount not to exceed $10,000,000;

(j) ~~(k)~~ Investments by any Subsidiary that is not a Subsidiary Guarantor in the Borrower or any other Subsidiary; provided that any intercompany loan made by a any Subsidiary that is not a Subsidiary Guarantor to an Obligor shall meet the requirements of clause (g) of Section 7.2.2;

(k) ~~(l)~~ Investments in Foreign Subsidiaries in an aggregate amount not to exceed over the term of this Agreement (when aggregated with the amount of Indebtedness incurred by Foreign Subsidiaries under clause (h) of Section 7.2.2) the greater of (i) $400,000,000 and (ii) the sum of (A) 10.0% of Total Tangible Assets plus (B) the Available ~~Retained Excess Cash Flow~~Amount, determined as of the date of such Investment;

(l) ~~(m)~~ Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit, (ii) customary arrangements with customers or (iii) Hedging Obligations not for speculative purposes;

(m) ~~(n)~~ advances of payroll payments to employees in the ordinary course of business;

(n) ~~(o)~~ Investments in any Person engaged in one or more Permitted Businesses and supporting ongoing business operations of the Borrower or its Subsidiaries (including without limitation Persons that are not Subsidiaries of the Borrower) in an aggregate amount not to exceed $75,000,000 over the term of this Agreement;

(o) ~~(p)~~ other Investments in an amount not to exceed over the term of this Agreement the greater of (i) $150,000,000 and (ii) the sum of (A) 3.5% of Total Tangible Assets plus (B) the Available ~~Retained Excess Cash Flow~~Amount, determined as of the date of such Investment; and

(p) ~~(q)~~ Investments incurred in the ordinary course of business in connection with cash pooling arrangements, cash management and other Investments incurred in the ordinary course of business in respect of netting services, overdraft protections and similar arrangement in each case in connection with cash management.

provided that (I) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and (II) no Investment otherwise permitted by clauses (e) (to the extent such Investment relates to an Investment in a Foreign Subsidiary), (g) or (n) shall be permitted to be made if any Event of Default has occurred and is continuing.

SECTION 7.2.6 Restricted Payments, etc. The Borrower will not, and will not permit any of its Subsidiaries (other than a Receivables Subsidiary) to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than (a) Restricted Payments made by Subsidiaries to the Borrower or wholly owned Subsidiaries, (b) cashless exercises of stock options, (c) cash payments by Borrower in lieu of the issuance of fractional shares upon exercise or conversion of Equity Equivalents, (d) Restricted Payments in connection with the share repurchases required by the employee stock ownership programs or required under employee agreements, (e) so long as no Specified Default has occurred and is continuing or would result therefrom, and both before and after giving effect to such Restricted Payment as if such Restricted Payment had been made on the last day of the Measurement Period, the Borrower is in compliance with Section 7.2.4 for such Measurement Period, Restricted Payments not otherwise permitted by this Section 7.2.6 in an aggregate amount~~, together with the aggregate amount of Indebtedness under any Pro Forma Unsecured Indebtedness Documents, the 2014 Senior Note Documents, the 2016 Senior Note Documents or the 2020 Senior Note Documents paid or prepaid in any Fiscal Year pursuant to clause (1)(B) of the proviso to Section 7.2.8(a),~~ not to exceed ~~$150,000,000 in any Fiscal Year plus~~the Available ~~Retained Excess Cash Flow~~Amount and (f) so long as no Specified Default has occurred and is continuing or would result therefrom, Restricted Payments not otherwise permitted by this Section 7.2.6 to the extent that, both before and after giving effect to such Restricted Payment as if such Restricted Payment had been made on the last day of the Measurement Period, the Leverage Ratio for such Measurement Period would not exceed 3.00:1.00.

SECTION 7.2.7 ~~Capital Expenditures~~[RESERVED].

~~(a) Subject (in the case of Capitalized Lease Liabilities), to clause (e) of Section 7.2.2, the Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures except Capital Expenditures in an aggregate amount not to exceed $150,000,000 in any Fiscal Year plus Available Retained Excess Cash Flow; provided that, to the extent that the amount of Capital Expenditures made by the Borrower and its Subsidiaries during any Fiscal Year is less than the aggregate amount permitted (including after giving effect to this proviso) for such Fiscal Year, then such unutilized amount may be carried forward and utilized by the Borrower and its Subsidiaries to make Capital Expenditures in any succeeding Fiscal Year, provided further that it is understood and agreed that the Borrower shall be permitted to carry forward all unused amounts for the 2009 Fiscal Year accumulated pursuant to Section 7.2.7 of the Original Credit Agreement for usage in any succeeding Fiscal Year. Notwithstanding anything to the contrary with respect to any Fiscal Year of the Borrower during which a Permitted Acquisition is consummated and for each Fiscal Year subsequent thereto, the amount of Capital Expenditures permitted under the preceding sentence applicable to each such Fiscal Year shall be increased by an amount equal to 5% of the purchase price of each Permitted Acquisition (the “Acquired Permitted Capital Expenditure Amount”); provided, however, with respect to the Fiscal Year during which any such Permitted Acquisition occurs, the amount of additional Capital Expenditures permitted as a result of this sentence shall be an amount equal to the product of (x) the Acquired Permitted Capital Expenditure Amount and (y) a fraction, the numerator of which is the number of days remaining in such Fiscal Year after the date such Permitted Acquisition is consummated and the denominator of which is the actual number of days in such Fiscal Year.~~

~~(b) Notwithstanding anything to the contrary contained in clause (a) above, for any Fiscal Year, the amount of Capital Expenditures that would otherwise be permitted in such Fiscal Year pursuant to this Section 7.2.7 (including as a result of the carry-forward described in the proviso to the first sentence of clause (a) above) may be increased by an amount not to exceed $10,000,000 (the “CapEx Pull-Forward Amount”). The actual CapEx Pull-Forward Amount in respect of any such Fiscal Year shall reduce, on a dollar-for-dollar basis, the amount of Capital Expenditures that would have been permitted to be made in the immediately succeeding Fiscal Year (provided that the Borrower and its Subsidiaries may apply the CapEx Pull-Forward Amount in such immediately succeeding Fiscal Year).~~

SECTION 7.2.8 Payments With Respect to Certain Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to,

(a) make any payment or prepayment of principal of, or premium or interest on, any Indebtedness incurred under Pro Forma Unsecured Indebtedness Documents, the 2014 Senior Note Documents, the 2016 Senior Note Documents or the 2020 Senior Note Documents (including, in each case, any redemption or retirement thereof) (i) other than on (or after) the stated, scheduled date for payment of interest set forth in the applicable Pro Forma Unsecured Indebtedness Documents, 2014 Senior Note Documents, 2016 Senior Note Documents or 2020 Senior Note Documents, respectively, or (ii) which would violate the terms of this Agreement, the applicable Pro Forma Unsecured

Indebtedness Documents, 2014 Senior Note Documents, 2016 Senior Note Documents or 2020 Senior Note Documents; provided, however, that, so long as no Specified Default has occurred and is continuing or would result therefrom, the Borrower may (1) if, both before and after giving effect to such payment or prepayment as if such payment or prepayment had been made on the last day of the Measurement Period, the Borrower is in compliance with Section 7.2.4 for such Measurement Period, pay or prepay Indebtedness incurred under any Pro Forma Unsecured Indebtedness Documents, the 2014 Senior Note Documents, the 2016 Senior Note Documents or the 2020 Senior Note Documents (A) with the proceeds of (x) Pro Forma Unsecured Indebtedness or (y) solely with respect to the payment or prepayment of Indebtedness incurred under the 2014 Senior Note Documents, an Incremental Credit Increase permitted under Section 2.9, in each case without limitation or (B) in an aggregate amount~~, together with the aggregate amount of Restricted Payments made pursuant to Section 7.2.6(e),~~ not to exceed ~~$150,000,000 in any Fiscal Year plus~~the Available ~~Retained Excess Cash Flow~~Amount, and (2) if, both before and after giving effect to such payment or prepayment as if such payment or prepayment had been made on the last day of the Measurement Period, the Leverage Ratio for such Measurement Period would not exceed 3.00:1.00, pay or prepay Indebtedness incurred under any Pro Forma Unsecured Indebtedness Documents, the 2014 Senior Note Documents, the 2016 Senior Note Documents or the 2020 Senior Note Documents without limitation;

(b) except as otherwise permitted by clause (a) above, prior to the Termination Date, redeem, retire, purchase, defease or otherwise acquire any Indebtedness under any Pro Forma Unsecured Indebtedness Documents, the 2014 Senior Note Documents, the 2016 Senior Note Documents or the 2020 Senior Note Documents (other than (i) with proceeds from the issuance of the Borrower’s Capital Securities or (ii) with the proceeds of Pro Forma Unsecured Indebtedness, in each case, permitted to be used to redeem Pro Forma Unsecured Indebtedness, 2014 Senior Notes, 2016 Senior Notes or 2020 Senior Notes in accordance with the terms of the applicable Pro Forma Unsecured Indebtedness Documents, the 2014 Senior Note Documents, the 2016 Senior Note Documents or the 2020 Senior Note Documents, respectively);

(c) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes; or

(d) make any payment or prepayment of principal of, or premium or interest on, any Indebtedness (other than intercompany Indebtedness) that is by its express written terms subordinated to the payment of the Obligations at any time when an Event of Default has occurred and is continuing.

SECTION 7.2.9 Issuance of Capital Securities. The Borrower will not permit any of its Subsidiaries (other than a Receivables Subsidiary and any Foreign Subsidiary) to issue any Capital Securities (whether for value or otherwise) to any Person other than to the Borrower or another wholly owned Subsidiary (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable laws).

SECTION 7.2.10 Consolidation, Merger; Permitted Acquisitions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division or line of business thereof), except

(a) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary (provided that a Subsidiary Guarantor may only (i) liquidate or dissolve into, or merge with and into, the Borrower or another Subsidiary Guarantor or (ii) liquidate or dissolve into, or merge with and into a Subsidiary that is not a Subsidiary Guarantor to the extent such disposition of assets is otherwise permitted by Section 7.2.11), and the assets or Capital Securities of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary (provided that the assets or Capital Securities of any Subsidiary Guarantor may only (i) be purchased or otherwise acquired by the Borrower or another Subsidiary Guarantor or (ii) be purchased or otherwise acquired by a Subsidiary that is not a Subsidiary Guarantor to the extent such disposition is otherwise permitted by Section 7.2.11); provided, further, that in no event shall any Subsidiary consolidate with or merge with and into any other Subsidiary (other than a merger that is otherwise permitted by Section 7.2.11) unless after giving effect thereto, the Collateral Agent shall have a perfected pledge of, and security interest in and to, at least the same percentage of the issued and outstanding interests of Capital Securities (on a fully diluted basis) and other assets of the surviving Person as the Collateral Agent had immediately prior to such merger or consolidation in form and substance reasonably satisfactory to the Agents, pursuant to such documentation and opinions as shall be necessary in the opinion of the Agents to create, perfect or maintain the collateral position of the Secured Parties therein; and

(b) so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase the Capital Securities of any Person, all or substantially all of the assets of any Person (or any division or line of business thereof), or acquire such Person by merger, in each case, if such purchase or acquisition constitutes a Permitted Acquisition; provided that, if such Person is not incorporated or organized under the laws of the United States, the cash amount expended in connection with such transaction, when aggregated with the cash amount expended under clause (g) of Section 7.2.5, shall not exceed $~~100,000,000~~200,000,000 in the aggregate during the term of this Agreement plus the Available ~~Retained Excess Cash Flow~~Amount; provided further that any Capital Securities of the Borrower issued to the seller in connection with any Permitted Acquisition shall not result in a deduction of amounts available to consummate Permitted Acquisitions hereunder.

SECTION 7.2.11 Permitted Dispositions. The Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any of the Borrower’s or such Subsidiaries’ assets (including accounts receivable and Capital Securities of Subsidiaries) to any Person in one transaction or series of transactions unless such Disposition is:

(a) inventory or obsolete, no longer used or useful, damaged, worn out or surplus property Disposed of in the ordinary course of its business (including, the abandonment of intellectual property which is obsolete, no longer used or useful or that in the Borrower’s good faith judgment is no longer material in the conduct of the Borrower and is Subsidiaries’ business taken as a whole):

(b) permitted by Section 7.2.10;

(c) accounts receivable or any related asset Disposed of pursuant to a Permitted Securitization or a Permitted Factoring Facility;

(d) of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(e) of property by the Borrower or any Subsidiary; provided that if the transferor of such property is an Obligor (i) the transferee must be an Obligor or (ii) to the extent such transaction constitutes an Investment such transaction is permitted under Section 7.2.5;

(f) of cash or Cash Equivalent Investments;

(g) of accounts receivable in connection with compromise, write down or collection thereof in the ordinary course of business;

(h) constituting leases, subleases, licenses or sublicenses of property (including intellectual property) in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries;

(i) constituting a transfer of property subject to a Casualty Event (i) upon receipt of Net Casualty Proceeds of such Casualty Event or (ii) to a Governmental Authority as a result of condemnation;

(j) sales of a non-core assets acquired in connection with a Permitted Acquisition which are not used or useful or are duplicative in the business of the Borrower or its Subsidiaries;

(k) a grant of options to purchase, lease or acquire real or personal property in the ordinary course of business, so long as the Disposition resulting from the exercise of such option would otherwise be permitted under this Section 7.2.11;

(l) Dispositions of Investments in Foreign Subsidiaries, to the extent required by, or made pursuant to buy/sell arrangements between, Foreign Subsidiaries;

(m) Dispositions of the property described on Item 7.2.11(m) of the Disclosure Schedule; or

(n) Dispositions of assets not otherwise permitted pursuant to preceding clauses (a) – (m) of this Section 7.2.11 so long as (i) each such Disposition is for fair market value and the consideration received consists of no less than 75% in cash and Cash Equivalent Investments, (ii) the ratio of Total Senior Secured Debt on such day to Total Tangible Assets as of such day would not exceed 0.50:1.00 after giving pro forma effect thereto and (iii) the Net Disposition Proceeds from such Disposition are applied pursuant to Sections 3.1.1 and 3.1.2.

SECTION 7.2.12 Modification of Certain Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in,

~~(a) the Transaction Documents, the 2020 Senior Note Documents or Pro Forma Unsecured Indebtedness Documents other than any amendment, supplement, waiver or modification which would not be materially adverse to the Secured Parties; or~~

~~(b)~~ the Organic Documents of the Borrower or any of its Subsidiaries (other than a Receivables Subsidiary) other than any amendment, supplement, waiver or modification which would not be materially adverse to the Secured Parties.

SECTION 7.2.13 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement, transaction or contract is on fair and reasonable terms not materially less favorable to the Borrower or such Subsidiary than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate other than arrangements, transactions or contracts (a) between or among the Borrower and any Subsidiaries, (b) in connection with the cash management of the Borrower and its Subsidiaries in the ordinary course of business, (c) in connection with a Permitted Securitization including Standard Securitization Undertakings or a Permitted Factoring Facility or (d) that is a Transaction Document or an Original Transaction Document.

SECTION 7.2.14 Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries (other than a Receivables Subsidiary or a Subsidiary who is party to a Permitted Factoring Facility) to, enter into any agreement prohibiting

(a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired;

(b) the ability of any Obligor to amend or otherwise modify any Loan Document; or

(c) the ability of any Subsidiary (other than a Receivables Subsidiary) to make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments (it being understood that (i) the priority of any preferred stock in receiving dividends or liquidating distributions prior to the dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Securities and (ii) the subordination of advances or loans made to the Borrower or any Subsidiary to other Indebtedness incurred by the Borrower or any Subsidiary shall not be deemed a restriction on the ability to make advances or repay loans).

The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document (iii) in the cases of clause (a) and (c), in any Pro Forma Unsecured Indebtedness Document, 2014 Senior Note Document, 2016 Senior Note Document or 2020 Senior Note Document, (iv) in the case of clause (a), any agreement governing any Indebtedness permitted by clause (n) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness, (v) in the case of clauses (a) and (c), any agreement of a Foreign Subsidiary governing the Indebtedness permitted to be incurred or permitted to exist hereunder, (vi) with respect to any Receivables Subsidiary or other Subsidiary who is party to a Permitted Factoring Facility, in the case of clauses (a) and (c), the documentation governing any Securitization or Permitted Factoring Facility permitted hereunder, (vii) solely with respect to clause (a), any arrangement or agreement arising in connection with a Disposition permitted under this Agreement (but then only with respect to the assets being so Disposed), (viii) solely with respect to clause (a) and (c), are already binding on a Subsidiary when it is acquired and (ix) solely with respect to clause (a), customary restrictions in leases, subleases, licenses and sublicenses.

SECTION 7.2.15 Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person, except for agreements and arrangements with respect to property (a) the fair market value (as determined in good faith by the chief financial officer of the Borrower) of which does not exceed $150,000,000 in the aggregate following the Restatement Effective Date or (b) the term of which is less than one year; provided that, in each case, the Net Disposition Proceeds of such agreements and arrangements are applied pursuant to Sections 3.1.1 and 3.1.2.

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an “Event of Default”.

SECTION 8.1.1 Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of

(a) any principal of any Loan, or any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 2.6.4;

(b) any interest on any Loan or any fee described in Article III, and such default shall continue unremedied for a period of three days after such interest or fee was due; or

(c) any other monetary Obligation, and such default shall continue unremedied for a period of 10 Business Days after such amount was due.

SECTION 8.1.2 Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect in any material respect when made or deemed to have been made.

SECTION 8.1.3 Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance or observance of any of its obligations under Section 7.1.1, Section 7.1.7, Section 7.1.11 or Section 7.2.

SECTION 8.1.4 Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after the earlier to occur of (a) notice thereof given to the Borrower by any Agent or any Lender or (b) the date on which any Obligor has knowledge of such default.

SECTION 8.1.5 Default on Other Indebtedness. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries (other than a Receivables Subsidiary or a Subsidiary who is party to a Permitted Factoring Facility) or any other Obligor having a principal or stated amount, individually or in the aggregate, in excess of $50,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

SECTION 8.1.6 Judgments. Any (a) judgment or order for the payment of money individually or in the aggregate in excess of $50,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) or an indemnity by any other third party Person and as to which the insurer or such Person has acknowledged its responsibility to cover such judgment or order not denied in writing) shall be rendered against the Borrower or any of its Subsidiaries (other than a Receivables Subsidiary) and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 45 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (b) non-monetary judgment or order that has had, or could reasonably be expected to have, a Material Adverse Effect.

SECTION 8.1.7 Pension Plans. Any of the following events shall occur with respect to any Pension Plan

(a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $50,000,000; or

(b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien in excess of $50,000,000 under Section 302(f) of ERISA.

SECTION 8.1.8 Change in Control. Any Change in Control shall occur.

SECTION 8.1.9 Bankruptcy, Insolvency, etc. The Borrower, any of its Subsidiaries (other than a Receivables Subsidiary) or any other Obligor shall

(a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

(b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

(c) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged, stayed, vacated or bonded pending appeal within 60 days; provided that, the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

(d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by the Borrower, any Subsidiary or any Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower, such Subsidiary or such Obligor, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed, undischarged, unstayed or unbonded pending appeal; provided that, the Borrower, each Subsidiary and each Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

(e) take any action authorizing, or in furtherance of, any of the foregoing.

SECTION 8.1.10 Impairment of Security, etc. Any Loan Document or any Lien granted thereunder (effecting a material portion of the Collateral, taken as a whole) shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto (other than pursuant to a failure of the Administrative Agent, any collateral agent appointed by the Administrative Agent or the Lenders to take any action within the sole control of such Person); any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien or any Obligor shall so assert (other than, in each case, pursuant to a failure of the Administrative Agent, any collateral agent appointed by the Administrative Agent or the Lenders to take any action within the sole control of such Person).

SECTION 8.2 Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand to any Person and each Obligor shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.

SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrower shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.

ARTICLE IX

THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT; THE LEAD

ARRANGERS, THE CO-SYNDICATION AGENTS ~~AND~~, THE DOCUMENTATION

AGENT AND THE MANAGING AGENTS

SECTION 9.1 Actions. Each Lender hereby appoints JPMorgan as its Administrative Agent and as its Collateral Agent, under and for purposes of each Loan Document. Each Lender authorizes each Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by such Agent (with respect to which each Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof, together with such powers as may be incidental thereto (including the release of Liens on assets Disposed of in accordance with the terms of the Loan Documents). Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent, pro rata according to such Lender’s proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, such Agent in any way relating to or arising out of any Loan Document (including reasonable attorneys’ fees and expenses), and as to which such Agent is not reimbursed by the Borrower (and without limiting its obligation to do so); provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from such Agent’s gross negligence or willful misconduct. No Agent shall be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its reasonable satisfaction. If any indemnity in favor of any Agent shall be or become, in such Agent’s determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

SECTION 9.2 Funding Reliance, etc. Unless the Administrative Agent shall have been notified in writing by any Lender by 3:00 p.m. on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of the Borrower) and (in the case of a Lender), at the Federal Funds Rate (for the first two Business Days after which such amount has not been repaid), and thereafter at the interest rate applicable to Loans comprising such Borrowing.

SECTION 9.3 Exculpation. Neither any Lead Arranger, any Agent nor any of its directors, officers, employees, agents or Affiliates shall be liable to any Secured Party for any action taken or omitted to be taken by it under any Loan Document, or in connection therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its Obligations. Any such inquiry which may be made by a Lead Arranger or an Agent shall not obligate it to make any further inquiry or to take any action. Each Lead Arranger and each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Lead Arranger or such Agent believes to be genuine and to have been presented by a proper Person.

SECTION 9.4 Successor. Any Agent may resign as such at any time upon at least 30 days’ prior notice to the Borrower and all Lenders. If any Agent at any time shall resign, the Required Lenders may appoint (subject to, so long as no Event of Default has occurred and is continuing, the reasonable consent of the Borrower not to be unreasonably withheld or delayed) another Lender as such Person’s successor Agent which shall thereupon become the applicable Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders (and consented to by the Borrower) and shall have accepted such appointment within 30 days after the retiring such Agent’s giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000; provided that, if, such retiring Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in above, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as an Agent hereunder by any successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent’s resignation hereunder as an Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under the Loan Documents, and Section 10.3 and Section 10.4 shall continue to inure to its benefit.

SECTION 9.5 Loans by JPMorgan Chase Bank. JPMorgan Chase Bank shall have the same rights and powers with respect to (a) the Credit Extensions made by it or any of its Affiliates, and (b) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Agent. JPMorgan Chase Bank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if JPMorgan Chase Bank were not an Agent hereunder.

SECTION 9.6 Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender’s review of the financial information of the Borrower, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.

SECTION 9.7 Copies, etc. Each Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to such Agent by the Borrower pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by the Borrower). Each Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by such Agent from the Borrower for distribution to the Lenders by such Agent in accordance with the terms of the Loan Documents. No Agent shall, except as expressly set forth in the Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Agent or any of its Affiliates in any capacity.

SECTION 9.8 Reliance by Agents. The Agents shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by the Loan Documents, the Agents shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties. For purposes of applying amounts in accordance with this Section, the Agents shall be entitled to rely upon any Secured Party that has entered into a Rate Protection Agreement with any Obligor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of any Agent) of the outstanding Obligations owed to such Secured Party under any Rate Protection Agreement. Unless it has actual knowledge evidenced by way of written notice from any such Secured Party and the Borrower to the contrary, the Agents, in acting in such capacity under the Loan Documents, shall be entitled to assume that no Rate Protection Agreements or Obligations in respect thereof are in existence or outstanding between any Secured Party and any Obligor.

SECTION 9.9 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than a Default under Section 8.1.1) unless the Administrative Agent has received a written notice from a Lender or the Borrower specifying such Default and stating that such notice is a “Notice of Default”. In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.1) take such action with respect to such Default as shall be directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Secured Parties except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders.

SECTION 9.10 Lead Arrangers, Co-Syndication Agents ~~and~~, Documentation Agent~~s~~, etc.. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, the Lead Arrangers, the Co-Syndication Agents ~~and~~, the Documentation Agent and the Managing Agents, in their respective capacities as such, each in such capacity, shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against such Person in such capacity. Each Lead Arranger shall at all times have the right to receive current copies of the Register and any other information relating to the Lenders and the Loans that they may request from the Administrative Agent. Each Lead Arranger shall at all times have the right to receive a current copy of the Register and any other information relating to the Lenders and the Loans that they may request from the Administrative Agent.

SECTION 9.11 Posting of Approved Electronic Communications.

(a) The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Section 7.1.1, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request, a Continuation/Conversion Notice or an Issuance Request, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor and (iii) provides notice of any Default (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format reasonably acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent; provided for the avoidance of doubt the items described in clauses (i) and (iii) above may be delivered via facsimile transmissions. In addition, the Borrower agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

(b) The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar secure electronic transmission system (the “Platform”).

(c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE INDEMNIFIED PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE INDEMNIFIED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL ANY PARTY HERETO HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY OBLIGOR’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET,

EXCEPT TO THE EXTENT THE LIABILITY OF SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at the e-mail address set forth on Schedule II shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(e) Nothing herein shall prejudice the right of any Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1 Waivers, Amendments, etc. The provisions of each Loan Document (other than Rate Protection Agreements or Letters of Credit, which shall be modified only in accordance with their respective terms) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided that, no such amendment, modification or waiver shall:

(a) modify Section 4.7, Section 4.8 (as it relates to sharing of payments) or this Section, in each case, without the consent of each affected Lender;

(b) increase the aggregate amount of any Loans required to be made by a Lender pursuant to its Commitments, extend the final Commitment Termination Date of Loans made (or participated in) by a Lender or extend the final Stated Maturity Date for any Lender’s Loan, in each case without the consent of such Lender (it being agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 and Section 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

(c) reduce (by way of forgiveness), the principal amount of or reduce the rate of interest on any Lender’s Loan, reduce any fees described in Article III payable to any Lender or extend the date on which interest, principal or fees are payable in respect of such Lender’s Loans, in each case without the consent of such Lender (provided that, the vote of Required Lenders shall be sufficient to waive the payment, or reduce the increased portion, of interest accruing under Section 3.2.2 and such waiver shall not constitute a reduction of the rate of interest hereunder);

(d) reduce the percentage set forth in the definition of “Required Lenders” or modify any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

(e) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer of such Letter of Credit;

(f) except as otherwise expressly provided in a Loan Document, release (i) the Borrower from its Obligations under the Loan Documents or any Subsidiary Guarantor from its obligations under the Guaranty or (ii) all or substantially all of the collateral under the Loan Documents, in each case without the consent of all Lenders; or

(g) affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as the Administrative Agent), the Collateral Agent (in its capacity as the Collateral Agent) any Issuer (in its capacity as Issuer), or the Swing Line Lender (in its capacity as Swing Line Lender) unless consented to by such Agent, such Issuer, or such Swing Line Lender, as the case may be.

No failure or delay on the part of any Secured Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Secured Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Obligations and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

Further, notwithstanding anything to the contrary contained in Section 10.1, if within sixty days following the Restatement Effective Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.

SECTION 10.2 Notices; Time. All notices and other communications provided under each Loan Document shall be in writing or by facsimile (except to the extent provided below in this Section 10.2 with respect to Issuance Requests and financial information) and addressed, delivered or transmitted, if to the Borrower, an Agent, a Lender or an Issuer, to the applicable Person at its address or facsimile number set forth on the signature pages hereto, Schedule II hereto or set forth in the Lender Assignment Agreement, or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. Except as set forth in Section 9.11 and below, electronic mail and Internet and intranet websites may be used only to distribute routine communications by the Administrative Agent to the Lender, such as financial statements and other information as provided in Section 7.1.1, for the distribution and execution of Loan Documents for execution by the parties thereto and (to the extent provided herein, for the delivery of each Issuance Request) and may not be used for any other purpose. Notwithstanding the foregoing, the parties hereto agree that delivery of an executed counterpart of a signature page to this Agreement and each other Loan Document by facsimile (or other electronic) transmission shall be effective as delivery of an original executed counterpart of this Agreement or such other Loan Document. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York time.

SECTION 10.3 Payment of Costs and Expenses. The Borrower agrees to pay within 20 days of demand (to the extent invoiced together with reasonably detailed supporting documentation) all reasonable out-of-pocket expenses of each Lead Arranger and each Agent (including the reasonable fees and reasonable out-of-pocket expenses of counsel to the Lead Arrangers and Agents and of local counsel, if any, who may be retained by or on behalf of the Lead Arrangers and Agents) and each Issuer in connection with

(a) the negotiation, preparation, execution and delivery of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated; and

(b) the filing or recording of any Loan Document (including any Filing Statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Restatement Effective Date in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document; and

(c) the preparation and review of the form of any document or instrument relevant to any Loan Document.

The Borrower further agrees to pay, and to save each Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document, the Credit Extensions or the issuance of the Notes. The Borrower also agrees to reimburse the Agents and the Secured Parties upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal out of pocket expenses of counsel to the Agents and the Secured Parties) incurred by the Agents and the Secured Parties in connection with (A) the negotiation of any restructuring or “work-out” with the Borrower, whether or not consummated, of any Obligations and (B) the enforcement of any Obligations; provided that the Borrower shall not be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to any local counsel) for all Persons indemnified under this Section 10.3 unless, as reasonably determined by such Person seeking indemnification hereunder or its counsel, representation of all such indemnified persons by the same counsel would be inappropriate due to actual or potential differing interests between them.

SECTION 10.4 Indemnification. In consideration of the execution and delivery of this Agreement by each Secured Party, the Borrower hereby indemnifies, exonerates and holds each Secured Party, each Co-Syndication Agent, the Documentation Agent, each ~~Co-Documentation~~Managing Agent and each of their respective officers, directors, employees, agents, trustees, fund advisors and Affiliates (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

(a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the Transaction;

(b) the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension, provided that, any such action is resolved in favor of such Indemnified Party);

(c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the Capital Securities or assets of any Person, whether or not an Indemnified Party is party thereto;

(d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Obligor or any Subsidiary thereof of any Hazardous Material;

(e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Obligor or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor or Subsidiary; or

(f) each Lender’s Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Obligor or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender’s Environmental Liability, regardless of whether caused by, or within the control of, such Obligor or such Subsidiary);

except for Indemnified Liabilities arising for the account of any Indemnified Party by reason of ~~any~~such Indemnified Party’s gross negligence, bad faith or willful misconduct as finally determined by a court of competent jurisdiction. The Borrower shall not be required to reimburse the legal fees and expenses of more than one outside counsel for all Indemnified Parties with respect to any matter for which indemnification is sought unless, as reasonably determined by any such Indemnified Party or its counsel, representation of all such Indemnified Parties would create an actual conflict of interest. Each Obligor and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, each Obligor’s obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. To the extent that the Borrower fails to pay an amount required to be paid by it to an Issuer under Section 10.3 or 10.4, each Revolving Loan Lender severally agrees to pay to such Issuer such Revolving Loan Lender’s Revolving Loan Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that such unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Issuer in its capacity as such.

SECTION 10.5 Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 10.3 and 10.4) and the occurrence of the Termination Date. The representations and warranties made by each Obligor in each Loan Document shall survive the execution and delivery of such Loan Document.

SECTION 10.6 Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.7 Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

SECTION 10.8 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, each Agent and each Lender (or notice thereof satisfactory to the Administrative Agent), shall have been received by the Administrative Agent.

SECTION 10.9 Governing Law; Entire Agreement. EACH LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98--INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE “ISP RULES”)) AND, AS TO MATTERS NOT GOVERNED BY THE ISP RULES, THE INTERNAL LAWS OF THE STATE OF NEW YORK. The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 10.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that, the Borrower may not assign or transfer its rights or obligations hereunder without the consent of all Lenders. Each Affiliate of HSBC or any other Lender that has issued a Letter of Credit hereunder shall be an express third party beneficiary of this Agreement and entitled to enforce its rights hereunder (and under any other applicable Loan Documents) to the same extent as if an Issuer party hereto.

SECTION 10.11 Sale and Transfer of Credit Extensions; Participations in Credit Extensions; Notes. Each Lender may assign, or sell participations in, its Loans, Letters of Credit and Commitments to one or more other Persons in accordance with the terms set forth below.

(a) Subject to clause (b), any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitments and the Loans at the time owing to it); provided that:

(i) except in the case of (A) an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or (B) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless the Administrative Agent and the Borrower, otherwise consent (which consent shall not be unreasonably withheld or delayed);

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans and the Commitments assigned except that this clause (a)(ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches of Revolving Loans and New Term Loans on a non-pro rata basis; and

(iii) the parties to each assignment shall execute and deliver to the Administrative Agent a Lender Assignment Agreement, together with, if the Eligible Assignee is not already Lender, administrative details information with respect to such Eligible Assignee and applicable tax forms.

(b) Any assignment proposed pursuant to clause (a) to any Person shall be subject to the prior written approval, not to be unreasonably withheld or delayed, of (i) the Administrative Agent, unless the assignee is a Lender or an Affiliate of a Lender or an Approved Fund, and (ii) in the case of any assignment of any Revolving Loan Commitment, the Borrower (unless (A) there is an Event of Default that is continuing or (B) the assignee is a Lender or an Affiliate of a Lender or an Approved Fund), the Swing Line Lender and each Issuer. If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in this Section), the Borrower shall be deemed to have given its consent seven Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) to the Borrower, unless such consent is expressly refused by the Borrower prior to such seventh Business Day.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (d), from and after the effective date specified in each Lender Assignment Agreement, (i) the Eligible Assignee thereunder shall (if not already a Lender) be a party hereto and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender thereunder shall (subject to Section 10.5) be released from its obligations under the Loan Documents, to the extent of the interest assigned by such Lender Assignment Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto, but shall (as to matters arising prior to the effectiveness of the Lender Assignment Agreement) continue to be entitled to the benefits of any provisions of the Loan Documents which by their terms survive the termination of this Agreement). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the terms of this Section shall be treated for purposes of the Loan Documents as a sale by such Lender of a participation in such rights and obligations in accordance with clause (e).

(d) The Administrative Agent shall record each assignment made in accordance with this Section in the Register pursuant to clause (a) of Section 2.7. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time upon reasonable prior notice to the Administrative Agent.

(e) Any Lender may, without the consent of, or notice to, any Person, sell participations to one or more Persons (other than individuals) (a “Participant”) in all or a portion of such Lender’s rights or obligations under the Loan Documents (including all or a portion of its Commitments or the Loans owing to it); provided that, (i) such Lender’s obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells a participation shall provide that such Lender shall retain the sole right to enforce the rights and remedies of a Lender under the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, take any action of the type described in clauses (a) through (d) or clause (f) of Section 10.1 with respect to Obligations participated in by that Participant. Subject to clause (f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.3, 4.4, 4.5, 4.6, 7.1.1, 10.3 and 10.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.9 as though it were a Lender, but only if such Participant agrees to be subject to Section 4.8 as though it were a Lender.

(f) A Participant shall not be entitled to receive any greater payment under Section 4.3, 4.4, 4.5, 4.6, 10.3 or 10.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 4.6 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with the requirements set forth in Section 4.6 as though it were a Lender. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section shall indemnify and hold harmless the Borrower and the Administrative Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys’ fees and expenses) incurred or payable by the Borrower or the Administrative Agent as a result of the failure of the Borrower or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-U.S. Lender that was entitled to deliver to the Borrower, the Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form W-8BEN or W-8ECI (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.

(g) Any Lender may, without the consent of any other Person, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 10.12 Other Transactions. Nothing contained herein shall preclude any Agent, any Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 10.13 Forum Selection and Consent to Jurisdiction; Waivers. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS, ANY ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH ~~MAY~~SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2. EACH PERSON PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PERSON PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PERSON HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. EACH AGENT, EACH LENDER, EACH ISSUER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

SECTION 10.14 Waiver of Jury Trial. EACH AGENT, EACH LENDER, EACH ISSUER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH AGENT, SUCH LENDER, SUCH ISSUER OR THE BORROWER IN CONNECTION THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH AGENT, EACH LENDER AND EACH ISSUER ENTERING INTO THE LOAN DOCUMENTS.

SECTION 10.15 Patriot Act. Each Lender that is subject to Section 326 of the Patriot Act and/or the Agents and/or the Lead Arrangers (each of the foregoing acting for themselves and not acting on behalf of any of the Lenders) hereby notify the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, the Agents or the Lead Arrangers, as the case may be, to identify the Borrower in accordance with the Patriot Act.

SECTION 10.16 Judgment Currency. The Obligations of each Obligor in respect of any sum due to any Secured Party under or in respect of any Loan Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum was originally denominated (the “Original Currency”), be discharged only to the extent that on the Business Day following receipt by such Secured Party or any sum adjudged to be so due in the Judgment Currency, such Secured Party, in accordance with normal banking procedures, purchases the Original Currency with the Judgment Currency. If the amount of Original Currency so purchased is less than the sum originally due to such Secured Party, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, such Secured Party, as the case may be, against such loss, and if the amount of Original Currency so purchased exceeds the sum originally due to such Secured Party, as the case may be, such Secured Party, as the case may be, agrees to remit such excess to the Borrower.

SECTION 10.17 No Fiduciary Duty. Each Agent, each Co-Syndication Agent, the Documentation Agent, each ~~Co-Documentation~~Managing Agent, each Lead Arranger, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders and/or its Affiliates. The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its Affiliates, on the other. The Obligors acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person. The Borrower acknowledges and agrees that the Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

SECTION 10.18 Counsel Representation. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS BEEN REPRESENTED BY COMPETENT COUNSEL IN THE NEGOTIATION OF THIS AGREEMENT, AND THAT ANY RULE OR CONSTRUCTION OF LAW ENABLING SUCH PERSON TO ASSERT THAT ANY AMBIGUITIES OR INCONSISTENCIES IN THE DRAFTING OR PREPARATION OF THE TERMS OF THIS AGREEMENT SHOULD DIMINISH ANY RIGHTS OR REMEDIES OF ANY OTHER PERSON ARE HEREBY WAIVED.

SECTION 10.19 Confidentiality. Each Secured Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that except to the extent prohibited by such subpoena or similar legal process, such Secured Party shall notify the Borrower of such request or disclosure), (d) to any other party hereto, (e) to the extent reasonably necessary, in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder or in connection with the administration of any Loan Document, (f) to market data collectors or other information services in relation to league table reporting, (g) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (h) with the written consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section (or any other confidentiality obligation owed to the Borrower or any Subsidiary or their

Affiliates) or (ii) becomes available to any Secured Party or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or any Subsidiary and not in violation of any confidentiality obligation owed to the Borrower or any Subsidiary by any Secured Party or any Affiliate thereof. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to any Secured Party on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information and in accordance with applicable law.

SECTION 10.20 Resignation of Citi; Appointment of JPMorgan as Successor Swing Line Lender. (a) Effective as of the Restatement Effective Date, Citi hereby resigns as Administrative Agent, Collateral Agent and Swing Line Lender under the Original Credit Agreement and the other Loan Documents (as defined in the Original Credit Agreement). The Required Lenders and the Borrower hereby confirm that, on and after the Restatement Effective Date, Citi shall be discharged from all of its duties and obligations as administrative agent and collateral agent under the Original Credit Agreement and the other Loan Documents (as defined in the Original Credit Agreement). The Borrower and the Lenders hereby waive any requirement for prior notice of such resignation pursuant to Section 9.4 of the Original Credit Agreement. For the avoidance of doubt, the provisions of Article IX of the Original Credit Agreement shall continue to inure to the benefit of each Agent (as defined in the Original Credit Agreement) as to any actions taken or omitted to be taken by it while it was an Agent under the Loan Documents (as defined in the Original Credit Agreement), and Section 10.3 and 10.4 of the Original Credit Agreement shall continue to inure to the benefit of each such Agent, including with respect to any actions taken or any costs and expenses incurred by Citi or its legal counsel on or after the Restatement Effective Date (i) to deliver Collateral to the Administrative Agent and the Collateral Agent under this Agreement and (ii) with respect to Section 7.1.11 of this Agreement.

(b) Effective as of the Restatement Effective Date, JPMorgan shall replace and succeed to the rights, duties and benefits of Citi as Swing Line Lender. The Borrower consents to such appointment of JPMorgan as the successor Swing Line Lender under this Agreement and the other Loan Documents. The Required Lenders and the Borrower hereby confirm that, on and after the Restatement Effective Date, JPMorgan shall have all rights, protections, duties and powers of the Swing Line Lender under this Agreement and the other Loan Documents, and Citi shall be discharged from all of its duties and obligations as swing line lender under the Original Credit Agreement and the other Loan Documents (as defined in the Original Credit Agreement).

SECTION 10.21 Effect of Amendment and Restatement. On the Restatement Effective Date, the Original Credit Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the “Obligations” (as defined in the Original Credit Agreement) under the Original Credit Agreement as in effect prior to the Restatement Effective Date and (b) such “Obligations” are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement.

SECTION 10.22 Consent of Required Lenders. By the execution of this Agreement, each Lender party to this Agreement consents to this amendment and restatement of the Original Credit Agreement, as set forth herein, and the amendment and restatement, replacement or other modification to any other Loan Documents, in each case, as so amended, amended and restated, replaced or otherwise modified on or after the Restatement Effective Date in the form entered into by the Obligors and the applicable Agent (it being understood and agreed by each of the parties hereto that the “Revolving Loan Commitments” under the Original Credit Agreement of each “Revolving Loan Lender” thereunder that is not also a Revolving Loan Lender under this Agreement shall be terminated in full on and as of the Restatement Effective Date). Upon the receipt of written consents from the Required Lenders (as defined in the Original Credit Agreement) pursuant to this Section 10.22 and notwithstanding any provision to the contrary contained in the Original Credit Agreement, the Original Credit Agreement (including the schedules and exhibits thereto) shall be amended and restated in its entirety.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

HANESBRANDS INC.

By:
Name: Title:

Address:

Facsimile No.:

Attention:

ANNEX I

~~JPMORGAN CHASE BANK, N.A.,~~

~~as Administrative Agent, Collateral Agent and as a Lender~~

Capitalized terms utilized in this Annex I shall have the meanings given to them in the Credit Agreement unless otherwise defined in this Annex I.

~~By:~~
~~Name:~~

“Adjusted Consolidated Net Income” means for any period, the aggregate net income (or loss) of the Borrower and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

(1) the net income (or loss) of any Person that is not a Restricted Subsidiary except to the extent that dividends or similar distributions have been paid by such Person to the Borrower or a Restricted Subsidiary;

(2) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Borrower or any of its Restricted Subsidiaries;

(3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is at the time prohibited by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(4) any gains or losses (on an after tax basis) attributable to asset dispositions;

(5) all extraordinary, unusual or non-recurring gains, charges, expenses or losses;

(6) the cumulative effect of a change in accounting principles;

(7) any non-cash compensation expenses recorded from grants of stock options, restricted stock, stock appreciation rights and other equity equivalents to Officers, directors and employees;

(8) any impairment charge or asset write off;

(9) net cash charges associated with or related to any restructurings;

(10) all (a) non-cash compensation expense, or other non-cash expenses or charges, arising from the sale of stock, the granting of stock options, the granting of stock appreciation rights and similar arrangements (including any repricing, amendment,

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modification, substitution or change of any such stock, stock option, stock appreciation rights or similar arrangements); (b) any fees and expenses incurred by the Borrower and its Restricted Subsidiaries in connection with the Transactions, including without limitation, any cash expenses incurred in connection with the termination or modification of any Hedging Obligations in connection with the Transactions; (c) financial advisory fees, accounting fees, legal fees and similar advisory and consulting fees and related costs and expenses of the Borrower and its Restricted Subsidiaries incurred as a result of Asset Acquisitions, Investments, Asset Sales permitted under the Note Indentures and the issuance of Capital Stock or Indebtedness, all determined in accordance with GAAP and in each case eliminating any increase or decrease in income resulting from non-cash accounting adjustments made in connection with the related Asset Acquisition, Investment or Asset Sale; and (d) expenses incurred by the Borrower or any Restricted Subsidiary to the extent reimbursed in cash by a third party;

(11) all other non-cash charges, including unrealized gains or losses on agreements with respect to Hedging Obligations and all non-cash charges associated with announced restructurings, whether announced previously or in the future; and

(12) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued).

“Asset Acquisition” means (1) an investment by the Borrower or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Borrower or any of its Restricted Subsidiaries or (2) an acquisition by the Borrower or any of its Restricted Subsidiaries of the property and assets of any Person other than the Borrower or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger or consolidation or Sale and Leaseback Transaction) in one transaction or a series of related transactions by the Borrower or any of its Restricted Subsidiaries to any Person other than the Borrower or any of its Restricted Subsidiaries of:

(1) all or any of the Capital Stock of any Restricted Subsidiary (other than sales of preferred stock that are permitted under Section 4.09 of the Note Indentures);

(2) all or substantially all of the property and assets of a division or line of business of the Borrower or any of its Restricted Subsidiaries; or

(3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Borrower or any of its Restricted Subsidiaries outside the ordinary course of business of the Borrower or such Restricted Subsidiary, and

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in each case, that is not governed by the provisions of Section 5.01 of the Note Indentures; provided that “Asset Sale” shall not include:

(a) sales, transfers or other dispositions of assets constituting Investments permitted under Section 7.2.5 or Restricted Payments permitted under Section 4.07 of the Note Indentures;

(b) sales, transfers or other dispositions of assets with a fair market value not in excess of $25.0 million in any transaction or series of related transactions;

(c) any sale, transfer, assignment or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Borrower or its Restricted Subsidiaries;

(d) the sale or discount of accounts receivable, but only in connection with the compromise or collection thereof, or the disposition of assets in connection with a foreclosure or transfer in lieu of a foreclosure or other exercise of remedial action;

(e) any exchange of like property similar to (but not limited to) those allowable under Section 1031 of the Internal Revenue Code;

(f) sales or grants of licenses to use the Borrower’s or any Restricted Subsidiary’s patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology;

(g) transactions permitted under Section 5.01 of the Note Indentures;

(h) sales in connection with a Permitted Securitization or a Permitted Factoring Facility;

(i) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(j) dispositions constituting leases, subleases, licenses or sublicenses of property (including intellectual property) in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries (for the avoidance of doubt, other than any perpetual licenses of any material intellectual property);

(k) any transfer constituting a taking, condemnation or other eminent domain proceeding; or

a grant of options to purchase, lease or acquire real or personal property in the ordinary course of business, so long as the disposition resulting from the exercise of such option would not constitute an “Asset Sale” under clauses (1), (2) or (3) of this definition, in each case, after giving effect to clauses (a) through (k) above.

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“Board of Directors” means, with respect to any Person, the Board of Directors of such Person, any duly authorized committee of such Board of Directors or any Person to which the Board of Directors has properly delegated authority with respect to any particular matter. Unless otherwise indicated, the “Board of Directors” refers to the Board of Directors of the Borrower.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Third Amendment Effective Date or issued thereafter, including, without limitation, all common stock and preferred stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means all monetary obligations of any Person and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, should be classified as Capitalized Leases and the Stated Maturity thereof shall be the date that the last payment of rent or any other amount due under such Capitalized Lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or penalty is due thereunder.

“Commodity Agreement” means any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the date that is 91 days after the Stated Maturity of the Senior Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the date that is 91 days after the Stated Maturity of the Senior Notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the date that is 91 days after the Stated Maturity of the Senior Notes; provided that only the portion of such Capital Stock which is so required to be redeemed, redeemable or convertible or exchangeable prior to such date will be deemed to be Disqualified Stock; provided further that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the Senior Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.10 and 4.15 of the Note Indentures and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Borrower’s repurchase of such Senior Notes as are required to be repurchased pursuant to Sections 4.10 4.15 of the Note Indentures provided further that, any class or series of Capital Stock of such Person that by its terms or otherwise, authorizes

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such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of any Capital Stock that is not Disqualified Stock, will not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by delivery of such Capital Stock.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Restatement Effective Date as determined by the Public Company Accounting Oversight Board. All ratios and computations contained or referred to in the Notes Indentures shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Notes Indentures shall be made without giving effect to (1) the amortization of any expenses incurred in connection with the offering of the Senior Notes and (2) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s length terms and are entered into in the normal course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the normal course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under foreign exchange contracts, commodity hedging agreements, currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

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(1) the principal component of all indebtedness of such Person for borrowed money;

(2) the principal component of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the principal component of all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the normal course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5) all Capitalized Lease Obligations;

(6) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7) the principal component of all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

(8) to the extent not otherwise included in this definition, obligations under Commodity Agreements, Currency Agreements and Interest Rate Agreements (other than Commodity Agreements, Currency Agreements and Interest Rate Agreements designed solely to protect the Borrower or its Restricted Subsidiaries against fluctuations in commodity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder); and

(9) all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any, and any redemption or repurchase premium, if any.

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The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that:

(A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP;

(B) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and

(C) ~~Title~~Indebtedness shall not include:

(i) any liability for federal, state, local or other taxes;

(ii) obligations in respect of performance, bid and surety bonds and completion guarantees in respect of activities being performed by, on behalf of or for the benefit of the Borrower or its Restricted Subsidiaries;

(iii) agreements providing for indemnification, adjustment of purchase price earn-out, incentive, non-compete, consulting, deferred compensation or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Borrower or any of its Restricted Subsidiaries pursuant to such agreements, in any case, Incurred in connection with the acquisition or disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition);

(iv) any liability for trade payables incurred in the ordinary course of business; or

(v) any obligations (including letters of credit) incurred in the ordinary course of business in connection with workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements of the Borrower or any Restricted Subsidiary.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement (whether fixed to floating or floating to fixed), interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the

7

balance sheet of the Borrower or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by the Borrower or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary. For purposes of the definition of “Unrestricted Subsidiary” and the definition of “Available Amount”, (a) the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and (b) in the event the Borrower or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received, provided the Net Cash Proceeds are applied in accordance with the Note Indentures.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Net Cash Proceeds” means:

(a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

(1) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

(2) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole;

(3) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale;

(4) appropriate amounts to be provided by the Borrower or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

8

(5) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

(b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’, initial purchasers’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Note Indentures” means, collectively, the 2016 Note Indenture and the 2020 Note Indenture.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, any Senior Vice-President, any Vice-President or any Assistant Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Borrower by at least two Officers of the Borrower, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Sale Leaseback Transaction” means a transaction whereby a Person sells or otherwise transfers assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or otherwise transferred.

“Senior Notes” means, collectively, the 2016 Senior Notes and the 2020 Senior Notes.

“Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

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“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Borrower) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Borrower or any Restricted Subsidiary; provided that (A) any Guarantee by the Borrower or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Borrower or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $2.0 million or less or (II) if such Subsidiary has assets greater than $2.0 million such designation would be permitted under Section 4.07 of the Note Indentures and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Sections 4.07 and 4.09 of the Note Indentures. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Note Indentures. Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

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ANNEX II

FORM OF COMPLIANCE CERTIFICATE

HANESBRANDS INC.

This Compliance Certificate is delivered pursuant to clause (c) of Section 7.1.1 of the Amended and Restated Credit Agreement, dated as of December 10, 2009 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders, SunTrust Bank, as the Documentation Agent, Bank of America, N.A., HSBC Securities (USA) Inc., PNC Bank, National Association, Branch Banking & Trust Company and Barclays Bank PLC, as the Co-Syndication Agents, Fifth Third Bank, Regions Bank, The Royal Bank of Scotland PLC, Goldman Sachs Bank USA, Compass Bank and The Bank of Nova Scotia, as the Managing Agents, JPMorgan Chase Bank, N.A. as the Administrative Agent and the Collateral Agent, and J.P. Morgan Securities LLC, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as the Lead Arrangers. Terms used herein that are defined in the Credit Agreement, unless otherwise defined herein, have the meanings provided (or incorporated by reference) in the Credit Agreement.

The Borrower hereby certifies, represents and warrants as follows in respect of the period (the “Computation Period”) commencing on                     ,             and ending on                     ,             (such latter date being the “Computation Date”) and with respect to the Computation Date:

Defaults. As of the Computation Date, no Default had occurred and was continuing.1

Financial Covenants.

~~J.P. MORGAN SECURITIES INC.,~~

        ~~as a Joint Lead Arranger and Joint Bookrunner~~

a. Leverage Ratio. The Leverage Ratio on the Computation Date was                     , as computed on Attachment 1 hereto. The maximum Leverage Ratio permitted pursuant to clause (a) of Section 7.2.4 of the Credit Agreement on the Computation Date was                     .

b. Interest Coverage Ratio. The Interest Coverage Ratio on the Computation Date was                     , as computed on Attachment 2 hereto. The minimum Interest Coverage Ratio permitted pursuant to clause (b) of Section 7.2.4 of the Credit Agreement on the Computation Date was                     .

Subsidiaries: Except as set forth below, no Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate. The formation and/or acquisition of such Subsidiary was in compliance with Section 7.1.8 of the Credit Agreement.

[Insert names of any new entities.]

[1]	If a Default has occurred, specify the details of such default and the action that the Borrower or other Obligor has taken or proposes to take with respect thereto.

Neither the Borrower nor any Obligor has changed its legal name or jurisdiction of organization, during the Computation Period, except as indicated on Attachment 3 hereto.

~~By:~~
~~Name:~~
~~Title:~~

~~BANK OF AMERICA, N.A., as Co-Syndication Agent and as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~BANC OF AMERICA SECURITIES LLC, as a Joint Lead Arranger and Joint Bookrunner~~

~~By:~~
~~Name:~~
~~Title:~~

~~HSBC SECURITIES (USA) INC., as a Joint Lead Arranger and Joint Bookrunner and a Co-Syndication Agent~~

~~By:~~
~~Name:~~
~~Title:~~

~~HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~BARCLAYS BANK PLC, as a Joint Lead Arranger and Joint Bookrunner, a Co-Documentation Agent and as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~GOLDMAN SACHS CREDIT PARTNERS L.P., as a Co-Documentation Agent and as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~[OTHER LENDERS]~~

~~By:~~
~~Name:~~
~~Title:~~

~~Pursuant to Section 10.20 of the Agreement, the undersigned hereby resign as Administrative Agent, Collateral Agent and Swing Line Lender.~~

IN WITNESS WHEREOF, the Borrower has caused this Compliance Certificate to be executed and delivered, and the certification and warranties contained herein to be made, by the treasurer, chief financial or accounting Authorized Officer of the Borrower, solely in such capacity and not as an individual, as of             , 20__.

~~CITICORP USA,~~HANESBRANDS INC~~.,~~

~~as resigning Administrative Agent and resigning Swing Line Lender~~

By:
Name:
Title:

~~CITIBANK, N.A.,~~

      ~~as resigning Collateral Agent~~

Attachment 1

(to __/__/            Compliance

Certificate)

LEVERAGE RATIO

~~By:~~	on
~~Name:~~
(the “Computation Date”)

~~Title~~Leverage Ratio:

1.      Total Debt: on the Computation Date, in each case exclusive of (a) intercompany Indebtedness between the Borrower and its Subsidiaries, (b) any Contingent Liability in respect of any of the foregoing, (c) any Permitted Factoring Facility, (d) any Commercial Letter of Credit, (e) any Letter of Credit or other credit support relating to the termination of agreements with respect to Hedging Obligations, in each case under this clause (e), incurred in connection with or as a result of the Transaction and (f) any Open Account Paying Agreements, the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries, comprised of:

all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments	$
all monetary obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person	$
all Capitalized Lease Liabilities of such Person	$
monetary obligations arising under Synthetic Leases	$
all obligations of such Person pursuant to any Permitted Securitization (other than Standard Securitization Undertakings) or any Permitted Factoring Facility
Total Debt: The sum of Item 1(a) through 1(e)	$
2. Net Income (the aggregate of all amounts which would be included as net income on the consolidated financial statements of the Borrower and its Subsidiaries for the Computation Period)	$

3. to the extent deducted in determining Net Income, depreciation and amortization (including amortization of deferred financing fees or costs)	$
4. to the extent deducted in determining Net Income, Federal, state, local and foreign income withholding, franchise, state single business unitary and similar Tax expense	$

5.      to the extent deducted in determining Net Income, Interest Expense (the aggregate interest expense (both, without duplication, when accrued or paid and net of interest income paid during such period to the Borrower and its Subsidiaries) of the Borrower and its Subsidiaries for such applicable period, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense but excluding interest expense attributable to a Permitted Factoring Facility)

$
6. to the extent deducted in determining Net Income, all amounts in respect of extraordinary losses	$
7. to the extent deducted in determining Net Income, other non-cash losses, charges, or expenses, including impairment of long-lived assets, and non-cash compensation expense	$
8. to the extent included in determining Net Income, interest income	$
9. to the extent included in determining Net Income, non-cash gains	$
10. to the extent included in determining Net Income, extraordinary cash gains	$
11. to the extent included in determining Net Income, tax credits for any of the taxes of a type described in Item 4 (to the extent not netted from the tax expense described in such Item 4

12.    to the extent included in determining Net Income, any cash payments made during such period in respect of non-cash items described in Item 7 above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred

$
13. EBITDA: The sum of Items 2 through 7 minus Items 8 through 12	$
14. LEVERAGE RATIO: ratio of Item 1 to Item 13	:1.00

Attachment 2

(to     /    /            Compliance

Certificate)

INTEREST COVERAGE RATIO

on

(the “Computation Date”)

Interest Coverage Ratio:

1. EBITDA (see Item 13 of Attachment 1)	$
2. Interest Expense of the Borrower and its Subsidiaries (see Item 5 of Attachment 1)	$
3. INTEREST COVERAGE RATIO: ratio of Item 1 to Item 2	:1.00

Attachment 3

(to     /    /            Compliance

Certificate)

CHANGE OF LEGAL NAME OR JURISDICTION OF INCORPORATION

Name of Borrower or Other Obligor	New Legal Name or Jurisdiction of Incorporation

Exhibit C

EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED GUARANTY AND FIRST

AMENDMENT TO AND REAFFIRMATION OF AMENDED AND RESTATED PLEDGE AND

SECURITY AGREEMENT

FIRST AMENDMENT TO AMENDED AND RESTATED GUARANTY AND FIRST AMENDMENT TO AND REAFFIRMATION OF AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, dated as of July 23, 2013 (this “Amendment”), to (i) that certain Amended and Restated Guaranty, dated as of December 10, 2009 (as amended, supplemented or otherwise modified from time to time, the “Guaranty”), made by Hanesbrands Inc. (the “Borrower”) and each U.S. Subsidiary of the Borrower from time to time party thereto (each individually, a “Subsidiary Guarantor” and, together with the Borrower, each individually a “Guarantor” and collectively the “Guarantors”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties and (ii) that certain Amended and Restated Pledge and Security Agreement, dated as of December 10, 2009 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), made by the Borrower and each Subsidiary Guarantor in favor of the Administrative Agent in such capacity and JPMorgan Chase Bank, N.A., as collateral agent (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties.

W I T N E S S E T H:

WHEREAS, the Guaranty and the Security Agreement are each Loan Documents as defined in that certain Amended and Restated Credit Agreement, dated as of December 10, 2009 (as amended, supplemented or otherwise modified before the date hereof, the “Existing Credit Agreement”), among the Borrower, the various financial institutions and other persons from time to time party thereto (the “Lenders”), Barclays Bank PLC and Goldman Sachs Credit Partners L.P., as the co-documentation agents, Bank of America, N.A. and HSBC Securities (USA) Inc., as the co-syndication agents, the Administrative Agent and J.P. Morgan Securities LLC, Banc of America Securities LLC, HSBC Securities (USA) Inc. and Barclays Capital, the investment banking division of Barclays Bank PLC, as the joint lead arrangers and joint bookrunners;

WHEREAS, it is a condition precedent to the effectiveness of the Third Amendment to the Existing Credit Agreement, dated as of July 23, 2013 (the “Third Amendment”), among the Borrower, the lenders party thereto and the Administrative Agent, that the Guarantors acknowledge and confirm the guarantees, security interests and liens created under the Security Documents;

WHEREAS, (i) pursuant to Section 10.1 of the Credit Agreement, a Loan Document may be amended if such amendment is in writing and consented to by the Borrower and the Required Lenders, (ii) pursuant to Section 7.3 of the Security Agreement, the Security Agreement may be amended if such amendment is in writing and signed by the Collateral Agent (at the direction of the Administrative Agent), the Administrative Agent (on behalf of the Required Lenders) and the Guarantors and (iii) pursuant to Section 5.3 of the Guaranty, the Guaranty may be amended if such amendment is in writing and signed by the Administrative Agent (on behalf of the Required Lenders);

WHEREAS, pursuant to the Third Amendment, the Lenders have authorized the Administrative Agent to enter into an amendment to the Guaranty and have authorized the Administrative Agent and Collateral Agent to enter into an amendment to and reaffirmation of the Security Agreement;

WHEREAS, pursuant to the Third Amendment, the Existing Credit Agreement shall be amended (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to the Third Amendment, Jasper-Costa Rica, L.L.C. will be excluded from the definition of “U.S. Subsidiary” set forth in the Credit Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1. Definitions. Unless otherwise specifically defined herein, each term used herein (including in the recitals above) has the meaning assigned to such term in the Credit Agreement, the Guaranty or the Security Agreement, as the context may require.

SECTION 2. Amendments to the Guaranty.

2.1	Amendments to Section 1.1 of the Guaranty

(a)	The definition of “Secured Obligations” shall be amended by inserting the following immediately prior to the “.” at the end thereof:

“; provided, that for purposes of determining any Obligations of any Guarantor under this Guaranty, the definition of “Secured Obligations” shall not create any guarantee by any Guarantor of any Excluded Swap Obligations of such Guarantor”.

(b)	The following term shall be inserted into Section 1.1 in appropriate alphabetical order:

“Qualified Keepwell Provider” means, in respect of any Swap Obligation, each Guarantor that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

2.2	Amendments to Section 2 of the Guaranty

(a)	The first sentence of Section 2.1(a) shall be amended by inserting the words “(other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor)” after the words “the Borrower and its Subsidiaries now or hereafter existing”.

(b)	The second sentence of Section 2.4 shall be amended by inserting the the following immediately prior to the “.” at the end thereof

“; provided further, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor”.

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(c)	New Section 2.9 shall be inserted as follows:

“2.9. Keepwell. Each Qualified Keepwell Provider hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of its obligations under this guarantee in respect of any Swap Obligation (provided, however, that each Qualified Keepwell Provider shall only be liable under this Section 2.9 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.9, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified Keepwell Provider under this Section 2.9 shall remain in full force and effect until such Qualified Keepwell Provider is released from its obligations hereunder pursuant to Section 5.6. Each Qualified Keepwell Provider intends that this Section 2.9 constitute, and this Section 2.9 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

SECTION 3. Amendments to the Security Agreement.

2.3	Amendments to Section 1.1 of the Security Agreement

(a)	The definition of “Secured Obligations” shall be amended by inserting the following immediately prior to the “.” at the end thereof:

“; provided, that for purposes of determining any security interest granted hereunder, the definition of “Secured Obligations” shall not create any security interest securing any Excluded Swap Obligations of such Guarantor”.

2.4	Amendments to Section 2 of the Security Agreement

(a)	Section 2.2 shall be amended by inserting the words “(other than, with respect to any Obligor, any Excluded Swap Obligation of such Obligor)” immediately prior to the “.” at the end thereof.

SECTION 4. Reaffirmation of Grant of Security Interest. Each Grantor hereby reaffirms and grants to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of such Grantor’s right, title and interest in and to the Collateral, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located; provided, that the preceding reaffirmation and grant shall not include any Excluded Collateral. Each Grantor hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby as “all of the debtor’s personal property or assets”, “all assets”, “all personal property” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Amendment.

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SECTION 5. Release of Jasper-Costa Rica, LLC. Upon the effectiveness of this Amendment, (i) the Collateral Agent automatically releases (x) all Liens, security interests, pledges, mortgages and other encumbrances, all of any kind, nature or description, whenever or however arising, in favor of the Collateral Agent in the assets of Jasper-Costa Rica, LLC and all of its Capital Securities under any Loan Document and (y) Jasper-Costa Rica, LLC as a Grantor under the Security Agreement and (ii) the Administrative Agent automatically releases Jasper-Costa Rica, LLC as a Guarantor under the Guaranty.

SECTION 6. Conditions. This Amendment shall become effective on the date this Amendment shall have been duly executed and delivered by the Grantors and the Administrative Agent.

SECTION 7. Effect of Amendment.

7.1. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 8. Acknowledgement and Confirmation. Each Obligor party hereto hereby agrees that (a) all of its obligations and liabilities under the Guaranty and the Security Agreement remain in full force and effect after giving effect to the Third Amendment and the Credit Agreement and (b) all of the Liens and security interests created and arising under the Security Agreement remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, and having the same perfected status and priority as existed prior to the effectiveness of the Third Amendment and the Credit Agreement, after giving effect to the amendment of the Existing Credit Agreement pursuant to the Third Amendment, as collateral security for the Secured Obligations.

SECTION 9. General.

9.1. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH THE PARTIES HERETO AGREE APPLY HERETO).

9.2. Costs and Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, in accordance with and to the extent required by Section 10.3 of the Credit Agreement.

9.3. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of a facsimile or pdf (or other electronic transmission) copy of an executed signature page hereof shall constitute delivery of an executed counterpart of this Amendment.

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9.4. Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

9.5. Miscellaneous. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

[remainder of page intentionally left blank]

5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

HANESBRANDS INC.

BA INTERNATIONAL, L.L.C.

CARIBESOCK, INC.

CARIBETEX, INC.

CASA INTERNATIONAL, LLC

CEIBENA DEL, INC.

HANES MENSWEAR, LLC

HANES PUERTO RICO, INC.

HANESBRANDS DIRECT, LLC

HANESBRANDS DISTRIBUTION, INC.

HBI BRANDED APPAREL ENTERPRISES, LLC

HBI BRANDED APPAREL LIMITED, INC.

HBI INTERNATIONAL, LLC

HBI SOURCING, LLC

INNER SELF LLC

PLAYTEX DORADO, LLC

PLAYTEX INDUSTRIES, INC.

SEAMLESS TEXTILES, LLC

UPCR, INC.

UPEL, INC.

GEARCO, INC.

GFSI HOLDINGS, INC.

GFSI INC.

CC PRODUCTS, INC.

EVENT 1, INC.

HANESBRANDS EXPORT CANADA LLC

By:
Name: Donald Cook
Title: Treasurer

Signature Page to Amendment to Guaranty and to Security Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Collateral Agent

By:
Name:
Title:

Signature Page to Amendment to Guaranty and to Security Agreement